EXHIBIT 10.1

THIS DOCUMENT HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

PRIVATE LABEL CREDIT CARD PROGRAM AGREEMENT

BETWEEN

WORLD FINANCIAL NETWORK BANK

AND

THE BON-TON STORES, INC.

DATED AS OF DECEMBER 16, 2011

TABLE OF CONTENTS

SECTION 1. DEFINITIONS	1

1.1 Certain Definitions	1

1.2 Rules of Interpretation	11

SECTION 2. ESTABLISHMENT OF THE PLAN	12

2.1 Transition of Program	12

2.2 Establishment and Operation of the Program; Program Scope	12

2.3 Applications for Credit Under the Program; Internet Features	13

SECTION 3. MARKETING AND PROMOTION OF PROGRAM	13

3.1 Program Documents	13

3.2 Establishment of Joint Marketing Plan	15

3.3 Promotion of Program Generally	15

3.4 Retailer Channels	15

3.5 Bank Support	15

3.6 Marketing Fund	15

3.7 Use of Customer Lists	17

3.8 Costs	17

3.9 Development of Program Website	18

3.10 Retailer Websites	19

SECTION 4. ADMINISTRATION OF THE PLAN	20

4.1 Governance	20

4.2 Loyalty Programs	21

4.3 Account Underwriting, Credit Policy and Card Issuance	22

4.4 Account Terms and Conditions	23

4.5 Certain Retailer Responsibilities	24

4.6 Certain Bank Responsibilities	24

4.7 Ownership of Information and Accounts	26

4.8 Use of Cardholder Information	27

4.9 Servicing of Accounts by Bank	28

4.10 Cross-Marketing of Ancillary Products and Services	31

4.11 Communication with Customers	31

4.12 Cardholder Communications	32

i

4.13 Systems Interface; Technical Support	32

SECTION 5. LICENSE OF MARKS; TECHNOLOGY	33

5.1 Retailer License Grant and Limitations	33

5.2 Bank License Grant and Limitations	34

5.3 Retailer Marks Quality Control	36

5.4 Bank Marks Quality Control	36

5.5 Rights in Technology	36

5.6 Cross-Licenses of Technology	37

5.7 Change in Systems	37

SECTION 6. OPERATION OF THE PLAN	38

6.1 Honoring Credit Cards	38

6.2 Cross Acceptance	38

6.3 Operating Procedures	38

6.4 Cardholder Disputes Regarding Accounts and Goods and/or Services	39

6.5 Cardholder Disputes Regarding Violations of Applicable Law	39

6.6 Payment by Retailer; Ownership of Accounts; Fees; Accounting	39

6.7 Cardholder Payments on Accounts	40

6.8 Chargebacks	41

6.9 Non-Competition	42

6.10 Second Look Program	42

6.11 Reports	43

6.12 Sale of Charged Off Accounts	44

6.13 Retailer Acquisitions	44

6.14 Additional Co-Branded Program	45

SECTION 7. CONFIDENTIALITY; OWNERSHIP OF CARDHOLDER INFORMATION	45

7.1 Confidentiality	45

7.2 Privacy and Data Security	48

7.3 Public Announcements	52

SECTION 8. REPRESENTATIONS AND WARRANTIES OF RETAILER	52

8.1 Organization and Qualification	52

8.2 Corporate Authority	52

8.3 No Default	53

8.4 Litigation	53

8.5 Validity of Charge Slips	53

8.6 Compliance with Law	53

8.7 Retailer Marks	54

8.8 Intellectual Property Rights	54

8.9 Sharing of Customer Information	54

8.10 Accuracy of Information	54

8.11 No Reliance	54

SECTION 9. COVENANTS OF RETAILER	54

9.1 Notices of Changes	54

9.2 Retailer Locations	54

9.3 Retailer’s Business	54

9.4 Insurance	55

9.5 True and Correct Information	55

9.6 Books and Records	55

9.7 Cooperation	55

9.8 Affiliates	55

SECTION 10. REPRESENTATIONS AND WARRANTIES OF BANK	55

10.1 Organization and Qualification	55

10.2 Corporate Authority	55

10.3 Accuracy of Information	56

10.4 No Default	56

10.5 Litigation	56

10.6 Compliance with Law	56

10.7 Bank Marks	56

10.8 Intellectual Property Rights	57

10.9 Sharing of Cardholder Information	57

10.10 No Reliance	57

SECTION 11. COVENANTS OF BANK	57

11.1 Notices of Changes	57

11.2 Bank’s Business	57

11.3 Insurance	57

11.4 True and Correct Information	57

11.5 Books and Records	57

11.6 Cooperation	57

11.7 Securitization	58

11.8 Affiliates	58

SECTION 12. AUDIT RIGHTS	58

12.1 Audit	58

12.2 Limitations	59

12.3 SSAE-16 Reports	59

SECTION 13. INDEMNIFICATION	59

13.1 Indemnification by Retailer	59

13.2 Indemnification by Bank	60

13.3 Notice	61

13.4 Right to Defend Claims; Coordination of Defense	61

13.5 Indemnifying Party Election	62

13.6 Settlement of Claims	62

13.7 Subrogation	62

13.8 Indemnification Payments	62

13.9 Limitation on Indemnified Losses and Damages	63

SECTION 14. TERM AND TERMINATION	63

14.1 Term	63

14.2 Termination with Cause by Bank; Bank Termination Events	63

14.3 Termination with Cause by Retailer; Retailer Termination Events	64

14.4 Force Majeure Event	66

SECTION 15. EFFECTS OF TERMINATION	66

15.1 General Effects	66

15.2 Bank Payment Obligations	66

15.3 Continuing Performance	66

15.4 Retailer Account Purchase	66

15.5 Treatment of Portfolio Assets if Retailer Does Not Exercise Purchase Option	67

15.6 Use of Retailer Marks	67

SECTION 16. MISCELLANEOUS	68

16.1 Entire Agreement	68

16.2 Amendment	68

16.3 Successors and Assigns	68

16.4 Waiver	68

16.5 Severability	68

16.6 Notices	69

16.7 Captions and Cross-References	69

16.8 GOVERNING LAW / WAIVER OF JURY TRIAL	69

16.9 Counterparts	69

16.10 Force Majeure	69

16.11 Relationship of Parties	70

16.12 Survival	70

16.13 Mutual Drafting	70

16.14 Independent Contractor	70

16.15 No Third Party Beneficiaries	71

16.16 Taxes	71

v

List of Schedules

Schedule 2.1.1	Transition Plan Parameters

Schedule 2.1.3	Transition Costs

Schedule 2.3	Operating Procedures

Schedule 2.3.2	Quick Credit and Instant Credit

Schedule 3.6.1	Marketing Fund

Schedule 4.1.3	Management Committee

Schedule 4.3.1	Approved Rates and Credit Limits

Schedule 4.3.5	Promotional Programs

Schedule 4.3.6	Specialty Credit Programs

Schedule 4.4.1-A	Account Terms

Schedule 4.4.1-B	Changes to Rates and Fees

Schedule 4.4.1-C	Special Fee Policies

Schedule 4.4.2	Competitor Card Programs

Schedule 4.6.15	Internet Applications

Schedule 4.6.16	Bank Program Team Specifications

Schedule 4.9.3	Service Level Standards

Schedule 4.9.8	Authorized Service Providers

Schedule 4.10	Cross-Marketing of Ancillary Products and Services

Schedule 4.13.5	Management Committee Program Projections

Schedule 5.1.1	Retailer Marks

Schedule 5.2.1	Bank Marks

Schedule 6.6.6	Payments by Bank

Schedule 6.8.1	Chargebacks and Retailer Presentment Warranties

Schedule 6.9.2	Additional Non-Competition Terms

Schedule 6.11.1	Reports

Schedule 7.2.1(b)	Privacy Policy

Schedule 7.2.3	Notification Procedures

Schedule 14.1	Term

Schedule 14.2.3	Additional Bank Termination Events

Schedule 14.3.7	Additional Retailer Termination Events

Schedule 15.4.1	Program Data

Schedule 15.4.2	Portfolio Purchase Option

Schedule 15.5.1(b)	Restricted Card Programs

PRIVATE LABEL CREDIT CARD PLAN AGREEMENT

THIS PRIVATE LABEL CREDIT CARD PLAN AGREEMENT is made as of the 16th day of December, 2011 (the “Effective Date”), by and between The Bon-Ton Stores, Inc., with its principal office at 2801 East Market Street, York, Pennsylvania 17402 (“Retailer”), and World Financial Network Bank, with its principal office at One Righter Parkway, Suite 100, Wilmington, DE 19803 (“Bank”). Retailer and Bank are sometimes hereinafter referred to individually as a “Party” or collectively as “Parties.”

WITNESSETH:

WHEREAS, Retailer owns and operates retail department stores under the nameplates Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s, Parisian (in the Detroit area) and Younkers (collectively, the “Retailer Nameplates”); and

WHEREAS, Bank, inter alia, establishes credit card programs to extend credit to qualified individuals for the purchase of goods and/or services;

WHEREAS, Retailer and Bank desire to enter into the Program whereby Bank shall extend credit and issue Credit Cards to qualifying individuals in the form of private label open-end credit card accounts for the purchase of Goods and/or Services from Retailer through its Retailer Channels in the United States (“Territory”);

WHEREAS, Bank would own all the Accounts, and Cardholder payments would be made to Bank as provided in this Agreement;

WHEREAS, Bank shall support all aspects of the Retailer’s private label credit card operations, including different card types, special financing programs and debt cancellation; and

WHEREAS, Bank shall operate the Program subject to the terms and conditions as more fully set forth herein; and

WHEREAS, Bank also intends to purchase from the Current Provider the existing private label credit card accounts for Retailer subject to a Purchase Agreement (the “Purchase Agreement”) and convert such Purchased Accounts to the Program.

NOW THEREFORE, in consideration of the terms and conditions hereof, and for other good and valuable consideration, the receipt of which is hereby mutually acknowledged by the parties, Retailer and Bank agree as follows:

SECTION 1. DEFINITIONS

1.1 Certain Definitions. As used herein and unless otherwise required by the context, the following terms shall have the following respective meanings.

“Account” shall mean an individual open-ended revolving line of credit which is (i) established by Bank for a Customer pursuant to the terms of a Credit Card Agreement, and (ii) marketed with a Retailer Mark and shall include the Purchased Accounts upon acquisition of such accounts by Bank.

“Accounts Receivable” shall mean, as to any Account at the time of reference, any and all amounts owing on such Account, including, without limitation, principal balances from Purchases, fees related to protection programs and Enhancement Marketing Services, accrued finance charges (whether or not posted or billed to an Account), late fees, and all other fees and charges assessed on the Accounts, less any payments received by Bank and credits issued by Bank with respect to the Accounts. This definition specifically excludes any amounts which have been written-off by Bank with respect to such Accounts.

“Account Underwriting Criteria” shall mean the underwriting of new Accounts, including credit line assignments.

“Account Terms” shall have the meaning set forth in Schedule 4.4.1-A.

“Ad-Hoc Reports” shall have the meaning set forth in Section 6.11.2.

“Affiliate” shall mean with respect to a party any entity that is owned by, owns, or is under common control with such party.

“Agreement” shall mean this Private Label Credit Card Program Agreement, including any schedules, exhibits, addenda, and future amendments and supplements hereto.

“Applicable Discount Rate” shall have the meaning set forth in Schedule 4.3.5.

“Applicable Law” shall mean all laws (including common law), codes, statutes, ordinances, rules, regulations, regulatory bulletins or guidance, regulatory examinations or orders, decrees and orders of any Governmental Authority as may be amended and in effect from time to time during the Term, including: (i) the Truth in Lending Act and Regulation Z; (ii) the Equal Credit Opportunity Act and Regulation B; (iii) the Fair Debt Collection Practices Act; (iv) the Fair Credit Reporting Act; (v) the GLBA; (vi) the Foreign Corrupt Practices Act; and (vii) the USA PATRIOT Act and its implementing regulations.

“Applicant” shall mean a Customer who applies for an Account under the Program.

“Approved Promotional Programs” shall mean those preapproved promotional programs set forth in Schedule 4.3.5.

“Average Accounts Receivable” shall mean, (i) for Program Year One, the average of the Retailer Fiscal Month end Accounts Receivable commencing with the Retailer Fiscal Month of the Program Commencement Date and ending simultaneously with the then current Retailer Fiscal Year; (ii) for each subsequent complete Program Year, the thirteen (13) month average of Retailer Fiscal Month end Accounts Receivable, starting with the last Retailer Fiscal Month of the previous Program Year; and (iii) for the period of time preceding the termination or expiration of this Agreement and commencing with the last Retailer Fiscal Month of the period ending in (ii) above, the average of Retailer Fiscal Month end Accounts Receivable during such time period.

“Bank” shall mean the party to this Agreement identified in the first paragraph on Page 1 of this Agreement.

“Bank Created Technology” shall have the meaning set forth in Section 5.5.3.

“Bank Designee” shall have the meaning set forth in Schedule 4.1.3, Paragraph 1(b).

“Bank License” shall have the meaning set forth in Section 5.2.1.

“Bank Mark” shall mean a trademark, service mark, or name owned by or licensed (and capable of being sublicensed) to Bank and designated by Bank to Retailer for use in connection with the Program.

“Bank Matters” shall have the meaning set forth in Schedule 4.1.3, Paragraph 3(d).

“Bank Owned Modifications” shall have the meaning set forth in Section 5.5.3.

“Bank Program Manager” shall have the meaning set forth in Section 4.1.1(a).

“Bank Technology” shall have the meaning set forth in Section 5.5.3.

“Bank Termination Event” shall have the meaning set forth in Section 14.2.

“Benchmark Rate” shall mean the closing 12-month LIBOR rate on the Program Commencement Date plus 0.50% (i.e., 50 bps).

“Billing Statement” shall mean Bank’s periodic statement listing the amounts of Purchases made, credits received, and other information, as required by Applicable Law.

“Breach” shall have the meaning set forth in Section 7.2.3(a).

“Breached Party” shall have the meaning set forth in Section 7.2.3(b).

“Business Day” shall mean any day, except Saturday, Sunday or a day on which banks in Delaware are required to be closed under Applicable Law.

“Cardholder” shall mean any natural person to whom an Account has been issued by Bank and/or any authorized user of the Account.

“Cardholder Data” shall have the meaning set forth in Section 4.8.4.

“Cardholder Information” shall have the meaning set forth in Section 4.7.1.

“Cardholder Loyalty Program” shall have the meaning set forth in Section 4.2.1

“Charge Slip” shall mean a sales receipt, register receipt tape, invoice or other documentation, whether in hard copy or electronic form (such as, but not limited to, that which is part of the Transaction Data), and in each case evidencing a Purchase that is to be charged to a Cardholder’s Account.

“Chargeback” shall have the meaning set forth in Section 6.8.1.

“Claim” means any lawsuit, legal proceeding, arbitration proceeding, claim, dispute, complaint or setoff.

“Closing Date” means the date that the Purchase Agreement is executed and delivered to Bank.

“Collateral” shall have the meaning set forth in Section 3.1.3.

“Competitor Card Program” shall have the meaning set forth in Section 4.4.2.

“Confidential Information” shall have the meaning set forth in Sections 7.1.1(a) and (b).

“Credit Card” shall mean the private label credit card issued by Bank to Cardholders under the terms of this Agreement, subject to the Credit Card Agreement, which card corresponds to a related Account for the purpose of purchasing Goods and/or Services pursuant to this Agreement.

“Credit Card Agreement” shall mean the open-end revolving credit agreement between a Cardholder and Bank governing the Account and Cardholder’s use of the Credit Card, together with any modifications or amendments that may be made to such agreement.

“Credit Card Application” shall mean Bank’s credit application which must be completed by Applicants who wish to become Cardholders under the Program and submitted (or the information contained therein electronically transmitted) to Bank for review by Bank. For the avoidance of doubt, the Parties acknowledge that Credit Card Applications may be in paper or electronic form, and include information submitted electronically by Applicants through kiosks, electronic devices (mobile), registers or over the internet.

“Credit Policy” shall mean Bank’s establishment, implementation and administration of its collective practices, policies, guidelines and implementation procedures for the issuance of Credit Cards and the extension of credit thereunder, including Account credit activities (including application criteria, application procedures, score cutoff strategies, and line assignment strategies) and Account management activities (excluding Account Underwriting Criteria), including authorizations, line management, delinquency management, plastic reissue strategies, credit line increases and decreases, portfolio management terms including fraud criteria; and fee waivers.

“Credit Sales Day” shall mean any day, whether or not a Business Day, on which Goods and/or Services are sold by Retailer through the Retailer Channels.

“Credit Slip” shall mean a sales credit receipt or other documentation, whether in hard copy or electronic form (such as, but not limited to, that which is part of the Transaction Data), in each case evidencing (i) a return or exchange of Goods, or (ii) a credit on an Account as an adjustment by Retailer for goodwill or for Services rendered or not rendered by Retailer to a Cardholder.

“Critical SLA” shall have the meaning set forth in Schedule 4.9.3.

“Cross Acceptance” shall have the meaning set forth in Section 6.2.

“Current Provider” shall mean the financial institution currently operating Retailer’s existing private label credit card program or its successor. As of the Effective Date, such financial institution is HSBC Bank Nevada, N.A.

“Customer” shall mean any Person who was (prior to the Effective Date), is (as of the Effective Date), or becomes (after the Effective Date), a patron of Retailer.

“Customer List” shall have the meaning set forth in Section 3.7.1.

“Decline” shall have the meaning set forth in Section 6.10.1.

“Disclosing Party” shall have the meaning set forth in Section 7.1.1(c).

“Dispute” shall have the meaning set forth in Schedule 4.1.3, Paragraph 3(a).

“Effective Date” shall mean the date set forth in the first paragraph on Page 1 of this Agreement.

“Enhancement Marketing Services” shall mean membership programs and insurance services offered by Bank to Cardholders as permitted under Schedule 4.10, Paragraph 2.

“Escalation Executive” shall have the meaning set forth in Schedule 4.1.3, Paragraph 3(b).

“Force Majeure Event” shall have the meaning set forth in Section 16.10.1

“Forms” shall have the meaning set forth in Section 3.1.1.

“GLBA” shall have the meaning set forth in Section 7.2.1(a).

“Good Industry Practice” shall mean the exercise of reasonable skill, care, prudence, quality and efficiency which would be expected from a skilled person with experience and qualified in the provision of services similar to the services being provided under this Agreement.

“Goods and/or Services” shall mean those goods and/or services sold at retail by Retailer through its Retailer Channels to the general public for individual, personal, family or household use.

“Governmental Authority” shall mean any government, any state or any political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether federal, state, local or territorial.

“Governmental Request” shall have the meaning set forth in Section 7.1.2(c).

“Indemnified Losses” means any and all losses, liabilities, costs, and expenses (including reasonable fees and expenses for attorneys, experts and consultants, reasonable out-of-pocket costs, interest and penalties), settlements, equitable relief, judgments, damages, claims (including counter and cross-claims and allegations, whether or not proven), demands, offsets, defenses, actions, or proceedings by whomsoever asserted.

“Indemnified Party” shall have the meaning set forth in Section 13.3.

“Indemnifying Party” shall have the meaning set forth in Section 13.3.

“Initial Term” shall have the meaning set forth in Schedule 14.1.

“Inserts” shall have the meaning set forth in Section 4.11.1.

“Instant Credit” shall have the meaning set forth in Schedule 2.3.2.

“In-Store Failure” shall have the meaning set forth on Schedule 4.3.1.

“In-Store Target Termination Event” shall have the meaning set forth on Schedule 4.3.1.

“Internet Failure” shall have the meaning set forth in Schedule 4.3.1.

“IVR” shall mean an interactive voice response system and/or procedure.

“Joint Marketing Plan” shall have the meaning set forth in Section 3.2.1.

“Management Committee” shall have the meaning set forth in Section 4.1.3.

“Management Committee Matters” shall have the meaning set forth in Schedule 4.1.3, Paragraph 1(c).

“Marketing Fund” shall have the meaning set forth in Section 3.6.1.

“Minimum Purchase Amount Requirements” shall have the meaning set forth in Schedule 4.3.5.

“Monthly Targeted Approval Rate” shall have the meaning set forth in Schedule 4.3.1.

“Monthly Targeted Average Credit Limit” shall have the meaning set forth in Schedule 4.3.1.

“Net Credit Sales” shall mean Purchases, less credits or refunds for Goods and/or Services, all as shown in the Transaction Data (as corrected by Bank in the event of any computational error), calculated each Business Day.

“Net Proceeds” shall mean Purchases less: (i) credits to Accounts for either the return or exchange of Goods, or as an adjustment by a Retailer Channel for goodwill or for Services rendered or not rendered through a Retailer Channel to a Cardholder, all as shown in the Transaction Data (as corrected by Bank in the event of any computational error), calculated each Business Day; (ii) Chargebacks; and (iii) any applicable royalty/discount fees in effect on the date of calculation.

“Net Promotional Program Credit Sales” shall mean Net Credit Sales solely with respect to Promotional Program Purchases.

“Net Revenues” shall mean gross billed Cardholder fees less waivers less charge-off expenses less direct fulfillment expenses.

“New Bank Mark” shall have the meaning set forth in Section 5.2.2.

“New Retailer Mark” shall have the meaning set forth in Section 5.1.2.

“Next Generation Marketing” shall mean marketing targeted at Cardholders aged 31 to 50 and shall focus on new channel and underpenetrated customer marketing and utilization.

“Non-Critical SLA Failure” shall have the meaning set forth in Schedule 4.9.3.

“Nonpublic Personal Information” shall have the meaning set forth in Section 7.2.1(a)

“Object Code” shall have the meaning set forth in Section 5.6.

“Operating Procedures” shall mean instructions and procedures established by Bank applicable to the Program and set forth in Schedule 2.3.

“Person” shall mean any individual, firm, company, corporation, unincorporated association, partnership, limited liability company, trust or other entity.

“Point of Sale” (or “POS”) shall mean the physical or electronic location at which transactions (sales, credits, and returns) take place. This includes but is not limited to a cash register, point of order entry, or website (as applicable).

“Portfolio” shall mean the Accounts, Accounts Receivable (whether held by Bank or a third party, including the face amount of the balances that have not been written off by Bank), any and all Program Documents, Cardholder Information, the master file maintained by Bank with respect to the Accounts, Program Marketing Materials and any Program related dedicated toll-free access telephone numbers.

“Preapproved Protection Programs” shall have the meaning set forth in Schedule 4.10.

“Prescreen” shall mean a process where Bank offers credit made to certain Customers pre-qualified by Bank (per its Account Underwriting Criteria), in a real-time pre-approved manner, through Retailer’s Channels at the time of a transaction, or through Bank’s batch prescreen process for pre-approved batch offers for Customers.

“Primary Customer Service” shall have the meaning set forth in Section 4.9.8.

“Priority Materials” shall mean privacy notices, disclosures, Cardholder notices, Billing Statements, new Credit Card mailers, personal identification number mailers, and Credit Card Agreement terms and notices sent by Bank, and any materials required to be provided to Cardholders by Applicable Law.

“Privacy Policy” shall have the meaning set forth in Section 7.2.1(b).

“Program” shall mean the private label credit card plan established and administered by Bank for Customers pursuant to this Agreement.

“Program Commencement Date” shall have the meaning set forth in Section 2.2.1.

“Program Data” shall have the meaning set forth in Section 15.4.1.

“Program Documents” shall mean those items comprised of Forms and Collateral as such terms are defined in Section 3.1.

“Program Managers” shall have the meaning set forth in Section 4.1.1(d)(i).

“Program Marketing Materials” shall have the meaning set forth in Section 3.1.1.

“Program Projections” shall have the meaning set forth in Section 4.13.5.

“Program Re-launch Fund” shall mean the fund, as set forth in Schedule 2.1.3, provided by the Bank and used to re-launch the Program and to ensure an orderly program transition.

“Program Website” shall have the meaning set forth in Section 3.9.1.

“Program Year” shall mean: (i) the period of time commencing on the Program Commencement Date and ending simultaneously with the then current Retailer Fiscal Year (“Program Year One”); (ii) as to each subsequent full Retailer Fiscal Year during the Term, such Retailer Fiscal Year; or (iii) the time period preceding the termination or expiration of this Agreement and commencing with the first day of the then current Retailer Fiscal Year.

“Program Year One” shall have the meaning set forth in subsection (i) of the definition of Program Year.

“Promotional Financing Cap” shall have the meaning set forth on Schedule 4.3.5.

“Promotional Program” shall have the meaning set forth in Section 4.3.5.

“Promotional Program Purchases” shall have the meaning set forth in Section 4.3.5

“Program Quarter” shall mean each quarterly period within a Retailer Fiscal Year for which Retailer submits a Form 10-Q quarterly report or, in the alternative, a Form 10-K to the SEC, beginning with Program Year One.

“Purchase” shall mean, in each case, a purchase of Goods and/or Services, including, without limitation, all applicable taxes and shipping costs, with a specific extension of credit by Bank to a Cardholder using an Account as provided for under this Agreement. The term shall be interpreted to include Regular Revolving Purchases as well as Promotional Program Purchases unless the context of the reference clearly indicates otherwise.

“Purchased Accounts” shall mean those certain private label credit card accounts related to Retailer that Bank and the Current Provider have agreed upon in their Purchase Agreement as eligible accounts.

“Purchase Agreement” shall have the meaning given to it in the recitals.

“Purchase Option” shall have the meaning set forth in Schedule 15.4.2, Paragraph 1.

“Quick Credit” shall have the meaning set forth in Schedule 2.3.2.

“Receiving Party” shall have the meaning set forth in Section 7.1.1(c).

“Regular Revolving Purchases” shall mean Purchases that are not subject to any Promotional Program.

“Regulations” shall have the meaning set forth in Section 7.2.1(a).

“Renewal Term” shall have the meaning set forth in Schedule 14.1.

“Reports” shall have the meaning set forth in Section 6.11.1.

“Repurchase Closing Date” shall have the meaning set forth in Section 15.1.2.

“Restricted Card Program” shall have the meaning set forth in Section 15.5.1(b).

“Retailer” shall mean the party identified by such name in the first paragraph on Page 1 of this Agreement jointly and severally with its Affiliates, if any, doing business under the Retailer Nameplates, including The Bon-Ton Department Stores, Inc., Bon-Ton Distribution, Inc., The Bon-Ton Stores of Lancaster, Inc., The Elder-Beerman Stores Corp. and Carson Pirie Scott II, Inc., as well as McRIL, LLC.

“Retailer Channels” shall mean the sales channels used by Retailer, including Retailer Locations, Retailer Websites, internet, mobile applications, kiosks and mailed marketing publications and, for purposes of the Program, any others as mutually agreed upon in writing by the Parties.

“Retailer Created Technology” shall have the meaning set forth in Section 5.5.2.

“Retailer Deposit Account” shall have the meaning set forth in Section 6.6.1.

“Retailer Designee” shall have the meaning set forth in Schedule 4.1.3, Paragraph 1(b).

“Retailer Fiscal Month” shall mean a period of time as determined by Retailer, but in any event no longer than thirty-five (35) days or shorter than twenty-eight (28) days.

“Retailer Fiscal Year” shall mean the fifty-two (52) or fifty-three (53) week period of time ending on the Saturday nearest to January 31st of each calendar year.

“Retailer License” shall have the meaning set forth in Section 5.1.1.

“Retailer Locations” shall mean those certain physical retail locations selling Goods and/or Services that are owned and operated by Retailer.

“Retailer Mark” shall mean a trademark, service mark, or trade name owned by or licensed (and capable of being sublicensed) to Retailer and designated by Retailer to Bank for use in connection with the Program.

“Retailer Matters” shall have the meaning set forth in Schedule 4.1.3, Paragraph 3(c).

“Retailer Nameplates” shall have the meaning given to it in the recitals.

“Retailer Owned Modifications” shall have the meaning set forth in Section 5.5.2.

“Retailer Program” shall mean the legacy Current Provider/Retailer private label credit account program.

“Retailer Program Accounts” shall mean the private label credit accounts issued under the Retailer Program.

“Retailer Program Manager” shall have the meaning set forth in Section 4.1.1(b).

“Retailer Re-issuance” shall have the meaning set forth in Section 3.8.2(a).

“Retailer Technology” shall have the meaning set forth in Section 5.5.2.

“Retailer Termination Event” shall have the meaning set forth in Section 14.3.

“Retailer Websites” shall mean, collectively, the internet websites with the internet addresses www.bonton.com, www.bergners.com, www.bostonstore.com, www.carsons.com, www.elder-beerman.com, www.herbergers.com, www.younkers.com.

“Second Look Program” shall have the meaning set forth in Section 6.10.1.

“Service Failure” shall have the meaning set forth in Schedule 4.9.3.

“Service Level Standards” shall have the meaning set forth in Schedule 4.9.3.

“Servicing Transition Date” shall have the meaning set forth in Schedule 2.1.1.

“Shopper Information” shall have the meaning set forth in Section 4.7.2.

“Signing Bonus” shall have the meaning set forth in Schedule 6.6.6.

“SLA Failure Cure Period” shall have the meaning set forth Schedule 4.9.3.

“SLA Termination Event” shall have the meaning set forth in Schedule 4.9.3.

“Systems” shall mean software, databases, computers, related peripheral devices, systems and networks.

“Systems Transition Date” shall have the meaning set forth in Schedule 2.1.1.

“Term” shall mean the period of time between the Effective Date and the Agreement Termination Date.

“Termination Date” (or “Agreement Termination Date”) shall have the meaning set forth in Section 15.1.2.

“Territory” shall have the meaning set forth in the recitals.

“Transition Plan” shall have the meaning set forth in Section 2.1.1.

“Transaction Data” shall mean the Account/Cardholder identification and transaction information with respect to each Purchase or with respect to a credit or return related to a Purchase (as applicable), and each payment received by Retailer from a Cardholder on Bank’s behalf.

“United States” (or “U.S.”) shall mean the geographic area consisting of the fifty states of the United States, District of Columbia, Puerto Rico and any other U.S. commonwealth or territory.

“Web Application” shall mean a web based new Account application procedure made available by Bank.

1.2 Rules of Interpretation. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (a) the singular includes the plural and the plural includes the singular; (b) all references to the masculine gender shall include the feminine gender (and vice versa); (c) “include”, “includes” and “including” are not limiting; (d) unless the context otherwise requires or unless otherwise provided herein, references to a particular agreement, instrument, document, law or regulation also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument, document, law or regulation; (e) a reference in this Agreement to an Article, Section or Schedule is to the Article of, Section of or Schedule to this Agreement unless otherwise expressly provided; (f) a reference to an Article or Section in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said article or section; (g) words such as “hereunder,” “hereto,” “hereof,” and “herein,” and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section, subsection or clause hereof; and (h) a reference in this Agreement to a “party” or “Party” (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including corporations, partnerships, limited liability companies, trusts, joint ventures, governments or any department or agency thereof).

SECTION 2. ESTABLISHMENT OF THE PLAN

2.1 Transition of Program.

2.1.1 Generally. Subject to the timing set forth in Schedule 2.1.1, the Parties shall agree upon a mutually acceptable transition plan that contemplates a seamless, but timely transition of the Retailer Program (“Transition Plan”) as set forth in Schedule 2.1.1.

2.1.2 Impact on Current Retailer Business. The Transition Plan shall carefully consider and minimize any adverse impact on Retailer’s retail business based on the timing of the transition, existing and planned promotional campaigns and the Account Terms set forth in Schedule 4.4.1-A.

2.1.3 Transition Costs. As set forth in Schedule 2.1.3, Bank shall pay all costs associated with the transition of the Retailer Program, including the re-launch of the Retailer Program as part of the Program.

2.1.4 Interim Services Agreement. If applicable, the transition of the Program shall be coordinated with an interim services agreement that shall set forth the interim services that the Current Provider shall provide between the Effective Date and the Program Commencement Date. In the event that such an interim services agreement is entered into: (i) the following provisions shall not apply until a substantial majority of the Purchased Accounts are converted to the Bank’s Systems: Section 2.3.2, Section 2.3.3, Section 3.9, Section 4.3.5, Section 4.6.1, Section 4.6.5, Section 4.6.15, Section 4.9.3, Section 6.11, Schedule 4.3.5, Schedule 4.9.3 and Schedule 6.11.1; and (ii) the following provisions shall not apply until the conversion of any Purchased Account to the Bank’s Systems: Section 2.3.1, Section 4.3.1, Section 4.6.10, Section 4.6.14, Section 4.6.17, Section 4.6.18, Section 4.8.4, Section 4.9.11, Schedule 4.3.1 and Bank’s obligation with respect to the timing of Settlement, including, without limitation, as described in Sections 6.6.1, 6.6.5 and Schedule 6.6.6.

2.2 Establishment and Operation of the Program; Program Scope.

2.2.1 The Parties shall use commercially reasonable efforts to commence the Program on or before June 21, 2012 (the “Program Commencement Date”), or such other date as the Parties mutually agree upon. Subject to the terms and conditions of this Agreement, Bank and Retailer hereby establish the Program and shall participate in the Program in the Territory beginning on the Program Commencement Date for the primary purposes of providing Customer financing for purchasing Goods and/or Services and providing a means to promote increased Retailer sales of Goods and/or Services, in a manner that is mutually beneficial to the Parties. Qualified Applicants shall be granted an Account by Bank with a credit line in an amount to be determined by Bank pursuant to Schedule 4.3.1 in its discretion for each individual Applicant. Subject to Section 4.4 and Applicable Law, Bank shall determine the terms and conditions of the Account to be contained in a Credit Card Agreement.

2.2.2 The Program is undertaken by Retailer on a non-recourse basis so that Retailer, throughout the term of the Agreement, shall bear no credit losses with respect to Accounts, subject to (i) the Chargeback provisions in this Agreement and (ii) Retailer’s indemnification obligations in this Agreement.

2.2.3 Subject to Section 2.1.4, Bank shall perform in accordance with the Service Standards as set forth in Section 4.9.3 and shall otherwise perform all operations of the Program using reasonable care consistent with not less than Good Industry Practices and in accordance with the terms of this Agreement, including providing receivables funding, rewards program administration, customer service, application processing, credit authorizations, statement production and mailing, collections, fraud prevention, recovery operations, legal compliance and all other necessary functions. Bank’s performance of the services hereunder shall be reviewed by the Management Committee.

2.3 Applications for Credit Under the Program; Internet Features.

2.3.1 Credit Card Applications shall be offered at all Retailer Channels, including Retailer Locations and, at Retailer’s request, through Retailer Websites. Customers who wish to apply for an Account under the Program must submit a completed Application on a form or in an electronic format approved by Bank, and Bank shall grant or deny the request for credit based solely upon Bank’s Account Underwriting Criteria. In the case of in-store Credit Card Applications, Retailer shall (i) provide a copy of the Credit Card Agreement to the Applicant and (ii) follow any applicable Operating Procedures. When facilitating any other method of application, Retailer shall use commercially reasonable efforts to follow all applicable Operating Procedures. The Credit Card Application shall be submitted to Bank by the Applicant or submitted by Retailer on behalf of the Applicant, as required in the Operating Procedures. If Bank grants the request for an Account, Bank shall issue a Credit Card to the Applicant to access an individual line of credit in an amount determined by Bank.

2.3.2 Prescreen, Quick Credit and Instant Credit. Pursuant to Schedule 2.3.2 and the Operating Procedures, Bank shall make Prescreen, Quick Credit and Instant Credit available throughout the Term of this Agreement.

2.3.3 Web Application. Subject to Retailer’s request that Credit Card Applications be offered through Retailer’s Websites as set forth in Section 2.3.1, Bank shall make available Web Application in accordance with Section 3.9.

SECTION 3. MARKETING AND PROMOTION OF PROGRAM

3.1 Program Documents.

3.1.1 Forms. Subject to Sections 3.1.2 and 4.4, Bank shall fund, design, determine the terms and conditions of, and generate the form of the Credit Card Agreement, Credit Card Applications, Credit Card, card mailers, Privacy Policy, Billing Statements (including backers), Cardholder letters, templates, and other documents and forms to be used under the Program that (i) relate to the Program, (ii) relate to Bank’s and/or the Cardholder’s obligations, (iii) are used by Bank in maintaining and servicing the Accounts; or (iv) are required by Applicable Law (collectively, “Forms”). All Forms shall be in the English language and, at the request of Retailer, in the Spanish language, and otherwise as agreed by the Parties in writing, and there shall be only one design for each Form; provided, however, that at the request of Retailer such Forms shall be customized by Retailer Nameplate. Bank shall be responsible for ensuring that Forms prepared on behalf of or at the direction of Bank and all activities undertaken by Bank in connection with its administration and servicing of the Program (including the Account Underwriting Criteria and Credit Policy) comply with Applicable Law. Bank also shall design and develop the template for all marketing materials used by Bank in connection with the Program (the “Program Marketing Materials”) in consultation with Retailer as set forth in Section 3.1.2. The desired “look and feel” of the Forms and the Program Marketing Materials shall be consistent with the Retailer marketing materials, including similar colors and content, provided that such “look and feel” are attainable within Bank’s customary operational capabilities and consistent with Bank’s standard Form and Collateral specifications. Bank shall be solely responsible for the legal and contractual content of such Program Marketing Materials and Forms. Bank shall have the right to use, subject to Retailer’s written approval, the Retailer Marks on Billing Statements, customer service and other Forms related to the administration of the Program and Retailer shall have the right to request to review the use of Retailer Marks on such Forms. Bank shall not use space on any Forms (including return envelopes, and space on “bang tails”) for marketing purposes without Retailer’s prior written consent.

3.1.2 Retailer Consultation and Approval. Program Marketing Materials and other Forms used by Bank that contain Cardholder marketing aspects shall be subject to Retailer review and approval with respect to the desired look and feel and other Cardholder marketing aspects. Bank shall: (i) notify and consult with Retailer with respect to any material changes to the desired look and feel and marketing aspects of such Forms or Program Marketing Materials prior to the implementation of changes; and (ii) if Retailer objects to any material change, escalate any Dispute regarding the changes pursuant to Schedule 4.1.3, Paragraph 3.

3.1.3 Retailer Collateral. Retailer may design and produce promotional material, direct mail pieces, catalog, newspaper, radio, TV and internet advertisements, and other collateral documents (collectively, “Collateral”) that reference the Program. Retailer shall submit all Collateral to Bank for its review and approval of the Program disclosures, as well as references to the Program and use of Bank Marks. Bank shall review and approve the Collateral, such approval not to be unreasonably withheld, within the timeframe specified by Retailer but in no event less than two (2) Business Days, and Retailer shall make all changes that Bank reasonably requests. Once Bank has approved form Program disclosures, to be used in a particular Retailer Channel and that are applicable to specific Collateral, Retailer may use such form disclosures verbatim for such specific Collateral in the Retailer Channel with respect to which they were approved, without further review by Bank, unless Bank notifies Retailer that such form disclosures require change to remain in compliance with Applicable Law.

3.2 Establishment of Joint Marketing Plan.

3.2.1 Generally. The Parties shall design and develop a marketing plan (the “Joint Marketing Plan”), mutually agree to its content on an annual basis, and present it to the Management Committee for approval. Pursuant to this Section 3.2, Bank, in consultation with Retailer, shall present to the Management Committee a proposed Joint Marketing Plan by October 31 of each year for the following Program Year. The initial Joint Marketing Plan shall be established no later than ninety (90) days after the Effective Date.

3.2.2 Joint Marketing Plan Content; Funding. The Joint Marketing Plan shall contain the details of the Program marketing to be conducted during the relevant Program Year, including the Parties’ respective plans regarding the contemplated frequency, timing, size and methods of marketing to be conducted. The Joint Marketing Plan will specify those marketing initiatives to be funded by the Marketing Fund, as further described in Section 3.6.1 and Schedule 3.6.1.

3.3 Promotion of Program Generally. Beginning on the Program Commencement Date, the Parties shall actively and consistently market, promote, participate in and support the Program in accordance with the terms of this Agreement and Retailer shall do so in accordance with its past practices. In accordance with the Joint Marketing Plan and Retailer’s past marketing practices, Bank and Retailer shall cooperate with each other and actively support and promote the Program and promote Credit Cards to Cardholders, both existing and potential, in order to encourage the acquisition and usage of Accounts by Cardholders. Parties, as applicable, shall administer, implement, and (to the extent required by this Agreement) fund from the Marketing Fund, acquisition, retention, activation and usage. To promote the success of the Program, a variety of strategic marketing programs shall be offered and supported by both Parties and funded as set forth in Section 3.2.2, except as otherwise provided in this Agreement, or as the Parties agree otherwise. Strategic marketing program initiatives may include: (i) special Credit Card marketing events, including holiday promotions; (ii) payment of incentives for new Accounts; and (iii) displaying of marketing materials in a prominent manner.

3.4 Retailer Channels. Beginning on the Program Commencement Date, Retailer shall actively promote the Program within the Retailer Channels and shall present its Retailer Channel Program marketing initiatives to Bank for its review.

3.5 Bank Support. Bank shall provide a single point of contact for Retailer with respect to all Program marketing and promotional matters. Subject to Applicable Law, Bank shall provide Retailer with reasonable access to (i) real-time Cardholder information necessary to address customer inquiries, research transactions and resolve Chargebacks and/or disputes and (ii) analytic tools, market research and marketing support services.

3.6 Marketing Fund.

3.6.1 Bank Contribution. Bank shall establish a marketing fund on its books and allocate to the marketing fund as set forth in Schedule 3.6.1, or as mutually agreed upon in writing by the Parties (the “Marketing Fund”).

3.6.2 Marketing Fund Expenses.

(a) Generally. Bank and Retailer shall use the Marketing Fund to fund those marketing initiatives set forth on Schedule 3.6.1, as set forth in the Joint Marketing Plan or as approved by the Management Committee. The Marketing Fund shall not be used for plastics and embossing, Forms, new account processing or any servicing expenses. As applicable, Bank shall pay from the Marketing Fund such expenses incurred in connection with the foregoing initiatives that are paid to third parties without any markup and shall provide documentation to Retailer supporting such payments.

(b) Bank or Retailer Incurred Marketing Fund Expenses. Each of Bank and Retailer, as applicable, shall pay its marketing and promotion expenses directly as such expenses are incurred and, to the extent that such expenses have received funding approval in the relevant Program Year Joint Marketing Plan or have otherwise been approved by the Management Committee, then, as applicable: (i) Retailer shall send Bank an invoice for the aggregate amount of its expenditures, together with copies of paid invoices or other supporting documentation reasonably satisfactory to Bank for such expenses and, upon Bank’s approval of such expenses, Bank shall promptly reimburse Retailer for such expenses but in no event later than thirty (30) days after Retailer’s invoice submission; or (ii) Bank shall send Retailer an invoice for the aggregate amount of its expenditures, together with copies of paid invoices or other supporting documentation reasonably satisfactory to Retailer for such expenses and, upon Retailer’s approval of the invoice (or thirty (30) days after Bank’s invoice submission, whichever first occurs), Bank shall be reimbursed from the Marketing Fund for such expenses.

3.6.3 Marketing Fund Reports. On a quarterly basis, Bank shall provide to the Management Committee a detailed accounting of all payments made from the Marketing Fund.

3.6.4 Unused Funds. Any unused amounts in the Marketing Fund as of the end of any Program Year during the Term of this Agreement shall be carried forward to the subsequent Program Year.

3.6.5 Marketing Upon Notice of Termination. In the event of any notice of termination or non-renewal by either Party, Bank shall continue to reimburse the Parties pursuant to Section 3.6.2 for expenses incurred prior to the date of such notice; provided, however, that after the date of such notice, Bank shall only be obligated to reimburse for expenses that are incurred in order to drive sales across the Portfolio. For the avoidance of doubt, after the date of such notice, Bank shall not be obligated to reimburse for expenses that are incurred for the prospecting of new cardholders.

3.6.6 Termination. The Marketing Fund shall be available to Retailer beginning on the Program Commencement Date and for the remainder of the Term, as set forth above. Upon termination of this Agreement, Bank shall retain all amounts remaining in the Marketing Fund. The Marketing Fund shall otherwise have no cash value upon termination of this Agreement. Within ninety (90) days after the date of termination for any reason, Bank shall provide to Retailer a detailed accounting of payments from the Marketing Fund for the Program Year preceding such notice and shall promptly pay from the Marketing Fund all marketing costs incurred by either Party prior to the date of such notice of termination or non-renewal.

3.7 Use of Customer Lists.

3.7.1 Customer List. In the event that Retailer provides Bank with a list of Customers for any reason (a “Customer List”), the Customer List shall remain the sole property of Retailer and shall be treated as Confidential Information of Retailer pursuant to Section 7.1. Bank shall ensure that any unaffiliated third party use of such Customer List shall comply with Bank’s obligations under this Agreement. Subject to Applicable Law, Bank shall, upon the expiration or termination of this Agreement, dispose of such Customer List(s) as set forth in Section 7.1.4. Bank may maintain separately all information that it obtains as a result of an Account relationship or from a Credit Card Application with any such Customer (a) for so long as Bank retains ownership of the Accounts, (b) as required by Applicable Law, (c) pursuant to Bank’s record retention policies, and/or (d) as may be otherwise agreed, provided that if Bank maintains such Customer information after Retailer has exercised its option to purchase under Section 15.4.2, such Customer information shall be treated as Confidential Information of Retailer pursuant to Section 7.1.

3.7.2 No Solicitation. Subject to Applicable Law, Retailer shall promptly notify Bank of any Customers who have requested to be on Retailer’s “do not call” and “do not mail” lists (or other similar lists), and Bank shall promptly comply with such requests with respect to all marketing using the Retailer Marks, including any Enhancement Marketing Services. The Parties will mutually agree upon the process for implementing this Section 3.7.2 in the Transition Plan.

3.8 Costs.

3.8.1 Bank Costs. In addition to any other costs and expenses set forth herein that are the obligations of Bank, Bank also shall pay all costs (excluding any overhead incurred by Retailer) associated with (i) creating the Credit Card itself (including all embossing and encoding); (ii) Credit Card mailers and Billing Statements; (iii) any envelopes, postage and other related costs regarding the generation and mailing of Billing Statements showing a balance due or a credit balance and the cost of producing and mailing any Priority Materials; (iv) any re-issuance of Credit Cards to Cardholders (other than re-issuance requested by Retailer pursuant to Section 3.8.2); and (v) costs related to the Program Marketing Materials as set forth in Section 3.2.2 and subject to Section 3.6.2. If Bank requires Retailer to reissue any Collateral that Bank has previously approved, including as a result of Bank’s decisions to alter Bank Marks, Bank shall reimburse Retailer for the costs arising as a consequence of any such requirement. In addition, Bank shall be responsible for Retailer’s out-of-pocket expenses for any materials that are made obsolete as a result of Bank’s requested alterations. The Parties shall cooperate to minimize all such costs.

3.8.2 Retailer Costs.

(a) Subject to Section 3.8.2(b), in addition to any other costs and expenses set forth herein that are the obligations of Retailer, Retailer shall pay all costs (excluding any overhead incurred by Bank) related to any re-issuance of Credit Cards to

Cardholders that Retailer expressly requests and/or that is necessitated by Retailer’s decision to alter the Retailer Marks used on the Credit Cards or alter the Credit Card design (collectively “Retailer Re-issuance”). The costs associated with a Retailer Re-issuance shall include Bank’s actual cost of developing any new template for the Credit Card itself, Credit Card mailers, and, if applicable, Credit Card Agreements, other Forms and Program Marketing Materials. In addition, Retailer shall be responsible for Bank’s reasonable out-of-pocket expenses for any materials that are made obsolete as a result of Retailer’s requested alterations. The Parties shall cooperate to minimize all costs associated with a Retailer Re-issuance. As a point of clarification, none of the following constitutes a Retailer Re-issuance: Bank’s replacement (on an Account-by-Account basis) of lost or stolen Credit Cards, defective Credit Cards, Credit Cards that must be issued or reissued in response to some other non-marketing related Cardholder request.

(b) Bank shall pay for individual Credit Card reissuances related to Cardholders earning a new upgraded Credit Card tier (but Bank shall not pay for downgraded reissues); provided, however, that Retailer must pay for any such reissuances in the following circumstances: (i) the upgrade package (including Credit Card plastics, collateral, processing and/or postage) used for a new upgrade and/or tier are not within Bank’s normal specifications; (ii) Retailer changes or adds one or more tiers in such a manner that the numbers of Cardholders in the upgraded tiers is substantially increased; or (iii) Retailer changes the rewards structure and/or point system in such a manner that the numbers of Credit Cards reissued for upgraded tiers is substantially increased.

3.9 Development of Program Website.

3.9.1 Program Website. Bank shall develop and maintain, in a form and manner acceptable to Retailer, a Program website with an independent URL, dedicated exclusively to the Program (the “Program Website”). The Program Website shall have the “look and feel” of Retailer’s Website to the extent consistent with the Bank’s customary systemic and operational capabilities. Bank shall provide access to online account servicing, and the ability to access such site through a URL reflecting the Credit Card name. Retailer shall have the right to approve the marketing content within the Program Website. If any website’s domain name, including utilizing any Retailer Marks, is purchased for these purposes, then ownership of the domain name shall be transferred to Retailer upon expiration or termination of this Agreement if Retailer exercises its option to purchase the Accounts. Subject to Bank’s use of Retailer Marks as set forth in Section 15.6, if Retailer does not exercise its option to purchase the Accounts, the Parties shall cooperate to affect the transition from the Program Website domain to a website designated by Bank. The Parties shall cooperate in good faith to customize the Program Website, including allowing links to Retailer Websites from such page.

3.9.2 Customer Service. Bank shall make available internet based Cardholder customer service by establishing a website for such purpose, which shall be accessible via a link from the Retailer Websites and the Program Website.

3.9.3 Retailer Websites. Retailer shall be responsible for integrating and maintaining on the Retailer Websites, at its expense, a link to the Program Website. Retailer agrees that, in connection with the link, it shall use Bank’s name, or any logo, statements, or any other information that is related to Bank only as directed by Bank, or as previously approved by Bank in writing. Retailer shall appropriately monitor the link(s) to ensure proper functioning.

3.9.4 Program Website Changes. Bank shall not make material changes or otherwise materially modify the Program Website without at least sixty (60) days prior written notice to Retailer unless required by Applicable Law, in which case Bank shall provide Retailer notice of such change as soon as is practicable. In the event Bank changes or otherwise modifies the Program Website, Retailer shall update or modify the link(s) thereto, as required.

3.9.5 Web Application.

(a) As of the Program Commencement Date, Bank shall make available a Web Application by establishing a website for such purpose, which shall be accessible from Retailer’s website. Bank shall bear the entire cost of those components involving its Systems that are required to make the Web Application available. Bank shall be responsible for maintaining the security of the Web Application. At Retailer’s sole expense, Retailer shall be responsible for the initial integration and the ongoing maintenance of an access link from Retailer’s website to Bank’s Web Application. Further changes that are necessary to maintain Retailer’s ability to access the Web Application from Retailer’s website shall be at Bank’s sole expense, unless such changes are caused by Retailer’s change to its website. Retailer shall monitor its website to ensure proper functioning. The Parties agree that, in connection with the Web Application, each Party shall use the other Party’s name, or any logo, statements, or any other information that is related to the other Party, only as directed by the other Party, or as previously approved by the other Party in writing. Without limiting the generality of the scope of required approvals, but by way of example, Retailer shall seek Bank’s approval, which shall not be unreasonably withheld, not only with respect to content, but also with respect to any typestyle, color, or abbreviations used in connection with the Web Application.

(b) Bank represents and warrants that, to integrate and maintain the Web Application, to ensure access to the Bank’s designated website, and to reduce technical errors, Bank shall use commercially reasonable efforts to ensure that Bank’s software providing the Web Application shall function, and continue to function, in a sound technical manner. Bank shall appropriately monitor the Web Application and its website to ensure proper functioning. In the event Bank changes or otherwise modifies the website address or other features for its designated website, Bank shall provide at least sixty (60) days prior written notice and Retailer shall, at Bank’s expense, either update or modify its website thereto, as directed by Bank.

3.10 Retailer Websites. Within six (6) months of Retailer’s request, Bank shall make available on Retailer websites the following Program features: (a) pre-approved offers of credit to online Customers; (b) Quick Credit (or Instant Credit, as applicable); (c) promotional financing offers in connection with specific product types (e.g., furniture); and (d) a general invitation to apply for credit.

SECTION 4. ADMINISTRATION OF THE PLAN

4.1 Governance.

4.1.1 Program Managers.

(a) Bank Program Manager. Bank shall designate, as set forth in Section 4.1.1(c), one (1) employee that is dedicated full time to the Program and the Retailer relationship as its Program relationship manager with responsibility for the day-to-day management and administration of the Bank/Retailer relationship and the Program (“Bank Program Manager”). For the avoidance of doubt, the Bank Program Manager shall not manage any other programs for Competitor Card Programs, and Bank shall implement internal mechanisms (safeguards, firewalls, etc.) to shield Retailer data from other Bank program managers handling accounts for Competitor Card Programs, excluding executives to whom Competitor Card Programs’ managers report. Bank shall make commercially reasonable efforts not to reassign the first Bank Program Manager for a period of eighteen (18) months following the Effective Date.

(b) Retailer Program Manager. Retailer shall designate, as set forth in Section 4.1.1(c), one full-time employee as its Program relationship manager with responsibility for the day-to-day management and administration of the Bank/Retailer relationship and the Program (“Retailer Program Manager”).

(c) Approval of Program Managers. If a Party expresses concerns over the performance of the other Party’s Program Manager, the other Party shall act to address such concerns, subject to Applicable Law as well as such Party’s applicable policies and procedures. In the event that Retailer’s reasonable concerns over the performance of the Bank Program Manager are not successfully addressed, then the Retailer shall, acting reasonably, have the right to require replacement of the Bank Program Manager. Retailer shall have the right to approve any initial and any new Bank Program Manager.

(d) Duties of Program Managers.

(i) Generally. Each of the Bank Program Manager and the Retailer Program Manager (collectively, the “Program Managers”) shall manage the Program’s day-to-day responsibilities, shall execute the operation of the Program, shall serve as the other Party’s principal point of contact on Program-related issues and shall lead the Program Managers’ respective teams in executing its Party’s obligations under this Agreement, other than those that are to be executed through the Management Committee (i.e., those issues referred to the Management Committee in accordance with Section 4.1.1(d)(ii) and as otherwise expressly set forth in this Agreement). Each of the Program Managers shall have sufficient authority to facilitate decision-making on behalf of his or her respective Party and shall have sufficient knowledge and experience to effectively and efficiently perform his or her responsibilities. The Program Managers shall collaborate to determine regular meeting dates, management process and critical business issues to bring to the Management Committee. Each Party shall endeavor to provide stability and continuity in the Program Manager positions. Each Party shall have appointed the respective initial Program Managers no later than sixty (60) days following the Effective Date.

(ii) Management Committee Matters. Each of the Bank Program Manager and the Retailer Program Manager shall have, in its respective sole discretion, the ability to refer critical business issues, which are within the Management Committee’s functions as set forth in Schedule 4.1.3, Paragraph 1, to the Management Committee for Management Committee action pursuant to Schedule 4.1.3.

4.1.2 Field Sales Resources. Bank shall provide a field team consisting of market credit managers to provide support to Retailer Channels in collaboration with Retailer. Bank shall maintain a field team staff of no less than two (2) individuals.

4.1.3 Management Committee. The Parties hereby establish a Management Committee (“Management Committee”) that will operate in accordance with Schedule 4.1.3.

4.2 Loyalty Programs.

4.2.1 Generally. Retailer shall offer a Cardholder loyalty program or programs that will enable Cardholders to obtain discounts for purchase through Retailer Channels and drive Retailer sales, as is more particularly set forth in Section 4.2.2 (“Cardholder Loyalty Program”). Retailer shall cooperate with Bank to develop and implement a compelling value proposition that will integrate the Credit Card and Cardholder Loyalty Program, and drive sales of Goods and/or Services. Retailer shall own and operate and be responsible for all aspects of the Cardholder Loyalty Program including its compliance with Applicable Law, provided, however, Bank shall administer the Cardholder Loyalty Program within Bank’s current or future functionality for loyalty programs.

4.2.2 Cardholder Loyalty Program. Bank shall support the re-design and re-launch of the Cardholder Loyalty Program at such time as to coincide with the Program Commencement Date:

(a) Subject to Schedule 4.1.3, Paragraph 3(d)(iv) Bank will administer the systems and operational components of Retailer’s Cardholder Loyalty Program both in its current and its re-designed form.

(b) Retailer reserves the right to change the value proposition or the structure associated with any Cardholder Loyalty Program; provided, however that Retailer shall provide Bank with reasonable lead times and specifications for any such changes in the Cardholder Loyalty Program.

(c) For avoidance of doubt, Bank may not make changes to any Cardholder Loyalty Program except to the extent Retailer has provided written approval for such changes.

(d) Retailer will maintain a competitive Cardholder Loyalty Program.

4.2.3 Initial Cardholder Discount. Retailer shall fund the initial Cardholder incentive.

4.3 Account Underwriting, Credit Policy and Card Issuance.

4.3.1 Account Underwriting Criteria.

(a) Generally. As set forth in Schedule 4.3.1, Bank shall evaluate applications for Accounts, regardless of the Retailer Channel by which the application was received, and take account risk actions solely on the basis of Bank’s Credit Policy.

(b) Underwriting. Subject to Schedule 4.3.1, Bank will set its cutoffs at the highest level of credit risk among similarly profiled credit Applicants that are adjudicated by Bank across its retail credit card business that results in a marginal amount of estimated profitability. Therefore, Applicants with lower levels of credit risk (this generally means higher credit scores) would pass the profitability cutoff review and shall continue through the remaining adjudication process. Except to the extent required by Applicable Law, any risk action, including Credit Card Application approvals and credit line assignments proposed by Bank to be taken on any segment of Accounts will be no less favorable than the actions taken by Bank on segments of similar creditworthiness across similar Bank portfolios, excluding portfolios pursuant to which the Bank is directly compensated by its partner to apply underwriting criteria that are less stringent than Bank’s standard underwriting criteria.

(c) Material Risk Actions. Bank shall, at least on a quarterly basis, provide the Management Committee with prior notice of any expected material risk actions that may impact key performance indicators such as open-to-buy, approval rates, authorization rates, Net Credit Sales and voluntary and involuntary account attrition (to the extent known and based upon historical analysis and forecasts).

4.3.2 Credit Policy. Prior to the Program Commencement Date, Bank shall prepare and implement the Credit Policy, which Bank may modify from time to time subject to this Section 4.3. Accounts shall be reviewed regularly and may receive a credit line increase or decrease, as appropriate based on the Credit Policy.

4.3.3 Approval Rate and Credit Limit Standard. Bank shall be subject to target approval rates and credit lines in accordance with Schedule 4.3.1.

4.3.4 Card Issuance. Bank shall issue Credit Cards to, and establish Accounts for, qualifying Customers in accordance with Account Underwriting Criteria and Applicable Law. All decisions in respect of the Program concerning the creditworthiness of any Customer shall be made at the sole discretion of Bank in accordance with the Account Underwriting Criteria. Subject to Applicable Law, the Credit Policy and Bank’s reasonable safety and soundness standards, Bank shall issue Credit Cards to approved Cardholders.

4.3.5 Promotional Programs. Bank shall work in good faith with Retailer to develop business strategies with respect to the issuance of Credit Cards that are intended to maximize the potential of the Program, and which are mutually beneficial to Retailer and Bank. Retailer may offer Cardholders special promotional programs in which special Cardholder payment terms for certain Purchases, including deferred interest or equal payment programs (“Promotional Programs”). Retailer and Bank shall mutually agree upon any special terms and fees associated with such Promotional Programs. The initial Promotional Programs are as set forth in Schedule 4.3.5. Retailer shall be responsible for ensuring that all Purchases subject to any Promotional Programs (“Promotional Program Purchases”) are properly designated as such on the Transaction Data in accordance with Bank’s Operating Procedures.

4.3.6 Specialty Credit Program. As mutually agreed upon by the Parties, Bank shall offer the specialty credit programs set forth on Schedule 4.3.6.

4.4 Account Terms and Conditions.

4.4.1 Initial Terms and Changes. The initial core Account terms and conditions (“Account Terms”) are set forth in Schedule 4.4.1-A; the terms regarding Account changes in rates and fees are set forth in Schedule 4.4.1-B, and other fee policies are set forth in Schedule 4.4.1-C. Subject to prior discussion of the Management Committee and Schedule 4.4.1-B, Bank may make changes in the terms and conditions of the Credit Card Agreement. Notwithstanding the foregoing, Bank shall not change, other than as required by Applicable Law, the initial Account Terms until the date that is twelve (12) months after the Program Commencement Date, subject to the special fee policies in Schedule 4.4.1-C.

4.4.2 Program Competitiveness. Bank acknowledges Retailer’s desire to operate the Program in a competitive manner. Bank shall maintain, via publicly available information, a matrix of fees and benefits, including rewards, for the competitor private label credit card programs listed on Schedule 4.4.2 (“Competitor Card Programs”) and for a reasonable sampling of other similarly situated retailers as determined by the Management Committee. As part of the responsibilities of the Program Managers, such information shall be presented on an annual basis to the Management Committee. At Retailer’s request, the Management Committee shall discuss material discrepancies between the Program and such Competitor Card Programs, and Bank’s analysis thereof. The Management Committee shall monitor the Account Terms to benchmark the competitiveness of the Program. Bank shall present publicly available information about such other programs to the Management Committee for its consideration in reviewing pricing. The Management Committee shall engage in discussions with respect to the competitiveness of the Program based on the market as a whole that are presented to the Management Committee by Bank relating to: (i) material, foreseeable, Program–specific changes in pricing and other terms and conditions; (ii) proposed material changes to the Cardholder Loyalty Program; and (iii) proposed material product features. Bank and Retailer shall seek to keep the Program competitive, giving consideration to the specific segment targeted, by continually monitoring publicly available information concerning certain characteristics of certain credit cards similar in nature to the Program. The Management Committee shall consider benchmarking information collected pursuant to Schedule 4.4.1-B hereof in reviewing pricing for the Program.

4.5 Certain Retailer Responsibilities. Retailer shall take commercially reasonable steps to conduct all activities of Retailer in respect of the Program in a high quality manner. In addition to its other obligations hereunder, Retailer shall, at its own expense and consistent with its obligations hereunder:

4.5.1 In accordance with the Joint Marketing Plan, develop in consultation with Bank, programs to properly train Retailer employees in the strategy, product features, and benefits of the Program and compliance with the Operating Procedures;

4.5.2 Market the Program in accordance with its past marketing practices.

4.5.3 Cooperate in the development, implementation and administration of the Joint Marketing Plan;

4.5.4 Provide promptly to Bank complaints that are related to the Program that could have a material adverse effect on Bank and that are addressed to senior executives at Retailer or are from any Governmental Authority;

4.5.5 In accordance with the Joint Marketing Plan, solicit new Accounts through display of promotional materials through Retailer Locations in visually appropriate locations to attract Applicants;

4.5.6 Integrate and interface the Parties’ information technology systems, including the coordination and cooperation with Bank’s information technology team in order to implement the Program and maintain such integrations and interfaces;

4.5.7 Execute the Program in Retailer Channels; and

4.5.8 Notify Bank at least sixty (60) days in advance of any change to the Retailer Fiscal Month.

4.6 Certain Bank Responsibilities. In addition to its other obligations hereunder, Bank shall, at its own expense and consistent with its obligations hereunder:

4.6.1 Review and process Credit Card Applications and prepare and provide Cardholder Agreements, notices of changes in Account Terms and Privacy Policy notifications of Bank, all in compliance with Applicable Law, and Retailer’s consultation right as provided herein;

4.6.2 Prepare and provide all other Forms and Program Marketing Materials (except for Collateral prepared by Retailer at its initiative pursuant to the terms of this Agreement) and provide Retailer with an adequate supply of the same;

4.6.3 Administer the Program in compliance with Applicable Law, and provide advance notice to Retailer of changes to Applicable Law affecting Bank’s administration and servicing of the Program that will require action on the part of Retailer, whether or not such required actions result in a revision to the Operating Procedures. Notwithstanding the preceding sentence, in no event shall Bank be required to provide notice of any change in Applicable Law that affects Retailer or Retailer’s retail sales business generally, nor shall Bank provide any legal advice as to how Retailer should comply with Applicable Law pertaining to Retailer;

4.6.4 As set forth in Section 4.4.2 , monitor the competitiveness of the Program with other programs offered by Competitor Card Programs and a reasonable sampling of other similarly situated retailers as determined by the Management Committee;

4.6.5 Comply with the terms of the Cardholder Agreements, extend credit on newly originated and existing Accounts, process remittances from Cardholders;

4.6.6 Integrate and interface the Parties’ information technology systems, including coordinating and cooperating with Retailer’s information technology team in order to implement the Program and maintain such integrations and interfaces;

4.6.7 Cooperate in the development, implementation and administration of the Joint Marketing Plan;

4.6.8 Fund the Program Marketing Fund as provided in Section 3.6.1.

4.6.9 Bear the costs of benchmarking;

4.6.10 Prepare, process and mail Billing Statements, including customer correspondence and statement Inserts in accordance herewith;

4.6.11 Maintain adequate computer and communications systems and other equipment and facilities necessary or appropriate for servicing the Accounts;

4.6.12 As deemed necessary and agreed upon by the Management Committee, conduct customer research and focus groups;

4.6.13 Provide sufficient training to its personnel regarding the Program and Retailer’s business, including promotions and sales, in order to properly fulfill Bank’s responsibilities under this Agreement;

4.6.14 Provide monthly summaries to Retailer of all complaints related to the Program addressed to senior executives of Bank and any correspondence related to the Program from any Governmental Authority and any other complaints that could have a material adverse effect on Retailer;

4.6.15 Provide internet services for the Program as set forth in Schedule 4.6.15;

4.6.16 Provide human resources to the Program at no cost to Retailer as set forth in Schedule 4.6.16;

4.6.17 Provide a periodic review to Retailer or the Management Committee of complaints received related to the Program; and

4.6.18 Administer the Cardholder Loyalty Program on behalf of Retailer within Bank’s current or future functionality for loyalty programs.

4.7 Ownership of Information and Accounts.

4.7.1 Ownership and Use of Cardholder Information. Subject to Applicable Law, Bank is the owner of all information pertaining to Cardholders and Applicants generated by the Program (including names, addresses, telephone numbers, e-mail addresses, dates of birth, social security and similar numbers, and account and similar access numbers) and Transaction Data (the “Cardholder Information”).

4.7.2 Ownership and Use of Shopper Information. Subject to Applicable Law, Retailer is the owner of all personally identifiable information regarding: (i) a purchaser of Retailer goods that is obtained by Retailer in connection with such purchase, including Transaction Data (excluding Account number) related to the purchase of Retailer goods, and (ii) any Customer information or mailing list maintained by Retailer in the course of its business (“Shopper Information”). Nothing herein shall limit Retailer’s ownership rights in or use of Shopper Information.

4.7.3 Transaction Data. Retailer and Bank shall each own all Transaction Data arising out of Goods and/or Services transactions.

4.7.4 Overlap. The Parties acknowledge that the same or similar information may be included in Cardholder Information and Shopper Information and, to the extent that Cardholder Information and Shopper Information overlap, Retailer shall retain its ownership rights in, and use of, such Shopper Information and Bank shall retain its ownership rights in, and use of, such Cardholder Information.

4.7.5 Information Sharing. The Cardholder Agreement and all other relevant Forms shall disclose that Cardholder Information and Bank’s experience and transaction information may be shared between and among Retailer and Bank and its Affiliates and other third parties subject to Applicable Law. Each Party’s privacy notices shall, subject to Applicable Law, make such disclosures as shall be necessary to enable the other Party to use and share Cardholder Information as contemplated by this Agreement; provided, however, that neither Party shall share information with the other Party that would be inconsistent with the Parties’ intent that neither Bank nor Retailer be deemed to be a “consumer reporting agency” within the meaning of Section 603 of the Fair Credit Reporting Act (15 U.S.C. § 1681a(d)); and provided, further, that neither Party shall be required to attempt to obtain a Cardholder’s consent, “opt-in” or similar response before such use or sharing may occur. Prior to transferring or disclosing Cardholder Information to any third party (except pursuant to the specific requirement of Applicable Law), Retailer and Bank shall perform due diligence with respect to such third party to confirm that such third party shall be able to comply with a written contract in which such third party agrees to privacy and security provisions substantially similar to those herein. In the event the contracting Party becomes aware of noncompliance by such third party, the contracting Party shall promptly notify the other Party and, as may be agreed by the Parties, shall either implement a cure agreed by such Parties or shall terminate the contract, recover all data transferred pursuant to it, and re-transfer all such data to such other Party, in each instance providing prompt notice to such other Party of the completion of each stage of the process. Information transferred by one Party on behalf of, at the direction of, or to a contractor of the other shall be considered information transferred by such Party. Each Party shall use the same degree of care in protecting Cardholder Information against unauthorized disclosure as it accords to its own confidential customer information, and, without limiting any other provision hereof, shall be liable to the other Party for any damages caused to such Party as a result of unauthorized use or disclosure by any third party to whom it has transferred such Cardholder Information.

4.7.6 Bank Account Ownership Rights. Bank shall own all Accounts and shall have the right to extend credit with respect to all such Accounts, and Retailer shall not be considered a creditor with respect to any such Account for any purpose whatsoever. Retailer acknowledges and agrees that it does not have any right, title and interest in or to any of the Accounts or any proceeds of the foregoing, except for: (i) Retailer’s right, title and interest in the Retailer Marks, and (ii) Retailer’s option to purchase the Accounts pursuant to Section 15.4.2. Except as expressly provided herein, Bank shall be entitled to receive all payments made by Cardholders on Accounts and retain for its account all amounts charged and owing to Bank by Cardholders with respect to Accounts and all other fees and income authorized by the Cardholder Agreements and collected with respect to the Accounts.

4.7.7 Credit Card Losses. Bank shall be responsible for all credit and fraud and other losses on such Accounts including fraud, credit, deceased, bankruptcy, or unauthorized transactions on Accounts, except to the extent subject to Chargeback pursuant to Section 6.8. Bank may cancel or suspend credit privileges of any Cardholder if Bank determines such action is warranted in accordance with the Credit Policy.

4.8 Use of Cardholder Information.

4.8.1 Marketing by Bank. Without the prior written consent of Retailer, Bank shall not, directly or indirectly through an Affiliate or third party, (i) directly target Customers or solicit Cardholders (or indirectly target through the use of criteria designed to target Customers or Cardholders) for any product (including any credit cards, general financial services products, or retail merchandise and services not provided by Retailer) that is not offered pursuant to this Agreement; or (ii) use any Cardholder Information, or any other information obtained from Retailer in connection with the Program, for any purpose other than to carry out its obligations and exercise its rights in connection with the Program, or as otherwise permitted herein, and shall not use such information to engage in any marketing efforts.

4.8.2 Credit Reports. Bank shall be the sole and exclusive owner of any credit bureau report obtained by or on behalf of Bank pertaining to a Customer or Cardholder, any credit scoring and decision information, any analyses of credit quality and credit risk, analyses prepared for the purpose of fraud or suspicious activity monitoring or any other similar analyses prepared by or on behalf of Bank and maintained in Bank’s credit file pertaining to a Cardholder or Customer.

4.8.3 Limitation on Bank Use. In no event shall Bank utilize any Cardholder Information for a purpose that would reasonably be expected to have a material adverse effect on the Program, or in any manner that competes directly with the marketing or sale of Goods and Services. Bank shall use the information described in this Section 4.8 only in accordance with the Privacy Policy, subject to the terms and conditions of this Agreement and Applicable Law.

4.8.4 Retailer Use. Bank’s ownership of the Cardholder Information notwithstanding, and to the extent permitted by Applicable Law and the Privacy Policy, Bank shall provide Retailer with access to all Cardholder Information at the individual account level including, but not limited to, data attributes (demographic data, new mover lists, change of address information) and analytical output that exist on or can be derived from the Bank’s database that might enhance Retailer’s understanding of its Customers and enhance marketing of the Program and Retailer (“Cardholder Data”). The sharing of Cardholder Data as set forth in this Section 4.8.4 shall occur on a regular basis as mutually agreed upon by the Program Managers. Bank also shall provide data attributes and analytical output on a quarterly basis.

4.9 Servicing of Accounts by Bank.

4.9.1 Bank Responsibility to Service Accounts. At Bank’s sole expense, including any increases in servicing costs over the Term, Bank shall directly or through an Affiliate or a named service provider, service and administer the Accounts, including making all necessary credit investigations, notifying Applicants in writing of acceptance or rejection of credit under the Program, preparing and mailing Billing Statements, making collections, handling Cardholder inquiries and processing payments. Retailer shall not be responsible for reimbursing Bank for any servicing costs, including postage.

4.9.2 Retailer Branded Servicing. Bank shall adequately train appropriate personnel to provide Retailer branded customer service.

4.9.3 Service Standards. Bank shall provide industry leading customer servicing for the Program as set forth in Schedule 4.9.3. Bank shall perform its Account servicing obligations in accordance with the Service Standards and shall be subject to penalty payments for performance shortfalls. As set forth in Schedule 4.9.3, Bank shall provide Retailer with a monthly summary of Bank’s performance regarding the Service Standards.

4.9.4 Servicing Personnel. Bank shall designate a manager-level individual within its customer service operations to act as a liaison between the Parties and to respond to Servicing Standard related questions. Bank also shall designate such trained personnel as are necessary or appropriate for servicing the Accounts in accordance with the Service Standards set forth in Schedule 4.9.3.

4.9.5 Changes to Service Standards. Any material changes to the customer service levels set forth in Schedule 4.9.3 shall be discussed with and approved by the Management Committee.

4.9.6 Adequate Resources and Hours of Operation.

(a) Adequate Resources. Bank shall, directly or through an Affiliate, maintain adequate computer and communications systems and other equipment and facilities necessary or appropriate for servicing the Accounts in accordance therewith.

(b) Hours of Operation.

(i) Generally. Bank shall conform its hours of operation for Program live operator support and authorizations as follows:

(1) Normal store services hours:

a.	Monday through Saturday, 9:30AM – 11:00PM Eastern time

b.	Sundays, 10:00AM – 9:00PM Eastern time

(2) Holiday Period store services hours:

a.	Monday through Saturday, 9:30AM – 1:00AM Eastern time

b.	Sundays, 10:00AM – 11:00PM Eastern time

c.	“Holiday Period” is the period beginning on Thanksgiving Day and ending at the close of business on New Year’s Day

(3) Customer service: 9:00AM – 9:00PM Eastern time Monday through Saturday.

(ii) Additional Extended Hours. Upon not less than thirty (30) days prior written notice from Retailer (or five (5) Business Days prior written notice with respect to the Holiday Period), Bank shall offer additional extended hours of operation to support certain Retailer promotional events and requirements such as early Retailer Location openings and late Retailer Location closures. With respect to requests for additional extended hours for which Retailer provides Bank with less notice than set forth in this paragraph, Bank shall use commercially reasonable efforts to support Retailer’s events and requirements.

(iii) Internet. Internet service and authorizations shall be available twenty-four (24) hours per day, seven (7) days a week, as set forth in Schedule 4.9.3.

(iv) IVR. The IVR shall (i) be available twenty-four (24) hours per day, seven (7) days a week via a dedicated toll free number, and (ii) provide easy access to live operator support during Retailer operating hours as set forth in this Section 4.9.6(b). Bank shall use commercially reasonable efforts to purchase from the Current Provider each customer service-related toll-free number actually in use with respect to the Retailer Program on the Closing Date that is dedicated solely to the Retailer Program, and shall use any such purchased toll-free number with respect to the Program.

4.9.7 Monitoring. Retailer may, subject to Applicable Law, monitor customer calls, emails, and other communication on a random, periodic basis (either onsite or to the extent Bank makes available to any other credit card program, remotely).

4.9.8 Service Providers. Except for those material service providers set forth on Schedule 4.9.8, Bank shall not utilize any service provider that is not an Affiliate for cardholder and store-facing voice-based customer service/contact (“Primary Customer Service”) of Accounts without the prior written consent of Retailer. Notwithstanding any arrangement whereby Bank provides services set forth herein through an Affiliate or third party, Bank shall remain obligated and liable to Retailer for the provision of such services without diminution of such obligation or liability by virtue of such arrangement.

4.9.9 Offshoring. Except for those service providers set forth on Schedule 4.9.8, Bank shall not, without the prior written consent of Retailer, offshore any Primary Customer Service; provided, however, that Retailer approval of proposals that meet Retailer’s reasonable expectations for customer service quality and that apply to non-dedicated resources and functions would not be unreasonably withheld. Retailer shall evaluate any proposal to outsource customer or store facing services on its financial and strategic benefits.

4.9.10 Disaster Recovery Program. Bank shall, directly or through an Affiliate, maintain a disaster recovery plan and have in place sufficient back-up systems, equipment, facilities and trained personnel to implement such disaster recovery plan so as to service the Accounts continuously through a disaster. Bank shall, upon Retailer’s request, provide a summary of its disaster recovery plan to Retailer for review, and shall address any issues reasonably raised by Retailer within thirty (30) days of a written notice from Retailer. Bank shall provide notice to Retailer of any material changes to the disaster recovery plan that would impact the Program or Retailer.

4.9.11 Collections. Bank shall handle all stages of collections on Accounts in accordance with Applicable Law and the Operating Procedures. Bank shall provide collectors who shall collect delinquent Accounts in a professional manner. Bank collection letters to Cardholders shall not bear Retailer Marks, but may use Retailer’s name as may be required to identify the Account to the Cardholder.

4.10 Cross-Marketing of Ancillary Products and Services. Provisions regarding cross-marketing of ancillary products and services by Bank or its Affiliates are set forth in Schedule 4.10.

4.11 Communication with Customers.

4.11.1 Inserts. Retailer shall have the right to communicate with Cardholders regarding Goods and/or Services as well as other programs/services deemed appropriate by Retailer by inserting Collateral into Billing Statements (print and electronic) and other materials (print or electronic) (“Inserts”), and through use of bangtails and return envelopes. Retailer shall bear the cost of preparing and printing Inserts. At Retailer’s request, Bank shall include with the Billing Statements and new Credit Card mailers such Inserts provided by Retailer, so long as the materials: (i) are provided to Bank at least thirty (30) days prior to the scheduled mailing date of such statements or notices and pursuant to an insert schedule that Retailer provided to Bank at least sixty (60) days in advance; (ii) have been approved as to content by Bank, such approval not to be unreasonably withheld or delayed, with respect to any manner of reference to Bank or the Program; (iii) meet all size, weight, or other specifications for such Inserts as shall be reasonably set by Bank from time to time; (iv) would not require the removal (in Bank’s standard envelope) of Priority Materials; and (v) are paid for by Retailer.

4.11.2 Increased Postage Costs. If Retailer’s Inserts alone should cause an increase in postage with respect to statements or other material Bank shall provide Retailer the option to reduce the number of Inserts in an appropriate manner to reduce postage to the standard rate; provided, however, that Retailer shall not incur increased postage costs if Retailer’s Inserts alone would not have caused an increase in postage costs.

4.11.3 Bank Limitations. Bank may not insert any advertising or promotional materials with the Billing Statements or any other materials that are mailed to or form the basis of a communication with Cardholders or Applicants, whether it is provided by Bank, its Affiliates, or any parties other than Retailer, without Retailer’s prior written consent.

4.11.4 Billing Statements. Subject to Section 4.11.2, Bank shall make available to Retailer a space for two (2) customized messages on each Billing Statement and five (5) Cardholder segments for each Billing Statement cycle; provided that Bank shall have the right with respect to the Billing Statements to utilize statement messages to send notices to protect Bank’s interest in, or collect, the Accounts or to provide notices required by Applicable Law.

4.11.5 Retail Messages. Retail messages in the customer service call center, including through the IVR, may be provided by Retailer to Bank; provided, however, that the lead time, subject matter and length of message shall be approved by Bank, such approval not to be unreasonably withheld or delayed.

4.11.6 Generated Revenues. Retailer shall retain all revenues it receives from responses to Inserts or retail messages in customer service calls. Any Inserts requiring Bank processing (other than as a point of sale transaction) or fulfillment shall be subject to mutual agreement regarding the processing or fulfillment cost to be paid by Retailer.

4.12 Cardholder Communications. Retailer shall have full approval rights over all Cardholder communications with the exception of notifications required by Applicable Law and Bank’s standard Account servicing communications with Cardholders; provided, however, that Bank shall permit Retailer to review such notifications for content and positioning with other Cardholder communications.

4.13 Systems Interface; Technical Support.

4.13.1 Connectivity. Retailer and Bank shall identify within the Transition Plan the systems interfaces required to be sustained between Retailer and Bank. Retailer and Bank shall maintain such interfaces and cooperate in good faith with each other in connection with any modifications to such interfaces as may be requested by either Party from time to time. Any changes to the computer and telecommunications protocols shall only be made by Bank after prior consultation with Retailer. Retailer may Dispute, in accordance with Schedule 4.1.3, Paragraph 3, any changes that may have a material adverse effect on the Program or Retailer. Each of Retailer and Bank agrees to maintain at its own expense its respective systems interfaces.

4.13.2 Modification. All requests for new interfaces, modifications to existing interfaces and terminations of existing interfaces involving material costs to the other Party shall be presented to the Management Committee for approval. Upon approval, the Parties shall work in good faith to establish the requested interfaces or modify or terminate the existing interfaces, as applicable, on a timely basis. Except as otherwise provided herein, all cost and expenses with respect to any new interface or interface modification or termination shall be borne by the requesting Party, unless otherwise determined by the Management Committee. Notwithstanding the foregoing, each Party will bear its own costs and expenses in connection with any new interface or interface modification or termination required by Applicable Law.

4.13.3 Secured Transmissions. The Parties shall use secure protocols consistent with Good Industry Practices for the transmission of data from Bank and its Affiliates, on the one hand, to Retailer on the other hand, and from Retailer and the Retailer Channels to Bank and its Affiliates.

4.13.4 New Business Concepts. In the event that either Party desires to introduce a new business concept related to the Program, Bank and Retailer shall prior to undertaking the development of such new business concept mutually agree in writing with respect to the development, ownership and implementation of the terms and conditions governing the new business concept.

4.13.5 Program Projections. Bank shall prepare and deliver to the Management Committee annual written projections relating to the aggregate performance of the Program (collectively, the “Program Projections”) containing the elements set forth in Schedule 4.13.5. Retailer and Bank agree that it is in both of their interests to manage the Program and in the case of Retailer, its promotion and support of the Program, consistent with the Program Projections and in a way that balances the desire to minimize expenses while achieving each Party’s respective goals and objectives under this Agreement.

SECTION 5. LICENSE OF MARKS; TECHNOLOGY

5.1 Retailer License Grant and Limitations.

5.1.1 Retailer Marks. Subject to the terms and conditions set forth herein, including the obligation to obtain Retailer’s prior written consent in each instance pursuant to Section 5.3, Retailer hereby grants to Bank a non-exclusive, non-transferable, non-sublicensable (except as set forth below) right and license to use the Retailer Mark(s) owned by Retailer set forth in Schedule 5.1.1 solely as and to the extent necessary to (i) prepare and print Program Documents (including on the internet) and Credit Cards, in each case in connection with the Program and in accordance with the terms of this Agreement, (ii) otherwise carry out Bank’s responsibilities hereunder, and (iii) authorize others to do any of the foregoing on Bank’s behalf solely in connection with the Program (the “Retailer License”). Bank shall use the trademark designations “®” or “TM” or such other designation as Retailer may specify or approve in connection with the Retailer Marks on the Credit Cards, Program Documents and promotional materials.

5.1.2 New Marks. If Retailer or its Affiliates adopts a trademark, trade name, corporate name or logo not specified in Schedule 5.1.1, in lieu of or in addition to any then-existing Retailer Mark (“New Retailer Mark”), Retailer may add such New Retailer Mark to Schedule 5.1.1 by giving Bank written notice thereof and, upon such notice, such New Retailer Mark shall be added to Schedule 5.1.1 and subject to the same rights and licenses as are set forth herein for Retailer Marks.

5.1.3 Use Limitations. Bank’s rights under the Retailer License are limited to using the Retailer Marks in the identical style, typeface and graphic appearance as are set forth in Schedule 5.1.1 or as otherwise approved in writing by Retailer in its discretion. Retailer shall, at its own expense, have the unilateral right, upon reasonable notice to Bank, to amend the style, typeface or graphic appearance of any Retailer Mark owned by it if such amended mark is adopted by Retailer for all or a substantial portion of its business, and to cause Bank to adopt within thirty (30) days (or as soon as reasonably practicable thereafter if the change cannot be implemented within thirty (30) days) such amended style, typeface or appearance in connection with all uses of such mark after such period. In no event may Bank combine any Retailer Mark with any other mark or alter the design of any Retailer Mark.

5.1.4 License Term. The Retailer License shall remain in force during the Term and shall automatically terminate upon the termination or expiration of this Agreement; provided, however, that Bank shall be entitled to use the name of Retailer to identify the Account in any collection activity with respect to the Accounts at any time during the Term of, and after termination or expiration of, this Agreement. Except as set forth in Section 15.6, upon the termination of the Retailer License, Bank shall immediately cease any and all use of, and cause any permitted sublicensee to cease any and all use of, each Retailer Mark and, at Retailer’s option, either return to Retailer or destroy any material bearing any applicable Retailer Mark in its or any of its permitted sublicensee’s possession or under its control and provide Retailer with reasonable assurances thereof.

5.1.5 Rights to Retailer Marks. Except as expressly set forth in this Section 5.1.5, Bank shall have no right, title, or interest in or to the Retailer Marks, and any goodwill arising from the use of the Retailer Marks by Bank shall inure solely to the benefit of Retailer. Ownership of such goodwill shall vest in Retailer, and otherwise hereby is assigned to Retailer, without the need for any further action by any Party.

5.1.6 Infringement. Bank shall notify Retailer if it becomes aware of: (i) any use or registration of any trademark that is reasonably likely to constitute infringement of any Retailer Mark; (ii) any claim by a third party (A) of any right in any Retailer Mark or in any confusingly similar trademark or (B) that use of any Retailer Mark infringes the rights of any other Person; or (iii) any action that is, or is reasonably likely to be, detrimental to Retailer’s rights in a Retailer Mark. Retailer shall have the exclusive right, at its sole cost and expense, to commence or prosecute any action on account of infringement, dilution or unauthorized use of any Retailer Mark. Bank further agrees not to assert any interest in, or take any action reasonably likely to adversely affect the validity or enforceability of any Retailer Mark and to comply with Applicable Law in connection with its use of Retailer Marks.

5.2 Bank License Grant and Limitations.

5.2.1 Bank Marks. Subject to the terms and conditions set forth herein, Bank hereby grants to Retailer a non-exclusive, non-transferable, non-sublicensable (except as set forth below) right and license to use Bank Mark(s) owned by Bank and its Affiliates set forth in Schedule 5.2.1 solely as and to the extent necessary to (i) prepare and print Program Documents (including on the internet), in each case in connection with the Program and in accordance with the terms of this Agreement, (ii) otherwise carry out Retailer’s responsibilities hereunder, and (iii) authorize others to do any of the foregoing on Retailer’s behalf solely in connection with the Program (the “Bank License”). Retailer shall use the trademark designations “®” or “TM” or such other designation as Bank may specify or approve in connection with Bank Marks on Program Documents and promotional materials. Subject to Applicable Law, Bank shall not place Bank Marks on the front of Credit Cards.

5.2.2 New Marks. If Bank or its Affiliates adopts a trademark, trade name, corporate name or logo not specified in Schedule 5.2.1, in lieu of or in addition to any then-existing Bank Mark (“New Bank Mark”), Bank may add such New Bank Mark to Schedule 5.2.1 by giving Retailer written notice thereof and, upon such notice, such New Bank Mark shall be added to Schedule 5.2.1 and subject to the same rights and licenses as are set forth herein for Bank Marks.

5.2.3 Use Limitations. Retailer’s rights under the Bank License are limited to using Bank Marks in the identical style, typeface and graphic appearance as are set forth in Schedule 5.2.1 or as otherwise approved in writing by Bank in its discretion. Bank shall, at its expense, have the unilateral right, upon reasonable notice to Retailer, to amend the style, typeface or graphic appearance of any Bank Mark owned by it if such amended mark is adopted by Bank for all or a substantial portion of its business, and to cause Retailer to adopt within thirty (30) days (or as soon as reasonably practicable thereafter if the change cannot be implemented within thirty (30) days) such amended style, typeface or appearance in connection with all uses of such mark after such period. In no event may Retailer combine any Bank Mark with any other mark (other than Retailer Mark as permitted hereunder) or alter the design of any Bank Mark.

5.2.4 License Term. The Bank License shall remain in force during the Term and shall automatically terminate upon the termination or expiration of this Agreement; provided, however, that if Retailer acquires the Accounts, Retailer shall be entitled to use the Bank Name as required by Applicable Law in any collection activity, if any, with respect to the Accounts at any time during the termination or expiration of this Agreement. Except as set forth herein, upon the termination of the Bank License, Retailer shall immediately cease any and all use of, and cause any permitted sublicensee to cease any and all use of, each Bank Mark and, at Bank’s option, either return to Bank or destroy any material bearing any applicable Bank Mark in its or any of its permitted sublicensee’s possession or under its control and provide Bank with reasonable assurances thereof, provided, however, Retailer shall, as applicable, replace plastic Credit Cards containing Bank name or Bank Marks within twelve (12) months after termination.

5.2.5 Rights to Bank Marks. Except as expressly set forth in this Section 5.2, Retailer shall have no right, title, or interest in or to Bank Marks, and any goodwill arising from the use of Bank Marks by Retailer shall inure solely to the benefit of Bank or its Affiliates. Ownership of such goodwill shall vest in Bank or its Affiliates, and otherwise hereby is assigned to Bank or its Affiliates, without the need for any further action by any Party.

5.2.6 Infringement. Retailer shall notify Bank if it becomes aware of: (i) any use or registration of any trademark that is reasonably likely to constitute infringement of any Bank Mark; (ii) any claim by a third party (A) of any right in any Bank Mark or in any confusingly similar trademark or (B) that use of any Bank Mark infringes the rights of any other person; or (iii) any action that is, or is reasonably likely to be, detrimental to Bank’s rights in a Bank Mark. Bank shall have the exclusive right, at its sole cost and expense, to commence or prosecute any action on account of infringement, dilution or unauthorized use of any Bank Mark. Retailer further agrees not to assert any interest in, or take any action reasonably likely to adversely affect the validity or enforceability of any Bank Mark and to comply with Applicable Law in connection with its use of Bank Marks.

5.3 Retailer Marks Quality Control. Bank acknowledges that Retailer Marks have established valuable goodwill and are well recognized among the customers of Retailer and that it is of great importance that these high standards and reputation be maintained. Accordingly, in its use, including the form and manner of use, of the Retailer Marks, Bank shall at all times maintain quality control standards that are equivalent to those standards used by Bank and its Affiliates with respect to Bank Marks. Subject to Section 3.1.2, Bank shall ensure that no artwork, copy, advertising, promotional materials, direct mail, press release, newsletter or any other communication to the public, including Program Documents, that specifically references this Agreement, Retailer, the Program, any Credit Card, or uses any Retailer Mark, is distributed, published, circulated or otherwise communicated to the public by Bank unless Retailer shall have given its prior written consent to such materials (which may be given by Retailer on a standing basis for one or more categories of communications) and the Parties shall mutually agree on the timing and contents of such materials. Retailer shall have the right, in its sole and absolute discretion, to prohibit the use of any of Retailer Marks in any Forms or Program Marketing Materials, or other materials proposed to be used by Bank which Retailer in its reasonable business judgment deems objectionable or improper.

5.4 Bank Marks Quality Control. Retailer acknowledges that Bank Marks have established valuable goodwill and are well recognized among the customers of Bank and its Affiliates, and that it is of great importance that these high standards and reputation be maintained. Accordingly, in its use, including the form and manner of use, of Bank Marks, Retailer shall at all times maintain quality control standards that are equivalent to those standards used by Retailer with respect to Retailer’s Marks. Subject to Section 3.1.3, Retailer shall ensure that no artwork, copy, advertising, promotional materials, direct mail, press release, newsletter or any other communication to the public, including Collateral that specifically references this Agreement, Bank or any of its Affiliates, the Program, any Credit Card, or uses any Bank Mark, is distributed, published, circulated or otherwise communicated to the public by Retailer unless Bank shall have given its prior written consent to such materials (which may be given by Bank on a standing basis for one or more categories of communications) and the Parties shall mutually agree on the timing and contents of such materials. Bank shall have the right, in its sole and absolute discretion, to prohibit the use of any of Bank Marks in any Collateral or other materials proposed to be used by Retailer which Bank in its reasonable business judgment deems objectionable or improper.

5.5 Rights in Technology.

5.5.1 Technology Enhancements. In the event that Retailer and Bank mutually decide that the Program should incorporate additional payment technology, Bank shall be responsible for evaluating this mutual decision and determining the cost associated with implementation of such technology into the Program, and the Parties shall mutually determine the business arrangement to proceed, if appropriate. Technology that Bank makes available to any of its other credit card programs primarily at Bank’s cost shall be made available for the Program primarily at Bank’s cost, and other technology that is either not available to Bank’s other credit card programs or not primarily at Bank’s cost may be made available for the Program subject to mutual agreement of the Parties, including agreement regarding cost allocation.

5.5.2 Retailer Ownership. Retailer shall own exclusively: (i) any and all technology that is provided or created by Retailer for use in establishing, developing or administering the Program (the “Retailer Technology”); (ii) any and all changes or other modifications made by Retailer to the Retailer Technology (the “Retailer Owned Modifications”); and (iii) any and all new technology created by Retailer in connection with establishing, developing or administering the Program (the “Retailer Created Technology”); in each case, including any technology created by Retailer and paid for by Retailer from any of the Transition or Marketing Funds.

5.5.3 Bank Ownership. Bank and its Affiliates shall own exclusively: (i) any and all technology that is provided or created by Bank or any of its Affiliates for use in establishing, developing or administering the Program (the “Bank Technology”); (ii) any and all changes or other modifications made by Bank or any of its Affiliates to the Bank Technology (the “Bank Owned Modifications”); and (iii) any and all new technology created by Bank or any of its Affiliates in connection with establishing, developing or administering the Program (the “Bank Created Technology”).

5.6 Cross-Licenses of Technology. Retailer grants to Bank a non-exclusive, royalty-free, fully paid-up, non-assignable, non-sublicensable, worldwide right and license to use, install, execute, copy, display and perform the Retailer Technology, Retailer Owned Modifications and the Retailer Created Technology in Object Code solely to the extent necessary for Bank to perform Bank’s obligations under this Agreement. Bank grants to Retailer a non-exclusive, royalty-free, fully paid up, worldwide right and license to use install, execute, copy, display and perform the Bank Technology, the Bank Owned Modifications and the Bank Created Technology in Object Code solely to the extent necessary for Retailer to perform Retailer’s obligations under this Agreement. Both of the foregoing licenses shall expire upon the termination or expiration of this Agreement. Upon the expiration of this license, each licensee Party shall return to the licensor Party (or, at the licensor Party’s option, shall destroy) the licensor’s technology then in the licensee’s possession or control. “Object Code” shall mean the computer software code generated by a compiler or assembler that has been translated from the source code of a program. Neither Party shall have any right to reverse engineer, decompile or disassemble the technology licensed to it hereunder. In no event shall either Party modify, revise or enhance a licensor’s technology. Neither Party shall transfer, lend, rent, lease or make available to third parties, the other Party’s technology or allow third parties to use such technology. The limited licenses granted under this Section 5 are AS IS and without any express or implied warranty of any kind. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH LICENSING PARTY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY OF TITLE, NON-INFRINGEMENT, AGAINST INTERFERENCE OF ENJOYMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, LACK OF REASONABLE EFFORT AND LACK OF NEGLIGENCE.

5.7 Change in Systems. Each Party reserves the right from time to time to change the specifications or designs of its Systems. Each Party shall notify the other of any proposed material changes in its Systems that may materially impact the Program or the other Party’s Systems at least ninety (90) days or such other period of time as the Parties mutually agree (or as may be required by Applicable Law) before such changes are commercially used, released or made commercially available, or necessary to address security issues or changes implemented as a result of a change in Applicable Law. Following such notice, the Parties shall discuss any corresponding modifications to the Program that may be required as a result of such change and the cost, schedule and responsibility for implementing such change. In no event shall either Party modify Systems affecting the Program that would materially affect the other Party without the prior written consent of the other Party, unless required to address security issues or as a result of changes in Applicable Law, in which case notice shall be given as soon as practicable.

SECTION 6. OPERATION OF THE PLAN

6.1 Honoring Credit Cards. Retailer agrees that beginning on the Program Commencement Date, Retailer Channels shall honor Credit Cards properly issued and then-currently authorized by Bank pursuant to the Program. Furthermore, Retailer shall deliver to Bank all Transaction Data evidencing transactions made under the Program, in accordance with the provisions of this Agreement and the Operating Procedures, as applicable.

6.2 Cross Acceptance. As of the Program Commencement Date, there shall be cross acceptance between and among the Retailer Channels, meaning Retailer shall accept for payment at all Retailer Channels, Credit Cards properly issued and currently authorized by Bank (“Cross Acceptance”). Bank shall also facilitate acceptance at all future Retailer Channels as designated by Retailer from time to time. Nothing herein shall require Retailer to accept or honor any credit card of Bank other than a Credit Card.

6.3 Operating Procedures. Retailer shall use commercially reasonable efforts to observe and comply in all material respects with the Operating Procedures, as set forth in Schedule 2.3, and such other reasonable procedures as may be agreed upon by the Management Committee from time to time. Such initial Operating Procedures have been reviewed and approved by Retailer. Notwithstanding any contrary provision of this Agreement, Bank shall have the right to determine and amend those portions of the Operating Procedures and other Program procedures that are necessary to comply with Applicable Law. In all other respects, the Operating Procedures may be amended or modified by the Management Committee from time to time. In the event Bank requested changes to the Operating Procedures would increase Retailer’s costs of complying with the Program (including, without limitation, increased costs of training employees) or otherwise adversely affect Retailer’s operations, the parties shall negotiate in good faith the implementation of such changes and the responsibility for the costs thereof; provided, however, that (i) if such changes are being made by Bank solely to comply with Applicable Law, and are being implemented by Bank with respect to all Bank clients, then Bank shall be permitted to make such changes as are necessary to enable such compliance (and shall use its commercially reasonable efforts to effectuate such changes in the most cost-effective manner) and Retailer shall bear all costs related to Retailer’s compliance thereof (to the extent all such Bank clients are so required) and/or (ii) if such changes are being implemented by Bank with respect to all other Bank clients, and if after implementation of such changes Bank shall continue to utilize industry standard methods of communications with Retailer, then Bank shall be permitted to make such changes (and shall use its commercially reasonable efforts to effectuate such changes in the most cost-effective manner) and Retailer shall bear all reasonable costs related to Retailer’s compliance thereof (to the extent all such Bank clients are so required).

6.4 Cardholder Disputes Regarding Accounts and Goods and/or Services.

6.4.1 Bank shall promptly notify Retailer regarding any Cardholder dispute regarding an Account that requires Retailer action. This includes but is not limited to claims related to outstanding balances, Bank reports to credit bureaus, finance charges, fees, and collection efforts (e.g., notification that the Cardholder has filed bankruptcy or wants collection communications directed to legal counsel, etc.).

6.4.2 Retailer shall act promptly to investigate and work to resolve disputes with Cardholders regarding Goods and/or Services obtained through Retailer pursuant to the Program. Retailer shall timely process credits or refunds for Cardholders utilizing the Program.

6.5 Cardholder Disputes Regarding Violations of Applicable Law. Retailer shall assist Bank in further investigating and using its reasonable efforts to help resolve any Applicant or Cardholder claim, dispute, or defense that may be asserted under Applicable Law.

6.6 Payment by Retailer; Ownership of Accounts; Fees; Accounting.

6.6.1 Settlement. There shall be one settlement for all Retailer Channels as set forth in this Section 6.6. Each day (not just Business Days), Retailer shall electronically transmit all Transaction Data to Bank within a reasonable period of time and in a format acceptable to Bank. Upon receipt, Bank shall promptly verify and process such Transaction Data and, in the time frames specified herein, Bank will remit to Retailer an amount equal to the Net Proceeds (provided, however, that Chargebacks and other amounts as set forth in Schedule 6.6.6 shall be processed by Bank in the following Business Day’s settlement file) indicated by such Transaction Data for the Credit Sales Day(s) for which such remittance is made. Bank shall transfer funds via wire transfer to the one (1) deposit account maintained by Retailer and designated in writing by Retailer to Bank as the account to which Bank should direct its payments (the “Retailer Deposit Account”). For Transaction Data received by Bank’s processing center before 8:00 AM Eastern time on a Business Day, Bank will provide notice to Retailer of the amount of the Net Proceeds to be transmitted for such Business Day no later than 11:00 AM Eastern time on such Business Day, and shall initiate the wire transfer of such amount on such Business Day. For Transaction Data received by Bank’s processing center either (i) after 8:00 AM Eastern time on a Business Day, or (ii) on a non-Business Day, Bank will provide notice to Retailer of the amount of the Net Proceeds to be transmitted for such day no later than 11:00 AM Eastern time on the following Business Day, and shall initiate the wire transfer of such amount on such following Business Day.

6.6.2 Interest Transfer. Effective upon the delivery of Transaction Data to Bank and payment to Retailer by Bank pursuant to Section 6.6.1, Retailer and Retailer Channels shall be deemed to have transferred, conveyed, assigned and surrendered to Bank all right, title or interest in payments reflected in such Transaction Data and in all other rights and writings evidencing such Purchases, if any.

6.6.3 Review of Transaction Data. All Transaction Data are subject to review by Bank. In the event of a computational or similar error of an accounting or record keeping nature with respect to such Transaction Data, Bank may credit to the Retailer Deposit Account or net against the Net Proceeds (as the case may be) the proper amount as corrected. If the Net Proceeds are insufficient, Retailer shall remit the proper amount to Bank upon written demand, subject to Retailer’s right to Dispute such amount in good faith. Upon any such correction, Bank shall give Retailer prompt notice of same, including details of the discrepancy and correction. Bank shall provide Retailer with documentation explaining any adjustments upon Retailer’s reasonable request.

6.6.4 Equipment. Retailer shall obtain and maintain at its own expense such Point of Sale terminals, cash registers, network (electronic communication interchange system), telephone or other communication lines, software, hardware and other items of equipment as are necessary for it to request and receive authorizations, transmit Charge Slip and Credit Slip information and perform its obligations under this Agreement. The computer programs and telecommunications protocols necessary to facilitate communications between Bank and Retailer shall be determined and supplied by Bank from time to time subject to reasonable prior notice of any change in such programs, equipment or protocols.

6.6.5 Failure to Pay. Bank may, if Retailer fails to pay Bank any settlement amounts due to Bank pursuant to this Agreement for more than two (2) days after the due date, or if Retailer fails to pay Bank any other invoiced amounts due to Bank pursuant to this Agreement for more than thirty (30) days, other than any amounts (including settlement amounts) Disputed by Retailer in good faith, offset such amounts against the Net Proceeds or any other amounts owed by Bank to Retailer under this Agreement. Retailer may, if Bank fails to pay Retailer any amounts due to Retailer pursuant to this Agreement for more than two (2) days after the due date, other than amounts Disputed by Bank in good faith, offset such amounts against any other amounts owed by Retailer to Bank under this Agreement.

6.6.6 Payments by Bank. Bank shall calculate and pay royalties to Retailer on a daily basis as set forth in Schedule 6.6.6.

6.7 Cardholder Payments on Accounts.

6.7.1 Bank Payments. Any Cardholder payments on Accounts not made at Retailer stores pursuant to Section 6.7.2 shall be made directly to Bank in accordance with the instructions of Bank and at the location or address (physical or electronic, as applicable) specified by Bank. By way of clarification, Bank has the sole right to receive and retain all payments made with respect to all Accounts and to pursue collection of all amounts outstanding, unless a Purchase is charged back to Retailer pursuant to the provisions of Sections 6.8.1 and 6.8.2.

6.7.2 In-Store Payments. Subject to the provisions of this Section 6.7, Bank hereby authorizes Retailer to accept, on Bank’s behalf, Cardholder payments on Accounts at Retailer Locations within the Territory utilizing technology that exists prior to the Effective Date. Upon receipt of such payments, Retailer (on Bank’s behalf) shall hold the payment in trust (in the sense that Retailer is obligated to pay such amount to Bank, not that such amount be held in a separate Retailer account) for Bank and shall transmit record of such payment to the Bank at the time of payment using Bank’s transaction specifications. Payments made by Cardholders at Retailer stores shall be deemed received by Bank when Retailer receives the payment in-store and Bank shall provide immediate credit toward a Cardholder’s open-to-buy limit. Bank shall deduct the amount of such payment from the Net Proceeds (to the extent not previously deducted); or if the Net Proceeds are insufficient, Retailer shall remit the amount of such payment or any unpaid portion thereof, to Bank, immediately upon written demand from Bank. For purposes of this Section 6.7.2, Bank hereby authorizes Retailer, or any of its employees or agents, to endorse “World Financial Network Bank” upon all or any checks, drafts, money orders or other evidence of payment, made payable to Bank and intended as payment on an Account, that may come into Retailer’s possession from Cardholders.

6.7.3 Notwithstanding any provision to the contrary elsewhere in this Section 6.7 or elsewhere in this Agreement, Retailer shall comply with any written instruction by Bank that Retailer cease accepting Cardholder payments on all Accounts when such instruction is required by Applicable Law; provided, however, that Bank shall notify Retailer in writing of the desired date for cessation of such acceptance of Cardholder payments, which written notice shall be provided to Retailer as far in advance of the subject cessation date as is commercially reasonable under the circumstances. Retailer may cease accepting Cardholder payments on Accounts upon sixty (60) days prior written notice to Bank.

6.7.4 Retailer hereby authorizes Bank, or any of its employees or agents, to endorse the applicable Retailer Nameplate upon all or any checks, drafts, money orders or other evidence of payment, made payable to Retailer and intended as payment on an Account, that may come into Bank’s possession from Cardholders and to credit said payment against the appropriate Cardholder’s Account.

6.8 Chargebacks.

6.8.1 Bank may charge back to Retailer any Credit Card transaction for any of the reasons identified on Schedule 6.8.1 (any such transaction charged back being referred to as a “Chargeback”). Bank shall be responsible for establishing that any amount to be charged back qualifies as a Chargeback pursuant to the provisions of this Section 6.8 and Schedule 6.8.1. Chargebacks will be communicated to Retailer by Bank and shall include the reason for the Chargeback and such relevant documentation as Retailer may reasonably request. No Chargeback shall be charged back to Retailer after the later of: (i) one hundred eighty (180) days after receiving the related Transaction Data; (ii) forty-five (45) days after receiving the Credit Slip if the dispute was initiated within one hundred eighty (180) days; (iii) with respect to charges for the purchase of Goods and/or Services requiring delivery one hundred eighty (180) days after the delivery; (iv) one hundred eighty (180) days from date of cancellation or return or date credit/delivery promised; or (v) where the applicable Cardholder is allowed a longer period under Applicable Law to contest the applicable transaction, such longer period.

6.8.2 Retailer may contest any amount presented as a Chargeback in accordance with Section 10.3 of the Operating Procedures.

6.9 Non-Competition.

6.9.1 Except with respect to the Program and as otherwise set forth in this Agreement, beginning on the Program Commencement Date and for the remainder of the Term and within the Territory, unless Bank shall otherwise consent in writing, Retailer shall not, on its own or under agreement with any other Person, promote, originate, issue or provide (or assist in promoting, originating, issuing or providing) any consumer private label open-end credit cards branded or bearing a Retailer Mark or a Retailer Nameplate.

6.9.2 Additional Non-Competition Terms. The Parties agree to comply with the terms set forth on Schedule 6.9.2.

6.9.3 Nothing in this Section 6.9 shall limit or restrict the ability of Retailer to:

(a) Subject to Sections 6.9.1 and 6.9.2, participate in promotions for any Retailer branded or non-Retailer branded payment products or accept any non-Retailer branded payment products, including prepaid cards, debit cards, internet only debit or credit products and general purpose credit cards, in any Retailer Channel during the Term of this Agreement;

(b) Promote, originate, or assist in the origination of Retailer branded internet only private label credit products but only if Bank’s internet approval rate falls below the threshold set forth in Schedule 4.3.1;

(c) Subject to Sections 6.9.1 and 6.9.2, provide advertisements on a Retailer website for Goods and/or Services that do not include a promotion for origination of an open end credit product; and

(d) Accept any and all forms of payment at any time and at any location and in any medium and the display of customary acceptance identification in Retailer Channels.

6.10 Second Look Program.

6.10.1 Notwithstanding Section 6.9, Retailer may, by itself or through designated third party providers, offer a source of credit, including the issuance of another credit card pursuant to another credit card program to those Customers whose Credit Card Applications have been declined by Bank or involuntarily closed in any channel (each, a “Decline”) in accordance with this Section 6.10; provided, however, that (i) any such offer may only be made to a Person after such Person has become a Decline (“Second Look Program”), and (ii) Retailer shall have provided Bank an opportunity to participate in the bidding process for the Second Look Program.

6.10.2 To the extent Retailer offers a Second Look Program as set forth in Section 6.10.1, either itself or through a third party, at Retailer’s sole expense, Retailer shall take commercially reasonable steps to ensure that (i) the Second Look Program does not materially interfere with the Program and (ii) the cards issued in connection with the Second Look Program are not confusingly similar to the Credit Card and advertisements, forms and collateral are conducted and designed in a way to avoid customer confusion between the Second Look Program issuer and Bank as the issuer of the Credit Card. Furthermore, to the extent Retailer offers a Second Look Program via a third party, in order to present a seamless presentation of the Second Look Program to a Customer, Bank shall, to the extent permitted by Applicable Law, cooperate with Retailer and provide such support as is reasonably necessary for Retailer to establish and implement such Second Look Program, and the Parties shall work in good faith through the Management Committee to determine the preferred functions and processes in an attempt to make a seamless presentation of the Second Look Program to Declines. Retailer shall be responsible for providing the third party with all application data. Bank shall cooperate with Retailer in connection with the provision of such information to the third party including by adding any necessary disclosures on Applications that would allow for Retailer’s sharing of Credit Card Application data with the Second Look Program provider. Retailer shall be responsible for all incremental expenses of Bank associated with the Second Look Program, including any necessary systems development.

6.11 Reports.

6.11.1 Generally. Retailer and Bank shall collaborate to develop standards and ad hoc reporting packages to monitor Program performance, key operating metrics, service levels, and marketing effectiveness. In such connection the respective Party shall provide the following reports (collectively, the “Reports”):

(a) at its expense, Bank shall provide to Retailer reports as set forth in Schedule 6.11.1;

(b) upon Retailer’s reasonable request, Bank shall provide to Retailer any other reports specified by Retailer; and

(c) Retailer shall provide to Bank, on a monthly basis and in a format reasonably determined by Retailer, a report showing Retailer’s total sales of Goods and/or Services for the immediately preceding Retailer Fiscal Month, categorized and broken down in such manner as is consistent with Retailer’s customary procedures, as well as any additional information as may be agreed between the Parties.

6.11.2 Ad Hoc Reports. In addition to the Bank’s Reports, upon Retailer’s reasonable request, Bank shall also provide to Retailer any customized reports related to the Program (“Ad-Hoc Reports”) within ten (10) days of such request. In the event that Retailer requests additional Reports, Ad-Hoc Reports or information pursuant to this Section 6.11 that will require Bank to incur additional costs, Bank shall provide such requested Reports or information if Retailer pays, or agrees to pay, such reasonable additional costs.

6.11.3 Explanation of Variances. Reports shall include explanations of any significant variances.

6.11.4 Electronic Delivery of Reports. Bank agrees to provide all reports, including Ad-Hoc Reports and the Reports, electronically and Bank agrees to provide on-line access to key Program metrics and Reports.

6.12 Sale of Charged Off Accounts. Bank may sell charged-off Accounts, as permitted by Applicable Law, to a reputable debt buyer, screened and approved for such sales by Bank or one of its Affiliates, to whom the Bank has sold or is selling charged-off Accounts with respect to multiple card programs owned or managed by Bank for its account or the account of others. Bank shall be responsible, as between Retailer and Bank, for such Person’s compliance with Applicable Law. Retailer shall not be required to provide any additional documentation to support Bank’s sale of charged-off Accounts.

6.13 Retailer Acquisitions.

6.13.1 If Retailer acquires, whether by purchase or otherwise, another retailer with a private label open-end credit program that Retailer seeks to re-brand with a Retailer Mark that is covered by this Agreement, the following shall apply:

(a) If, during the Term, Retailer or any of its Affiliates acquires (including by merger, consolidation or other business combination) a retail business that through Bank issues a private label credit program in the Territory, Retailer may elect to (i) continue to operate this Program and the acquired credit card business under each respective existing program agreement or (ii) upon mutually agreed upon terms, integrate the two (2) credit programs.

(b) If the acquired retailer already operates a private label open end credit program through an unaffiliated issuer, Retailer shall permit Bank to negotiate to purchase the portfolio from the unaffiliated issuer for a period of sixty (60) days. If Bank is unable to agree to the terms of the purchase of such portfolio acceptable to Retailer during the designated time period, Retailer may continue operating such program under the existing arrangement (and such third party or issuer) and may renew such existing arrangement or select another third party issuer provided that the renewal or third party arrangement is more favorable than Bank’s offer.

(c) If the acquired retailer already operates a private label open end credit program on its own account, Retailer may permit Bank to negotiate the purchase of the portfolio and elect for the terms of this Agreement to cover such acquired portfolio or to continue operating such portfolio under the existing arrangement; provided, however, that if Retailer chooses to offer such portfolio to a third party issuer, Bank shall have the right of first offer; provided, further, that Bank must make such an offer within thirty (30) days of Retailer’s notice to Bank and, provided, further, that in the event Bank exercises its right of first offer Retailer shall be under no obligation to award such portfolio to Bank and instead may keep such portfolio or offer it for sale to a third party, provided that such sale to a third party must be on terms more favorable in the aggregate than the terms offered by Bank.

(d) If the acquired retailer does not offer a private label open end credit program, Retailer is under no obligation to offer such a program; provided, however, that if Retailer chooses to operate such a program portfolio through the acquired retailer’s business, such program shall be subject to the terms of this Agreement if the acquired retailer’s business is reasonably consistent with Retailer’s current business. Otherwise, Bank will support such program on terms to be mutually agreed by the Parties.

(e) If, pursuant to Retailer’s acquisition of a new retailer similar in nature to Retailer two (2) or more separate private label credit programs are offered by Retailer (one being the Program), Retailer may elect to have the credit products offered pursuant to each of the programs accepted as payment in Retailer Channels; provided, however, that Retailer shall reimburse Bank for any and all out-of-pocket costs and expenses incurred by Bank in connection with the acceptance of such additional credit products.

6.14 Additional Co-Branded Program. If Retailer acquires, whether by purchase or otherwise, another retailer with a co-branded open-end credit program, then Retailer may, at its sole discretion, continue to operate such acquired program under its existing program agreement through the end of the then current term of such program agreement, after which time such credit program shall become subject to Section 6.9.2 but only to the extent that the application of Section 6.9.2 does not conflict with the express terms of such program agreement.

SECTION 7. CONFIDENTIALITY; OWNERSHIP OF CARDHOLDER INFORMATION

7.1 Confidentiality.

7.1.1 Definitions.

(a) “Confidential Information” of a Party means (i) information that is provided by or on behalf of such Party to the other Party or its agents in connection with the Program, or (ii) information about such Party or its Affiliates, or their respective businesses or employees, that is otherwise obtained by the other Party in connection with the Program, in each case including: (A) information concerning marketing plans, marketing philosophies, objectives and financial results; (B) information regarding business systems, methods, processes, financing data, programs and products; (C) information unrelated to the Program obtained by the other Party in connection with this Agreement, including by accessing or being present at the business location of the other Party; (D) proprietary technical information, including source codes; (E) competitive advantages and disadvantages, technological development, sales volume(s), merchandise mix, business relationships and methods of transacting business, operational and data processing capabilities, and systems software and hardware and the documentation thereof; (F) other information regarding the business or affairs of the other Party or its Affiliates or the transactions contemplated by this Agreement that such other Party or its Affiliates reasonably considers confidential or proprietary; and (G) any copies, excerpts, summaries, analyses or notes of the foregoing. The Parties agree that the terms of this Agreement shall be Confidential Information of both Parties.

(b) Notwithstanding Section 7.1.1(a), “Confidential Information” of a Party shall not include information: (i) already in the possession of the other Party (other than in connection with the structuring, negotiation and execution of this Agreement and the other related documents and the transactions contemplated herein) that is not otherwise subject to an agreement as to confidentiality; (ii) that is obtained in the public domain and which became available in the public domain other than as a result of an unauthorized disclosure by the other Party or its directors, officers, employees or agents in violation of this Agreement; (iii) that is lawfully received by the other Party on a non-confidential basis from a third party authorized to disclose such information without restriction and without breach of this Agreement; and (iv) that is developed by the other Party without the use of any Confidential Information of such Party.

(c) “Receiving Party” means the Party that receives Confidential Information of the other Party, and “Disclosing Party” means the other Party whose Confidential Information is received by the Receiving Party.

7.1.2 Limits on Use and Disclosure.

(a) Each Party shall comply with, and use commercially reasonable efforts to cause its respective Affiliates, directors, officers, employees, representatives and other agents to comply with, the provisions of this Section 7.1.

(b) A Receiving Party shall: (i) keep all Confidential Information of the Disclosing Party secure and confidential; (ii) treat all Confidential Information of the Disclosing Party with the same degree of care as it accords its own Confidential Information, but in no event less than a reasonable degree of care; and (iii) implement and maintain commercially reasonable physical, electronic, administrative and procedural security measures to protect all Confidential Information of the other Party.

(c) A Receiving Party shall not use or disclose Confidential Information of the Disclosing Party except: (i) to perform its obligations or enforce its rights with respect to the Program; (ii) as expressly permitted by this Agreement; (iii) with the prior written consent of the Disclosing Party; (iv) pursuant to a subpoena, summons or other order requesting information that is issued through any judicial, executive or legislative process (“Governmental Request”); (v) by Bank to a bank regulatory agency; or (vi) as otherwise required by Applicable Law.

(d) A Receiving Party shall use commercially reasonable efforts to: (i) limit access to the Disclosing Party’s Confidential Information to those employees, authorized agents, vendors, consultants, service providers and contractors who have a reasonable need to access such Confidential Information in connection with the Program or other purposes permitted by this Agreement, and (ii) obtain contractual confidentiality commitments substantially similar to those set forth in this Section 7.1 from each authorized agent, vendor, consultant, service provider or contractor to which the Receiving Party provides access to the Disclosing Party’s Confidential Information.

(e) Notwithstanding anything else contained in this Agreement, a Party shall not be obligated to take any action with respect to the collection, use or disclosure of information in the Program that such Party believes in good faith would cause, or is reasonably likely to cause, either Party to violate any Applicable Law (including privacy and security laws and the reuse and re-disclosure provisions of the GLBA).

7.1.3 Government Requests and Reports.

(a) If a Receiving Party receives a Governmental Request to disclose any Confidential Information of the Disclosing Party, excluding requests received from a bank regulatory agency with jurisdiction over Bank, the Receiving Party shall, to the extent allowed: (i) notify the Disclosing Party thereof promptly after receipt of such request; (ii) consult with the Disclosing Party on the advisability of taking steps to resist or vary such request; and (iii) if disclosure is required or deemed advisable, cooperate with the Disclosing Party in any attempt by the Disclosing Party to obtain a protective order or other reliable assurance that confidential treatment shall be accorded to the Confidential Information of the Disclosing Party. The Disclosing Party shall reimburse the Receiving Party for reasonable out-of-pocket expenses incurred by the Receiving Party as a result of any attempt by the Disclosing Party to resist or vary the Receiving Party’s response to a Governmental Request.

(b) Each Party agrees, prior to filing any copy of this Agreement with any Governmental Authority, to consult with the other Party with respect to redacting, to the maximum extent practical and consistent with Applicable Law, portions of this Agreement. Notwithstanding the foregoing, the provisions of Sections 7.1.3(a) and (b) shall not apply to disclosures made by Bank to a bank regulatory agency, except in the event that a bank regulatory agency notifies Bank that such agency is initiating a material inquiry regarding the Program and disclosure to Retailer of such notification and related communications by Bank to such agency are not prohibited by Applicable Law.

(c) If a Party or its Affiliate intends to file this Agreement or any other documents related to the Program as an exhibit to any report or other filing with the SEC, such Party or Affiliate shall file with the Secretary of the SEC an application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, at or about the time of such filing; provided, however, that no such filing shall be deemed to violate this Section 7.1. If any Party or its Affiliate thereof intends to file or files this Agreement or any other documents related to the Program with any other Governmental Authority, such Party or Affiliate shall take all commercially reasonable efforts to obtain confidential treatment for this Agreement or such other documents; provided, however, that no such filing shall be deemed to violate this Section 7.1. Each Party shall use commercially reasonable efforts to cooperate with the other Party’s or its Affiliates’ attempts to obtain confidential treatment for this Agreement in accordance with this Section 7.1.

7.1.4 Disposition of Confidential Information. The Receiving Party shall comply with the Disclosing Party’s reasonable instructions regarding the disposition of the Disclosing Party’s Confidential Information after the Repurchase Closing Date (if Retailer purchases or arranges for the purchase of the Accounts) or the Termination Date (if Retailer does not purchase or arrange for the purchase of the Accounts). Such instructions may include, to the extent reasonably practicable, the return or destruction of any and all of the Disclosing Party’s Confidential Information (including any electronic or paper copies, reproductions, extracts or summaries thereof) and certification of compliance with this Section 7.1.4 of such return or destruction by an officer; provided, however, that such return or destruction shall not be required for Confidential Information (a) required to be retained pursuant to the Receiving Party’s disaster recovery plan, (b) that has been submitted to the Receiving Party’s board of directors or a Governmental Authority, or (c) directly related to Bank Technology or Retailer Technology that the Receiving Party is permitted to retain pursuant to Section 5.5; and provided, further, that the Receiving Party in possession of the Disclosing Party’s Confidential Information may retain a copy of such Confidential Information to the extent required by Applicable Law, which copy shall be used solely to comply with such Applicable Law.

7.1.5 Injunctive Relief. Each Receiving Party agrees that any unauthorized use or disclosure of Confidential Information of the Disclosing Party might cause immediate and irreparable harm to the Disclosing Party for which money damages might not constitute an adequate remedy. In that event, the Receiving Party agrees that injunctive relief may be warranted in addition to any other remedies the Disclosing Party may have.

7.2 Privacy and Data Security.

7.2.1 Privacy.

(a) Each Party shall comply with the Applicable Law pertaining to privacy and data security, including Title V, Subtitle A of the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq., as it may be amended from time to time (“GLBA”) and the regulations issued by the Bank’s regulator pursuant to the Act, as the same may be amended from time to time (“Regulations”), including the provisions of the GLBA and the Regulations regarding the use and re-use, and the disclosure and re-disclosure, of “nonpublic personal information” as such term is defined in the GLBA and the Regulations (“Nonpublic Personal Information”). Without limiting the foregoing, each Party shall implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all Nonpublic Personal Information received in connection with the Program.

(b) Each Party shall comply with the privacy policy for the Program as amended from time to time (the “Privacy Policy”). Bank represents and warrants to Retailer that the Program Privacy Policy permits Bank to share Cardholder Information with Retailer and that Retailer may use such information for the purposes contemplated under this Agreement. Bank further covenants that, except to the extent required by Applicable Law, it will not change the Privacy Policy in any way that would restrict or limit the Bank’s ability to share such information with Retailer.

(c) Each Party shall ensure that any third party to whom Nonpublic Personal Information is transferred or made available by or on behalf of either Party signs a written contract with the contracting Party in which such third party agrees: (i) to restrict its use of Nonpublic Personal Information to the use specified in the agreement between the Retailer or Bank and the third party (which use must be in conjunction with the Party’s permitted uses of the information); (ii) to comply with all Applicable Law, Rules and the Privacy Policy; and (iii) to

implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentiality and integrity of all Nonpublic Personal Information as provided with respect to Retailer and Bank in this Section 7.2. Without limiting the foregoing, in the event the contracting Party is Retailer, Retailer shall ensure that Nonpublic Personal Information it receives from Bank under the exception found at Section 502(e)(1)(B) of the GLBA and accompanying provisions of the Regulations that Bank would not otherwise have been permitted to provide to Retailer under the GLBA and the Regulations is used only in connection with the Program and for no other purpose. Additionally, Retailer shall only transfer or make available to such third party such Nonpublic Personal Information as is reasonably necessary for the third party to carry out its contemplated task.

(d) The Parties will use commercially reasonable efforts to use and share information as broadly as possible to foster their relationships with customers, Cardholders and Applicants, while respecting and honoring their privacy rights. Accordingly, notwithstanding the other provisions of this Agreement, a Party shall not be obligated to take any action that such Party reasonably believes in good faith would cause, or is reasonably likely to cause, any Party to violate the Privacy Policy, or the GLBA, the Regulations or any other Applicable Law, or that would cause any Party or its Affiliates, service providers or agents to become a “consumer reporting agency” for purposes of the Fair Credit Reporting Act.

(e) Nothing in this Agreement shall restrict the disclosure by Bank of information relating to its relationship with a Cardholder to a credit reporting agency (consistent with Applicable Law). Subject to this Agreement, Bank may disclose information relating to its relationship with a Cardholder to a Credit Card processor and Bank or Retailer may disclose such information to any service provider that requires such information in order to carry out its duties or permitted activities in relation to the Program; provided, however, that such Credit Card processor or service provider enters into a written agreement with the applicable Party in which it agrees to implement and maintain appropriate administrative, technical and physical safeguards to protect the security, confidentially and integrity of the information which is disclosed to it and, provided, further, that the contracting Party shall be responsible for the functions performed by such Credit Card processor or service provider to the same extent that the contracting Party would be responsible if it performed such obligation itself.

(f) Bank and Retailer agree to negotiate in good faith an amendment if necessary, in the reasonable business judgment of either Bank or Retailer (i) to the provisions of this Agreement related to the use and disclosure of information pertaining to Cardholders and Credit Card Applicants, and (ii) to any other applicable documents such as privacy policies and privacy guidelines, for the purpose of aligning the privacy policies and practices of Bank and Retailer, and assuring continued compliance with Applicable Law.

7.2.2 Data Security.

(a) Each Party shall develop, implement and maintain an information security program that is designed to meet the objectives of the Interagency Guidelines Establishing Standards for Safeguarding Customer Information. Each Party shall have the right to request information on the other Party’s security program and request annual certifications of the other Party that it is in compliance with this Section 7.2.2(a).

(b) Each Party agrees to use up-to-date antivirus tools designed to remove known malicious functionalities from any transmitted data and to prevent the transmission of attacks on the other Party via the network connections between the Parties and to prevent unauthorized access to the other Party’s Systems.

(c) Each Party agrees that it shall maintain reasonable training programs to ensure that its employees and any others acting on its behalf are aware of and adhere to its information security program.

(d) Bank accepts full responsibility for adequately securing any Cardholder Information and Confidential Information in its possession, and shall hold Retailer harmless from any breach of such data from Bank’s Systems or any system of any service provider of Bank. Retailer accepts full responsibility for adequately securing any Cardholder Information and Confidential Information in its possession, and shall hold Bank harmless from any breach of such data from Retailer’s Systems.

7.2.3 Security Breach.

(a) For purposes of this Agreement, a “Breach” with respect to a Party means (i) any event with respect to such Party that is deemed to be a security breach or similar event under any Applicable Law, or (ii) any unauthorized access to or acquisition of, or any loss or misplacement of, either (A) any personally identifiable information relating to a Cardholder, Applicant or Retailer Customer, whether in paper, electronic or other form, in the possession of such Party or its service providers or agents, or (B) any computer or other electronic or physical storage system of such Person or its service providers or agents that contains such information, in each case in a manner that renders misuse of such information reasonably possible. A “Breach” shall not include a de minimis data security event, and neither Party shall be obligated to perform the obligations described in this Section 7.2.3 in the event of such de minimis data security event.

(b) In the event a Party (or one of its agents, subcontractors, or service providers) suffers or believes a Breach has occurred (the “Breached Party”), the Breached Party shall immediately, but in no event more than seventy-two (72) hours, after discovery notify the other Party of any such actual or believed Breach: (i) to Systems maintained by the Breached Party or its service providers or agents that contains any Cardholder Information or Retailer Information, or (ii) with respect to any such Cardholder Information or Retailer Information in the possession of the Breached Party or its service providers or agents. The Breached Party shall follow the notification procedures listed in Schedule 7.2.3.

(c) As promptly as possible, but in no event more than [***], after the discovery of any such actual or believed Breach, provide to the other Party: (i) an estimate of the data security event’s effect on the other Party; (ii) the corrective action taken by the Breached Party; and (iii) all available information regarding such Breach to assist the other Party in implementing its information security response program. The Breached Party shall follow the notification procedures listed in Schedule 7.2.3.

(d) In close coordination with the non-Breached Party, the Breached Party agrees to take action immediately, at its own expense, to investigate the incident and to identify, prevent and mitigate the effects of the Breach, and to carry out any recovery necessary to remedy the impact, subject to any delay occasioned by law enforcement requests. While coordinating closely with the non-Breached Party, it remains the responsibility of the Breached Party to provide an appropriate notice to the individuals that are or may be affected if the Breached Party is required by Applicable Law to provide such notice or the circumstances of the Breach lead the Breached Party to determine that such notice is required for business or reputational reasons. If the non-Breached Party is required under Applicable Law to provide notice to individuals that are or may be affected, the non-Breached Party may opt to give the actual notice to the customer, provided that the Breached Party has given its prior written approval of the form and content of such notice. In such event, the costs of issuing such notice shall be borne by the Breached Party, and the Breached Party shall provide additional notice only in consultation with the non-Breached Party.

7.2.4 Proper Disposal of Records. In connection with any disposal of information under this Agreement, Retailer and Bank, respectively, shall use reasonable measures designed to properly dispose of all records containing personally identifiable information relating to Cardholders, whether in paper, electronic, or other form, including adhering to policies and procedures that require the destruction or erasure of electronic media containing such personally identifiable information so that the information cannot practicably be read or reconstructed. Upon reasonable notice, a Party shall provide the requesting party a certification by an officer of compliance with this Section 7.2.4.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.3 Public Announcements.

7.3.1 Neither Party shall make, or cause to be made, any press release or public announcement in respect of the Program or this Agreement or the transactions contemplated hereby, or otherwise communicate with any news media regarding the Program or this Agreement, without the prior written consent of the other Party (such consent not to be unreasonably withheld) and the Parties shall mutually agree on the timing and contents of any such press release or public announcement and prior to issuing any press releases or making any public announcements concerning this Agreement or the transactions specified herein, the Parties shall consult and mutually agree as to the substance and timing of such releases and announcements.

7.3.2 Notwithstanding Section 7.3.1, a Party shall not be required to consult with or obtain consent from the other Party with regard to (i) press releases and other announcements as may be required by Applicable Law or the applicable rules and regulations of any stock exchange, and (ii) publications prepared solely by and for employees of such Party, or its respective Affiliates, solely for distribution among employees of such Party and its respective Affiliates; and if the Parties consult regarding a response to a press inquiry received by either Party, but are not able to agree upon such response, Retailer may respond if the inquiry relates to Retailer’s business other than participation in the Program and Bank may respond if the inquiry relates to Bank’s business, provided that in either case the Party responding shall do so in its reasonable discretion after due consideration to considerations raised by the other Party.

SECTION 8. REPRESENTATIONS AND WARRANTIES OF RETAILER

Retailer hereby makes the following representations and warranties to Bank during the Term, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each day on which Accounts are opened, any Transaction Data (or modifications thereto) are transmitted, or any action taken by Retailer with respect to the Program:

8.1 Organization and Qualification. Retailer is duly organized, validly existing and in good standing under the laws of the state of Pennsylvania. Retailer is duly qualified and in good standing to do business in all jurisdictions where Retailer is located, except where the failure to so qualify would not have a material adverse effect on the business of Retailer, or where the failure to so qualify would not have a material adverse effect on Retailer or Bank’s ability to continue operation of the Program.

8.2 Corporate Authority.

8.2.1 Corporate Power. Retailer has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement, including to sublicense the Retailer Marks.

8.2.2 Authorization. This Agreement has been duly authorized by all necessary corporate proceedings, has been duly executed and delivered by Retailer and is a valid and legally binding agreement of Retailer duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles).

8.2.3 Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over Retailer is required for, and the absence of which would adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

8.2.4 No Conflict. The execution and delivery of this Agreement by Retailer hereunder and the compliance by Retailer with all provisions of this Agreement shall not: (i) conflict with, result in the breach of, constitute a default under or accelerate, terminate, modify or cancel or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Retailer or Bank is a party or by which it is bound or to which any of its assets is subject, except for such violations, conflicts, breaches, defaults, accelerations, terminations or modifications that would not have a material adverse effect on its ability to fulfill its obligations under this Agreement; or (ii) violate the certificate of incorporation, bylaws, or any other equivalent organizational document of Retailer.

8.3 No Default. Retailer is not in default with respect to any material contract, agreement, lease or other instrument, including with respect to debt or securitization arrangements, except for defaults which would not (individually or in the aggregate) result in a material adverse effect on its ability to perform its obligations hereunder.

8.4 Litigation. There are no actions, suits or proceedings existing or pending against or affecting Retailer before any Governmental Authority which would have a material adverse effect on its ability to perform its obligations hereunder except for proceedings which it is defending and challenging in good faith and which it does not reasonably believe shall result in a final order or judgment materially affecting its ability to perform this Agreement.

8.5 Validity of Charge Slips. As of the date any Transaction Data are presented to Bank in accordance with the provisions of this Agreement, (a) each Charge Slip relating to such Transaction Data shall represent the obligation of a Cardholder in the respective amount set forth therein for Goods or Services sold or rendered, together with applicable taxes, if any, and shall not involve any element of credit for any other purpose, and (b) Retailer has no knowledge or notice of any fact or matter which would immediately or ultimately impair the validity of any Charge Slip relating to such Transaction Data, the transaction evidenced thereby, or its collectability.

8.6 Compliance with Law. Any action or inaction taken by Retailer, Retailer employees and Retailer Locations (where Retailer, Retailer employees or Retailer Locations have a duty to act) in connection with the Program, Bank, and the sales of Goods and/or Services shall be in compliance with all Applicable Law, except where the failure to so comply does not or will not have an adverse effect on Retailer, Bank or the Program.

8.7 Retailer Marks. Retailer has the legal right to use and to permit Bank to use, to the extent set forth herein, Retailer Marks.

8.8 Intellectual Property Rights. In the event Retailer provides any software or hardware to Bank, Retailer has the legal right to such software or hardware and the right to permit Bank to use such software or hardware, and such use shall not violate any intellectual property rights of any third party.

8.9 Sharing of Customer Information. Nothing in Retailer’s current policies and procedures restrict Retailer from entering into the covenants contained in this Agreement that relate to the sharing of Retailer Customer Information.

8.10 Accuracy of Information. All factual information furnished by Retailer to Bank in writing at any time pursuant to any requirement of, or furnished in response to any written request of Bank under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by Retailer to Bank shall be, to Retailer’ best knowledge and belief, true, accurate and complete in every respect material on the date as of which such information has or will be provided.

8.11 No Reliance. Retailer acknowledges and agrees that Bank has not made, and Retailer is not relying on any representation or warranty, express or implied, with respect to the subject matter hereof, except as expressly set forth in this Agreement.

SECTION 9. COVENANTS OF RETAILER

Retailer hereby covenants and agrees with Bank as follows:

9.1 Notices of Changes. Retailer shall as soon as reasonably possible notify Bank of any: (a) change in the name or form of business organization of Retailer, change in the location of its chief executive office or the location of the office where its records concerning the Program are kept; and (b) merger or consolidation of Retailer or the sale of a significant portion of its stock or of any substantial amount of its assets not in the ordinary course of business. Retailer shall furnish such additional information with respect to any of the foregoing as Bank may reasonably request for the purpose of evaluating the effect of such transaction on the financial condition and operations of Retailer and on the Program.

9.2 Retailer Locations. Retailer shall cause all employees and independent contractors of Retailer and all Retailer Channels to comply with the obligations, restrictions and limitations of this Agreement as such are applicable at the Point of Sale of Goods and/or Services.

9.3 Retailer’s Business. Retailer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in order to conduct its business.

9.4 Insurance. Retailer shall maintain insurance policies with insurers and in such amounts and against such types of loss and damage as are customarily maintained by other companies within Retailer industry engaged in similar businesses as Retailer, which may include reasonable self-insured retention limits.

9.5 True and Correct Information. Retailer covenants that all information furnished by it to Bank for purposes of or in connection with this Agreement is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. Except as disclosed to Bank, there is no fact known to Retailer (including threatened or pending litigation) that could materially and adversely affect the financial condition, business, property, or prospects of Retailer.

9.6 Books and Records. Retailer covenants that it shall keep, or cause to be kept, and shall maintain for twenty-four (24) months prior to archiving, proper records, files and books of account in which full, true and correct entries shall be made of all Retailer’s dealings and transactions in relation to the Accounts and the Program.

9.7 Cooperation. Retailer covenants that it shall use commercially reasonable efforts to cooperate with Bank in the operation of the Program and its obligations under this Agreement, including in respect of the settlement of disputes with Cardholders.

9.8 Affiliates. Retailer shall cause each of its Affiliates to perform its respective obligations under this Agreement.

SECTION 10. REPRESENTATIONS AND WARRANTIES OF BANK

Bank hereby makes the following representations and warranties to Retailer during the Term, each and all of which shall survive the execution and delivery of this Agreement, and each and all of which shall be deemed to be restated and remade on each day on which Accounts are opened, any Transaction Data (or modifications thereto) are transmitted, or any action taken by Bank with respect to the Program:

10.1 Organization and Qualification. Bank is a state bank duly organized, validly existing and in good standing under the laws of the State of Delaware. Bank is duly qualified and in good standing to do business in all jurisdictions where such qualification is necessary for Bank to carry out its obligations under this Agreement.

10.2 Corporate Authority.

10.2.1 Corporate Power. Bank has all necessary corporate power and authority to enter into this Agreement and to perform all of the obligations to be performed by it under this Agreement.

10.2.2 Authorization. This Agreement has been duly authorized by all necessary proceedings, has been duly executed and delivered by Bank and is a valid and legally binding agreement of Bank duly enforceable in accordance with its terms (except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equity principles).

10.2.3 Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Authority having jurisdiction over Bank is required for, and the absence of which would materially adversely affect, the legal and valid execution and delivery of this Agreement, and the performance of the transactions contemplated by this Agreement.

10.2.4 No Conflicts. The execution and delivery of this Agreement by Bank hereunder and the compliance by Bank with all provisions of this Agreement shall not: (i) conflict with, result in the breach of, constitute a default under or accelerate, terminate, modify or cancel or require any notice or consent under any agreement, contract, lease, license, instrument or other arrangement to which Bank is a party or by which it is bound or to which any of its assets is subject, except for such violations, conflicts, breaches, defaults, accelerations, terminations or modifications that would not have a material adverse effect on its ability to fulfill its obligations under this Agreement; or (ii) violate the charter, bylaws, or any other equivalent organizational document of Bank.

10.3 Accuracy of Information. All factual information furnished by Bank to Retailer in writing at any time pursuant to any requirement of, or furnished in response to any written request of Retailer under this Agreement or any transaction contemplated hereby has been, and all such factual information hereafter furnished by Bank to Retailer shall be, to Bank’s best knowledge and belief, true, accurate and complete in every respect material on the date as of which such information has or will be provided.

10.4 No Default. Bank is not in default with respect to any material contract, agreement, lease or other instrument, including with respect to debt or securitization arrangements, except for defaults which would not (individually or in the aggregate) result in a material adverse effect on its ability to perform its obligations hereunder.

10.5 Litigation. There are no actions, suits or proceedings existing or pending against or affecting Bank before any Governmental Authority which would have a material adverse effect on its ability to perform its obligations hereunder except for proceedings which it is defending and challenging in good faith and which it does not reasonably believe shall result in a final order or judgment materially affecting its ability to perform this Agreement.

10.6 Compliance with Law. Any action or inaction taken by Bank (where Bank has a duty to act) in connection with the Program shall be in compliance with all Applicable Law except where the failure to so comply does not or will not have an adverse effect on Bank, Retailer or the Program.

10.7 Bank Marks. Bank has the legal right to use and to permit Retailer to use, to the extent set forth herein, the Bank Marks.

10.8 Intellectual Property Rights. In the event Bank provides any software or hardware to Retailer, Bank has the legal right to such software or hardware and the right to permit Retailer to use such software or hardware, and such use shall not violate any intellectual property rights of any third party.

10.9 Sharing of Cardholder Information. Nothing in Bank’s current policies and procedures restrict Bank from entering into the covenants contained in this Agreement that relate to the sharing of Bank Cardholder Information.

10.10 No Reliance. Bank acknowledges and agrees that Retailer has not made, and Bank is not relying on, any representation or warranty, express or implied, with respect to the subject matter hereof, except as expressly set forth in this Agreement.

SECTION 11. COVENANTS OF BANK

Bank hereby covenants and agrees with Retailer as follows:

11.1 Notices of Changes. Bank shall as soon as reasonably possible notify Retailer of any: (a) change in the name or form of business organization of Bank, change in the location of its chief executive office or the location of the office where its records concerning the Program are kept; and (b) merger or consolidation of Bank or the sale of a significant portion of its stock or of any substantial amount of its assets not in the ordinary course of business. Bank shall furnish such additional information with respect to any of the foregoing as Retailer may request for the purpose of evaluating the effect of such transaction on the financial condition and operations of Bank and on the Program.

11.2 Bank’s Business. Bank shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in order to conduct its business.

11.3 Insurance. Bank shall maintain insurance policies with insurers and in such amounts and against such types of loss and damage as are customarily maintained by other banks engaged in similar businesses as Bank, which may include reasonable self-insured retention limits.

11.4 True and Correct Information. Bank covenants that all information furnished by Bank to Retailer for purposes of or in connection with this Agreement is true and correct in all material respects and no such information omits to state a material fact necessary to make the information so furnished not misleading. Except as disclosed to Retailer, there is no fact known to Bank (including threatened or pending litigation) that could materially and adversely affect the financial condition, business, property, or prospects of Bank.

11.5 Books and Records. Bank covenants that it shall keep, or cause to be kept, and shall maintain for twenty-four (24) months prior to archiving, proper records, files and books of account in which full, true and correct entries shall be made of all dealings and transactions in relation to the Accounts and the Program.

11.6 Cooperation. Bank covenants that it shall use commercially reasonable efforts to cooperate with Retailer in the operation of the Program and its obligations under the Agreement, including in respect of the settlement of disputes with Cardholders.

11.7 Securitization.

11.7.1 Bank’s Right to Securitize. Subject to the provisions of this Section 11.7, Bank shall have the right to securitize, pledge or participate the Accounts Receivables or any part thereof by itself or as part of a larger offering at any time. Such securitization, pledge or participation shall not affect Retailer’s rights or Bank’s obligations hereunder. Bank shall not securitize, pledge or participate the Accounts Receivables in any manner that will encumber any of Retailer’s rights hereunder to purchase the Portfolio. Notwithstanding anything herein to the contrary, Bank may, at any time and from time to time, sell any of the Accounts Receivables pursuant to a securitization of such receivables. Nothing contained herein shall be deemed to require the prior written approval of Retailer in connection with any such securitization transaction. In connection with a securitization of the Accounts Receivables, Retailer agrees to provide Bank with such information and to execute and deliver such documents as may reasonably be requested by Bank with respect to any such securitization transaction in order to facilitate compliance by Bank with Applicable Law.

11.7.2 Limitations. Notwithstanding the foregoing, (i) Bank shall not purport to grant any rights under this Agreement to a third party in connection with any such securitization, nor shall any third party have any recourse against Retailer with respect to any such securitization transaction, (ii) Bank shall securitize only on terms and conditions that permit such arrangements to be unwound or that allow removal or substitution of Portfolio assets in the event that Retailer purchases the Portfolio pursuant to the terms hereof or in the event Bank’s securitization arrangements are terminated for any reason, and (iii) neither Bank nor any Person who is a party to such securitization, participation, or other financing arrangement involving Accounts Receivable or any legal or beneficial interest therein shall have the right to use the Retailer Marks or otherwise refer to Retailer or its Affiliates in connection with any securitization, participation, or financing in any disclosure material other than in accordance with traditional and customary standards, or as required or advisable under Applicable Law. Retailer agrees that Bank shall have ninety (90) days from Retailer’s notice that it will exercise its purchase option to unwind a securitization in accordance with the foregoing clause (ii).

11.8 Affiliates. Bank shall cause each of its Affiliates to perform its respective obligations under this Agreement.

SECTION 12. AUDIT RIGHTS

12.1 Audit. No more than once a year, or at any time there is a Dispute between the Parties as to monies owed hereunder by either Party to the other, or in the event of a security breach, upon reasonable prior notice to the other Party, each Party shall have the right to conduct, or at the request of the Party to be audited, select a third party reasonably acceptable to the other Party to conduct audits of the other Party’s records, files and books of account (including nonfinancial information) that relate to any calculation to be made pursuant to the terms of this Agreement. Such audit shall be at the auditing Party’s sole cost and expense, conducted during normal business hours with an employee of the audited Party present and shall minimize interference with the audited Party’s normal business operations. In addition, Retailer shall permit regulatory bodies having jurisdiction over Bank to visit Retailer’s facilities related to the Program during normal business hours with prior written advance notice.

12.2 Limitations. Notwithstanding the foregoing audit rights, a Party shall not be required to provide access to records to the extent that: (a) such access is prohibited by Applicable Law; (b) such records are legally privileged; (c) such records are company planning documents of such Party or any of its Affiliates, operating budgets, management reviews or employee records; or (d) such records relate to other customers or operations of such Party other than the Program or to personnel records not normally disclosed in connection with audits.

12.3 SSAE-16 Reports. In the event Bank undertakes any SSAE-16 audit, Bank shall provide Retailer copies of such audit reports within thirty (30) days of the issuance of the report.

SECTION 13. INDEMNIFICATION

13.1 Indemnification by Retailer. Retailer agrees to protect, indemnify, defend and hold harmless Bank, its Affiliates, and the shareholders, employees, officers, and directors of each of Bank and its Affiliates, from and against any and all Indemnified Losses, to the extent such Indemnified Losses arise out of, are connected with, or result from:

13.1.1 Bank’s commercially reasonable acts or omission to act consistent with Retailer’s written instructions;

13.1.2 any false or misleading representation by Retailer to a Cardholder or Applicant for a Credit Card (other than at the direction of Bank) relating to an Account;

13.1.3 any breach by Retailer of any of the terms, covenants, representations, warranties, or other provisions contained in this Agreement or any other instrument or document delivered by Retailer to Bank in connection herewith or therewith.

13.1.4 other than at the written direction of Bank, the failure by Retailer to comply with Applicable Law in connection with its obligations under this Agreement;

13.1.5 any and all advertising, promotions and marketing programs, documents or materials conducted by or on behalf of Retailer (including Inserts), other than references to or descriptions of the Program, including its terms and conditions, which have been approved in writing by Bank prior to their use;

13.1.6 any other act, or omission where there was a duty to act, by Retailer or its employees, officers, directors, shareholders, agents or licensees or any independent contractors hired by Retailer relating to an Account, a Cardholder, an Applicant or Accounts Receivable;

13.1.7 infringement of the intellectual property of a third party by the Retailer Technology, Retailer Owned Modifications, and any Retailer Created Technology;

13.1.8 the operation of a Second Look Program by a Person other than Bank, excluding any breach by Bank of its obligations under this Agreement in connection with such Second Look Program;

13.1.9 Bank’s use of the Retailer Marks in accordance with the terms of this Agreement;

13.1.10 any and all Claims relating to Goods and/or Services; or

13.1.11 any administration of, or work or services performed on, any Retailer Website on behalf of Retailer;

13.1.12 provided, however, that in no event shall Retailer be obligated to indemnify Bank under this Section 13.1 against any Indemnified Losses to the extent such Indemnified Losses result from (a) the willful or negligent acts or omissions of Bank, (b) any violation by Bank of any term of any Credit Card Agreement or any other agreement, understanding, or representation between Bank and any Cardholder relating to such Cardholder’s Account, or (c) Bank’s failure to comply with Applicable Law to the extent required by this Agreement in operation of the Program.

13.2 Indemnification by Bank. Bank agrees to protect, indemnify, defend and hold harmless Retailer and its shareholders, employees, officers, and directors, from and against any and all Indemnified Losses to the extent such Indemnified Losses arise out of, are connected with, or result from:

13.2.1 Retailer’s commercially reasonable acts or omission to act consistent with Bank’s written instructions;

13.2.2 Bank’s failure of any of its compliance obligations under this Agreement, (b) the failure by Bank to comply with its obligations under this Agreement with respect to the Credit Cards, Credit Card Applications and Credit Card Agreements; and (c) any credit or other products and services, including any documentation related thereto (other than those related to the Program), offered or sold by Bank, or its agents and independent contractors, to Cardholders;

13.2.3 any transaction, contract, understanding, promise, representation or relationship, actual, asserted, or alleged, between Bank and any Cardholder relating to an Account (other than for the sale of Goods and/or Services);

13.2.4 any and all descriptions of the Program, including its terms and conditions, in any advertising, promotions and marketing programs, documents or materials relating to the Program that have been approved in writing by Bank prior to their use;

13.2.5 any administration of, or work or services performed on, any Bank webpage;

13.2.6 any breach by Bank of any of the terms, covenants, representations, warranties or other provisions contained in this Agreement or any other instrument or document delivered by Bank to Retailer in connection herewith or therewith.

13.2.7 any other act, or omission where there was a duty to act, by Bank or its employees, officers, directors, shareholders, agents or licensees or any independent contractors hired by Bank relating to an Account, a Cardholder, an Applicant or Accounts Receivable;

13.2.8 the failure of Bank to comply with Applicable Law in connection with the Program or the matters contemplated by this Agreement;

13.2.9 infringement of the Intellectual Property of a third party by the Bank Technology, Bank Owned Modifications, and any Bank Created Technology; or

13.2.10 account collections or Bank’s collection procedures; provided, however, that in no event shall Bank be obligated to indemnify Retailer under this Section 13.2 against any Indemnified Losses to the extent such Indemnified Losses result from (a) the willful or negligent acts or omissions of Retailer, (b) the operation of a Second Look Program by a Person other than Bank, or (c) Retailer’s failure to comply with Applicable Law to the extent required by this Agreement in operation of the Program.

13.3 Notice. If a Party receives notice of any Claim for which indemnification may be available under this Agreement (the “Indemnified Party”), the Indemnified Party must promptly notify the other Party (the “Indemnifying Party”) in writing of the Claim, including, if possible, the amount or estimate of the amount of liability arising from it. The Indemnified Party shall use its commercially reasonable efforts to provide notice to the Indemnifying Party no later than fifteen (15) days after receipt by the Indemnified Party in the event a suit or action has commenced, or thirty (30) days under all other circumstances; provided, however, that the failure to give such notice shall not relieve an Indemnifying Party of its obligation to indemnify except to the extent the Indemnifying Party is materially prejudiced by such failure.

13.4 Right to Defend Claims; Coordination of Defense. The Indemnifying Party shall have the right to defend any such Claim at its expense and in the name of the Indemnified Party, and shall select the counsel for the defense of such Claim as approved by the Indemnified Party, such approval not to be unreasonably withheld, conditioned or delayed, and shall reasonably cooperate with the Indemnified Party in the conduct of the defense against such Claim. Notwithstanding the foregoing, the Indemnifying Party shall not have the right to defend any such Claim if: (a) it refuses to acknowledge fully its obligations to the Indemnified Party (but only as to the obligations specific to the Indemnifying Party in the event a Claim gives rise to indemnification obligations of more than one Party); (b) it contests (in whole or in part), its indemnification obligations (but only as to the obligations specific to the Indemnifying Party in the event a Claim gives rise to indemnification obligations of more than one (1) Party); (c) it fails to employ appropriate counsel approved by the Indemnified Party to assume the defense of such Claim or refuses to replace such counsel upon the Indemnified Party’s reasonable request, as provided for herein; (d) the Indemnified Party reasonably determines that there are issues which could raise possible conflicts of interest between the Indemnifying Party and the Indemnified

Party or that the Indemnified Party has claims or defenses that are separate from or in addition to the claims or defenses of the Indemnifying Party; or (e) such Claim seeks an injunction, cease and desist order, or other equitable relief against the Indemnified Party. In each such case described in clauses (a) – (e) above, the Indemnified Party shall have the right to direct the defense of the Claim and retain its own counsel, and the Indemnifying Party shall pay the cost of such defense, including reasonable attorneys’ fees and expenses. The Parties agree to cooperate in good faith to coordinate the defense of any Claim that may give rise to indemnification obligations of more than one (1) Party or that may include allegations that are not subject to indemnification.

13.5 Indemnifying Party Election. If the Indemnifying Party elects and is entitled to compromise or defend such Claim, it shall within thirty (30) days (or sooner, if the nature of the Claim so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party shall, at the expense of the Indemnifying Party, reasonably cooperate in the defense of such Claim. In such case, the Indemnified Party shall have the right to participate in the defense of any Claim with counsel selected by it. Except as provided in Section 13.4, the fees and disbursements of such counsel shall be at the expense of the Indemnified Party.

13.6 Settlement of Claims. The Indemnifying Party shall have no obligation to pay the monetary amount of the settlement of any claim entered into by the Indemnified Party without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed). Notwithstanding the Indemnifying Party’s right to direct the defense against any Claim, the Indemnifying Party shall not have the right to compromise or enter into an agreement settling any Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) which imposes liability or obligations on the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed) and shall not compromise or enter into an agreement settling any Claim, which does not impose liability or obligations, without prior written notice to, and consultation with, the Indemnified Party. Notwithstanding the foregoing, the Indemnifying Party may, upon prior written notice to and consultation with, the Indemnified Party, compromise or enter into a settlement agreement that involves solely the payment of money by the Indemnifying Party, provided such settlement includes a complete, unconditional, irrevocable release of the Indemnified Party with respect to such Claim and such settlement is not likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party.

13.7 Subrogation. The Indemnifying Party shall be subrogated to any Claims or rights of the Indemnified Party as against any other Persons with respect to any amount paid to the Indemnifying Party under this Section 13. The Indemnified Party shall reasonably cooperate with the Indemnifying Party, at the Indemnifying Party’s expense, in the assertion by the Indemnifying Party of any such claim against such other Persons.

13.8 Indemnification Payments. Amounts owing under this Section 13 shall be paid promptly upon written demand for indemnification containing in reasonable detail the facts giving rise to such liability.

13.9 Limitation on Indemnified Losses and Damages. A Party shall not be liable to the other Party under or in connection with this Agreement or the Program for any liquidated, special, consequential, punitive and exemplary damages; provided, however, this Section13.9 shall not apply to any Indemnified Losses or damages arising out of (i) a knowing and intentional breach of this Agreement due to the actions (or inactions) of the senior management of a Party; (ii) the gross negligent actions (or inactions) of a Party; (iii) the failure of a Party to comply with Section 4.8 [Use of Cardholder Information], Section 7.1 [Confidentiality], Section 7.2 [Privacy and Data Security] or a Party’s misuse of the other Party’s Marks; or (iv) third party damages claims to the extent such third party claims otherwise fall under a Party’s indemnity obligations hereunder.

SECTION 14. TERM AND TERMINATION

14.1 Term. The Term of this Agreement shall be as set forth on Schedule 14.1.

14.2 Termination with Cause by Bank; Bank Termination Events. Each of the following conditions or events shall constitute a “Bank Termination Event,” pursuant to which Bank may terminate this Agreement by providing Retailer written notice of its intent to terminate the Agreement as provided herein.

14.2.1 Insolvency; Financial Condition.

(a) If Retailer shall: (i) file, or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; (v) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Retailer to perform under this Agreement or the Program; or (vi) receive an adverse opinion by its auditors or accountants as to its viability as a going concern. Upon the occurrence of such an event, Bank shall have the right to terminate this Agreement by providing written notice to Retailer of its intent to terminate; provided, however, that any such notice must be delivered within ninety (90) days after Bank becomes aware of such event. This Agreement shall terminate upon one hundred and eighty (180) days after delivery of Bank’s termination notice.

(b) Notwithstanding anything in Section 14.2.1(a) to the contrary, no termination shall occur, as long as Retailer continues to be: (a) engaging in its ordinary course of business in at least seventy percent (70%) of Retailer Locations, including in the case of any Chapter 11 bankruptcy through debtor-in-possession operations permitted by Applicable Law; (b) not in material default of any of its other material obligations under this Agreement beyond any applicable cure period, exclusive of defaults excused by 11 U.S.C. § 365(e)(1); and (c) has reasonably sufficient financing or operating capital to continue such ordinary course operations in at least seventy percent (70%) of Retailer Locations for the next calendar month, including in the event of any Chapter 11 bankruptcy through debtor-in-possession financing pursuant to 11 U.S.C. § 364. In the event of any involuntary bankruptcy case against Retailer, termination shall be deferred for a reasonable period either (i) not to exceed sixty (60) days while Retailer is diligently disputing the involuntary bankruptcy petitions, or (ii) not to exceed ten (10) days while Retailer is arranging to convert that involuntary case to a voluntary Chapter 11 case in which Retailer would be entitled to continue the Agreement as described above.

14.2.2 Breach. If Retailer shall materially default in the performance of or compliance with any term or materially violates any of the covenants, representations, warranties or agreements contained in this Agreement and Retailer shall not have remedied such default within thirty (30) days after written notice thereof from Bank. Upon the occurrence of such an event, Bank shall have the right to terminate this Agreement by providing written notice to Retailer of its intent to terminate. This Agreement shall terminate upon sixty (60) days after delivery of Bank’s termination notice. In the event that this Agreement terminates pursuant to this Section 14.2.2, Retailer shall reimburse Bank the unamortized portion of the Signing Bonus in accordance with Schedule 6.6.6, Paragraph 2.

14.2.3 Additional Bank Termination Event. Bank shall have the right to terminate this Agreement as described in Schedule 14.2.3.

14.3 Termination with Cause by Retailer; Retailer Termination Events. Each of the following conditions or events shall constitute a “Retailer Termination Event” hereunder, and Retailer may terminate this Agreement by providing Bank written notice of its intent to terminate as provided herein.

14.3.1 Adequate Capitalization. Retailer shall have the right to terminate this Agreement upon not less than sixty (60) days’ prior written notice if Bank shall fail to be at least “adequately capitalized,” as that term (or any replacement term therefore) is defined from time to time in regulations applicable to Bank’s capital, and Bank’s failure to be “adequately capitalized” is not cured by the end of the next Fiscal Quarter after the quarterly date Bank is determined to have failed to meet such requirement.

14.3.2 Insolvency; Financial Condition.

(a) If Bank shall: (i) file or consent by answer or otherwise to the filing against it, of a petition for relief, reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers for itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; (v) take corporate action for the purpose of any of the foregoing and such event shall materially adversely affect the ability of Bank to perform under this Agreement or the operation of the Program; or (vi) receive an adverse opinion by its auditors or accountants as to its viability as a going concern. Upon the occurrence of such an event, Retailer shall have the right to terminate this Agreement by providing written notice to Bank of its intent to terminate; provided, however, that any such notice must be delivered within ninety (90) days after Retailer becomes aware of such event. This Agreement shall terminate upon one hundred and eighty (180) days after delivery of Retailer’s termination notice.

(b) Notwithstanding anything in Section 14.3.2(a) to the contrary, no termination shall occur, as long as Bank continues to be: (a) engaging in its ordinary course of business, including in the case of any Chapter 11 bankruptcy through debtor-in-possession operations permitted by Applicable Law; (b) not in material default of any of its other material obligations under this Agreement beyond any applicable cure period, exclusive of defaults excused by 11 U.S.C. § 365(e)(1); and (c) has reasonably sufficient financing or operating capital to continue such ordinary course operations for the next calendar month, including in the event of any Chapter 11 bankruptcy through debtor-in-possession financing pursuant to 11 U.S.C. § 364. In the event of any involuntary bankruptcy case against Bank, termination shall be deferred for a reasonable period either (i) not to exceed sixty (60) days while Bank is diligently disputing the involuntary bankruptcy petitions, or (ii) not to exceed ten (10) days while Bank is arranging to convert that involuntary case to a voluntary Chapter 11 case in which Bank would be entitled to continue the Agreement as described above.

14.3.3 Breach. Except with respect to the Service Standards and failure to pay Retailer in conformance with Section 6.6, if Bank shall materially default in the performance of or compliance with any term or materially violates any of the covenants, representations, warranties or agreements contained in this Agreement and Bank shall not have remedied such default within thirty (30) days after written notice of the default thereof shall have been received by Bank from Retailer. Upon the occurrence of such an event, Retailer shall have the right to terminate this Agreement by providing written notice to Retailer of its intent to terminate. This Agreement shall terminate upon one hundred eighty (180) days after delivery of Retailer’s termination notice.

14.3.4 Service Level Standards Default. Retailer shall have the right to terminate as set forth in Schedule 4.9.3. This Agreement shall terminate upon one hundred and eighty (180) days after delivery of Retailer’s termination notice.

14.3.5 Bank Payments. If Bank fails to pay Retailer in full as required under Section 6.6, other than payments Disputed by Bank in good faith, or Bank repeatedly fails to make timely payment as set forth in Section 6.6, then within ten (10) days after receipt of written notice of such default. Upon the occurrence of such an event, Retailer shall have the right to terminate this Agreement by providing written notice to Bank of its intent to terminate. This Agreement shall terminate upon a time period determined by Retailer, in its sole discretion. Notwithstanding the foregoing, in the event that Bank fails to pay Retailer in full within the time periods set out in Section 6.6, Retailer may immediately, without being in default of this Agreement or causing a Bank Termination Event, suspend performance of any of its duties under this Agreement in whole or in part. By means of illustration, if Bank fails to pay Retailer in full for customer transactions according to the time such payment is due under Section 6.6, Retailer may immediately cease to honor the Credit Card for some or all transactions at any or all Retailer Locations during the ten (10) day cure period.

14.3.6 Change in Credit Policy or Account Underwriting Criteria. Retailer shall have the right to terminate this Agreement as set forth in Schedule 4.3.1. This Agreement shall terminate upon one hundred and eighty (180) days after delivery of Retailer’s termination notice, as set forth in Schedule 4.3.1.

14.3.7 Additional Retailer Termination Events. Retailer shall have the rights to terminate this Agreement as described in Schedule 14.3.7.

14.4 Force Majeure Event. Either Bank or Retailer shall have the right to terminate the Agreement upon fifteen (15) days written notice to the other Party, if the performance by the other Party of its obligations under this Agreement is prevented or materially impeded, without ability to cure, for a period of not less than sixty (60) consecutive days by a Force Majeure Event.

SECTION 15. EFFECTS OF TERMINATION

15.1 General Effects.

15.1.1 Rights of the Parties. Upon termination of this Agreement, the Parties shall have any rights or remedies available to such Party under this Agreement or in law or equity.

15.1.2 Effective Termination Date. The effective termination date of this Agreement (the “Termination Date”) shall be the later of the closing date for a purchase as set forth in Schedule 15.4.2 (“Repurchase Closing Date”) or:

(a) in the event a notice of termination is delivered pursuant to Schedule 14.1, the expiration date of the Initial Term or Renewal Term, as applicable; and

(b) in the event a notice of termination is delivered pursuant to Sections 14.2 or 14.3, the date specified in such notice in accordance with this Agreement.

15.2 Bank Payment Obligations. Other than payments incurred prior to the Termination Date that may be paid by Bank after the Termination Date, Bank’s obligations to pay Retailer amounts due after the Termination Date shall cease upon the Termination Date.

15.3 Continuing Performance. Except as otherwise expressly provided in this Agreement, Bank and Retailer shall perform their respective obligations under this Agreement through the Termination Date. Without limiting the generality of the foregoing, during the period between the issuance of a notice of termination and the Termination Date: (a) Bank shall continue to offer new Accounts but neither Retailer nor Bank shall solicit any Cardholders, as such, or any individual on the Cardholder List, as such, for any credit card (other than a Credit Card) to replace a Credit Card; provided, however, that nothing in this Section 15.3 shall be deemed to prohibit or otherwise preclude Retailer or Bank from conducting general solicitations irrespective of whether such general solicitations may include Cardholders or any individual on the Cardholder List, so long as the fact that any such included Persons are Cardholders or on the Cardholder List shall not be a criteria for inclusion in such general solicitations; (b) Bank shall continue to pay Retailer all Net Proceeds as provided in Section 6.6; and (c) Retailer and Bank shall mutually agree on all Customer communications relating to termination of this Agreement; provided, however, that Retailer may not withhold its consent from any communications that Bank may be required by Applicable Law to make to Cardholders.

15.4 Retailer Account Purchase.

15.4.1 Provision of Program Data. Upon the issuance of a notice of termination or non-renewal, Retailer may request and Bank shall disclose to Retailer, or any Person designated by Retailer, information that is reasonably necessary for Retailer or Retailer’s designee to value the Portfolio. Such information shall include, at a minimum, customary Account level and portfolio-level profitability and segmentation information as set forth on Schedule 15.4.1 (“Program Data”), to be updated on a quarterly basis at Retailer’s request. Bank shall be obligated to provide Program Data within thirty (30) days of Retailer’s request during the twelve (12) month period prior to the end of the Initial Term, at any time thereafter, or at any time should a right to terminate the Agreement arise for either Party.

15.4.2 Option to Purchase. Upon the delivery of any notice of termination by either Party, Retailer shall have the option to purchase, or designate a third party to purchase, the Portfolio. The terms and conditions of such purchase are set forth on Schedule 15.4.2.

15.5 Treatment of Portfolio Assets if Retailer Does Not Exercise Purchase Option. In the event Retailer does not exercise its Purchase Option or Retailer fails to close a Portfolio sale:

15.5.1 Bank shall have the option to:

(a) Liquidate the Accounts;

(b) Rebrand the Accounts and associated Accounts Receivables, provided, however, that Bank shall not rebrand the Accounts for the benefit of a restricted card program as set forth in Schedule 15.5.1(b) (“Restricted Card Program”) nor shall any such Accounts be rebranded in a confusingly similar manner to the Credit Cards;

(c) Sell the Accounts and associated Accounts Receivables provided that they are not sold to or for the benefit of a Restricted Card Program; or

(d) Any combination of Sections 15.5.1(a), (b) and (c).

15.5.2 Bank shall be required to destroy Retailer Customer information, including Customer Lists provided by or on behalf of Retailer or compiled by Bank throughout the Term, and shall not use Retailer’s Confidential Information for any purposes except as required by Applicable Law.

15.5.3 Subject to Applicable Law, Retailer shall be required to destroy Bank’s Confidential Information and shall not use Bank’s Confidential Information for any purpose.

15.6 Use of Retailer Marks. Following the Termination Date or the Repurchase Closing Date, as applicable, Bank shall cease to use the Retailer Marks and shall substitute or cancel the Credit Cards, and shall not claim any right, title, or interest in or to the Retailer Marks granted pursuant to this Agreement; provided, however, Bank shall be permitted to use the Retailer Marks, subject to the following proviso, for a period of ninety (90) days following the Termination Date or the Repurchase Closing Date, as applicable; provided, further, that Bank may use the Retailer name solely as necessary to administer and collect the balances due on such Accounts for so long as such balances remain outstanding.

15.6.1 No Program Marketing. After the Termination Date, Bank shall not market the Program; provided, however, that Bank shall conclude any solicitation that is required by Applicable Law.

15.6.2 Retailer Rights. After the Termination Date, Retailer shall be free to issue, by itself or through third parties, credit cards, including credit cards bearing Retailer Marks.

SECTION 16. MISCELLANEOUS

16.1 Entire Agreement. This Agreement constitutes the entire Agreement and supersedes all prior agreements and understandings, whether oral or written, among the parties hereto with respect to the subject matter hereof and merges all prior discussions between them.

16.2 Amendment. Except as otherwise provided for in this Agreement, the provisions herein may be modified only upon the mutual agreement of the parties, however, no such modification shall be effective until reduced to writing and executed by both parties.

16.3 Successors and Assigns. This Agreement and all obligations and rights arising hereunder shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, transferees and assigns. Either Party may assign its rights and obligations under this Agreement. In the event that Retailer sells, transfers or otherwise disposes to an unaffiliated third party all or substantially all the assets of The Bon-Ton Stores, Inc., The Bon-Ton Department Stores, Inc., Bon-Ton Distribution, Inc., The Bon-Ton Stores of Lancaster, Inc., The Elder-Beerman Stores Corp., CarsonPirie Scott II Inc., and McRIL, LLC, the purchaser in such transaction is a successor, transferee and/or assignee of Retailer (the defined party to this Agreement), and the terms of this Agreement shall be binding upon such purchaser (regardless of whether or not such Person is a parent, Affiliate, or party with some other relationship of the kind with Retailer, and regardless of under what name the business is conducted).

16.4 Waiver. No waiver of the provisions hereof shall be effective unless in writing and signed by the party to be charged with such waiver. No waiver shall be deemed to be a continuing waiver in respect of any subsequent breach or default either of similar or different nature unless expressly so stated in writing. No failure or delay on the part of either party in exercising any power or right under this Agreement shall be deemed to be a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right.

16.5 Severability. If any of the provisions or parts of the Agreement are determined to be illegal, invalid or unenforceable in any respect under any applicable statute or rule of law, such provisions or parts shall be deemed omitted without affecting any other provisions or parts of the Agreement which shall remain in full force and effect, unless, when viewed by an objective commercially reasonable person familiar with the consumer credit card industry, the declaration of the illegality, invalidity or unenforceability of such provision or provisions substantially frustrates the continued performance by, or entitlement to benefits of, either party, in which case this Agreement may be terminated by the affected party, without penalty.

16.6 Notices. All communications and notices pursuant hereto to either party shall be in writing, including a writing by email, and addressed or delivered to it at its address shown below, or at such other address as may be designated by it by notice to the other party, and shall be deemed given when delivered by hand, or two (2) Business Days after being mailed (with postage prepaid) or when received by receipted courier service:

If to Bank:	If to Retailer:
One Righter Parkway, Suite 100	The Bon-Ton Stores, Inc.
Wilmington, DE 19803 Attn: President	2801 East Market Street York, Pennsylvania 17402 Attn: Senior Vice President and Treasurer

With a Copy to:	With a Copy to:
ADS Alliance Data Systems, Inc.	The Bon-Ton Stores, Inc.
3100 Easton Square Place Columbus, OH 43219	2801 East Market Street York, Pennsylvania 17402 Attn: Vice President and General Counsel
Attn.: Law Department

16.7 Captions and Cross-References. The table of contents and various captions in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Section are to such Section of this Agreement.

16.8 GOVERNING LAW / WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL, SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE DICTATES OF THE CONFLICTS OF LAW PROVISIONS OF DELAWARE OR ANY OTHER JURISDICTION, AND THE PARTIES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE IN THE UNITED STATES FEDERAL DISTRICT COURT OF DELAWARE OR DELAWARE STATE COURT HAVING JURISDICTION OVER THE CLAIM. EACH PARTY HEREBY WAIVES ITS RIGHT TO A JURY TRIAL.

16.9 Counterparts. This Agreement may be signed in one or more counterparts, all of which shall be taken together as one agreement.

16.10 Force Majeure.

16.10.1 If the performance by a Party of its respective non-monetary obligations under this Agreement is delayed or prevented (in whole or in part) by acts of God, fire, floods, storms, explosions, accidents, epidemics, war, civil disorder, strikes, terrorism, nuclear or biological disaster, riot or any other similar event or cause not reasonably within such Party’s control, whether or not specifically mentioned herein (any such event, a “Force Majeure Event”), such Party shall be excused, discharged and released of performance to the extent such performance or obligation is so delayed or prevented by the Force Majeure Event without liability of any kind; provided, however, that:

(a) The occurrence of a Force Majeure Event shall not excuse a Party from following the procedures set forth in its disaster recovery plan; and

(b) The Parties shall have the termination rights set forth in Section 14.4.

16.10.2 The Party subject to a delay or prevention as contemplated herein shall, within three (3) days following the occurrence of a Force Majeure Event, notify the other Party of such Force Majeure Event, which notice shall set forth: (a) the nature of the Force Majeure Event; (b) its expected effect(s) and duration; (c) any expected development which may further affect performance hereunder; and (d) the efforts undertaken or to be undertaken to cure such Force Majeure Event or provide substitute performance.

16.11 Relationship of Parties. This Agreement does not constitute the parties as partners or joint venturers and neither party shall so represent itself.

16.12 Survival. No termination of this Agreement shall in any way affect or impair the powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring prior to such termination. No powers, obligations, duties, rights, indemnities, liabilities, covenants or warranties and/or representations of the parties with respect to times and/or events occurring after termination shall survive termination except for the following Sections and their corresponding Schedules: 1.1; 1.2; 2.2.2; 3.6.6; 3.7.1; 4.7.1; 4.7.2; 4.7.3; 4.7.4; 4.7.6; 4.8.2; 5.1.4; 5.2.4; the first two sentences of 5.3; the first two sentences of 5.4; 5.5.2; 5.5.3; 6.4; 6.5; 6.7.1; 6.7.2; 6.7.3; 6.7.4; 6.8; 7.1; 7.2.1(a); 7.2.4; 7.3; 9.8, but only to the extent that any such Affiliate remains obligated under a Section or Schedule that survives pursuant to this Section 16.12; 12.1, but only to the extent there is a Dispute between the Parties as to monies owed hereunder by either Party to the other or in the event of a security breach; 12.2; 13; 15.1.1; 15.2; 15.5; 16; and subsection (2)(b) of Schedule 15.4.2.

16.13 Mutual Drafting. This Agreement is the joint product of Retailer and Bank and each provision hereof has been subject to mutual consultation, negotiation and agreement of Retailer and Bank; therefore to the extent any language in this Agreement is determined to be ambiguous, it shall not be construed for or against any party based on the fact that either party controlled the drafting of the document.

16.14 Independent Contractor. The parties hereby declare and agree that Bank is engaged in an independent business, and shall perform its obligations under this Agreement as an independent contractor; that any of Bank’s personnel performing the services hereunder are agents, employees, Affiliates, or subcontractors of Bank and are not agents, employees, Affiliates, or subcontractors of Retailer; that Bank has and hereby retains the right to exercise full control of and supervision over the performance of Bank’s obligations hereunder and full control over the employment, direction, compensation and discharge of any and all of the Bank’s agents, employees, Affiliates, or subcontractors, including compliance with workers’

compensation, unemployment, disability insurance, social security, withholding and all other federal, state and local laws, rules and regulations governing such matters; that Bank shall be responsible for Bank’s own acts and those of Bank’s agents, employees, Affiliates, and subcontractors; and that except as expressly set forth in this Agreement, Bank does not undertake by this Agreement or otherwise to perform any obligation of Retailer, whether regulatory or contractual, or to assume any responsibility for Retailer’s business or operations.

16.15 No Third Party Beneficiaries. The provisions of this Agreement are for the benefit of the parties hereto and not for any other person or entity, including the current owner of the Retailer Program Accounts.

16.16 Taxes. Retailer shall be responsible for, and agrees to pay, all sales, use, excise, and value-added taxes, or taxes of a similar nature (excluding personal property taxes and taxes based on Bank’s income which shall be borne by Bank), imposed by the United States, any state or local government, or other taxing authority, on all services provided by Bank under this Agreement. Provided, however, that if/when Bank seeks payment from Retailer with respect to any such taxes, Bank shall deliver a written invoice (or other comparable form of written documentation requesting payment and basis therefor) to Retailer in a timely manner relative to when (i) Bank received an invoice or other statement for payment from the subject taxing authority, or (ii) Bank determined (or should have determined, based on Bank’s normal accounting reviews and preparation of tax documents of which such matter should have been a part) that Retailer should pay such amount. The parties agree to cooperate with each other to minimize any applicable sales, use, or similar tax and, in connection therewith, the parties shall provide each other with any relevant tax information as reasonably requested (including, without limitation, resale or exemption certificates, multi-state exemption certificates, information concerning the use of assets, materials and notices of assessments). All amounts set forth in this Agreement are expressed and shall be paid in U.S. dollars.

[Signature block on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in manner and form sufficient to bind them as of the date first above written.

THE BON-TON STORES, INC.	WORLD FINANCIAL NETWORK BANK

By: s/s H. Todd Dissinger	By: /s/ John J. Coane

H. Todd Dissinger	John J. Coane
Printed Name	Printed Name

Senior Vice President – Treasurer and Credit	Vice President & CFO

Title	Title

Schedule 2.1.1

Transition Plan Parameters

Bank shall develop a transition plan to specify the tasks, timelines, responsibilities, dependencies, major milestones and deliverables to perform the functions and services necessary for the transition of the ownership, management and servicing of the Accounts from the Current Provider to Bank including the formation of a transition team, the assignment of project management resources, the development of a contingency planning process, the development of a customer communication plan and the identification of a prioritized set of product enhancements for the Program post transition. Bank, with the assistance and input of Retailer, will develop a mutually agreeable Transition Plan within forty-five (45) days, but in no event later than sixty (60) days after the Effective Date. Bank and Retailer acknowledge that the Parties will continue to adjust the Transition Plan as necessary by mutual agreement during the transition. No later than forty-five (45) days after the Effective Date, Bank will begin reporting the status of the transition to Bank’s and Retailer’s respective Program Managers.

In all cases, Bank and Retailer shall use commercially reasonable efforts to meet the key milestones developed as part of the Transition Plan by the dates specified below. Bank shall report to the Bank Program Manager and Retailer Program Manager on the progress of the Transition Plan and on the progress towards meeting the Systems Transition Date and Servicing Transition Date at least weekly. In the event that either Bank or Retailer reasonably believes that the Systems Transition Date or Servicing Transition Date may not be met within the specified timeframe, Bank and Retailer shall jointly develop a contingency plan taking into consideration Retailer capacity and resource constraints associated with not meeting the Systems Transition Date or Servicing Transition Date, Retailer planned new store openings, and the upcoming Holiday season. Furthermore, Bank shall, with Retailer’s cooperation and support, use its best efforts to reasonably provide assistance to Retailer in order to meet the Systems Transition Date and Servicing Transition Date and to address Retailer’s capacity requirements should the Systems Transition Date or Servicing Transition Date not be met. Such assistance may include re-sequencing or accelerating the transition of critical servicing functions from the Current Provider to Bank.

Key Milestones:

•	Retailer has reviewed and agreed to comply with the Operating Procedures as of the Effective Date.

•	Systems Transition Date by June 21, 2012.

•	Servicing Transition Date by June 21, 2012.

•	Issuance of new plastic cards as agreed to in accordance with the Transition Plan.

•	New Account Terms and conditions mailed to Cardholders as agreed to in accordance with the Transition Plan.

•	Credit Slips and Charge Slips as agreed to in accordance with the Transition Plan.

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The Transition Plan will take into consideration all necessary components, including the following components listed below.

Component	Description

Transition Team & Responsibilities

¡     Designation of managers responsible for developing and executing the Transition Plan (along with interview process as necessary)

¡     Establish project management protocol (e.g., meetings, progress reports, etc.)

Milestones/Priorities

¡     Identification of the major milestones and priorities that constitute the Transition Plan including integration or transfer of management responsibilities, establishment of data sharing protocols, the development of a systems conversion plan, etc.

Timing	¡ Denotation of key dates for each major milestone of the Transition Plan considering the Joint Marketing Plan, seasonality of Retailer’s business, systems freeze periods, etc.

Human Resources	¡ If applicable, impact on and communication plan associated with any human resources aspects of the Transition Plan

Transition Risk Mitigation	¡ Identification of and mitigation plan for major risks associated with the Transition Plan (systems, data feeds, training, testing periods, etc.)

Customer Impact Analysis and Communication Plan

¡     Identification of all major implications for Retailer’s Customers and Cardholders and a review of how the Transition Plan will mitigate risk to the Cardholder (quality monitoring, testing plans, etc.)

¡     Develop a comprehensive Cardholder communication plan (notifications, documentation, etc.)

Store Impact Analysis and Communication Plan

¡     Identification of all major implications for Retailer’s stores and how the Transition Plan will mitigate risk to the stores (e.g., any POS impact, etc.)

¡     Develop a comprehensive communication plan for the stores (documentation, training, etc.)

Data Feeds

¡     Identification and replication (or other delivery of the same functionality) of all data feeds currently received by Retailer from its credit systems

¡     Identification of credit bureau transition requirements

Features and Functionality

¡     Identification and replication (or other delivery of the same functionality) on Bank’s systems of the features and functionality existing on the Current Provider’s credit systems as of the Effective Date

¡     Development of plan to implement real time open to buy functionality for returns and Cardholder payments

2

Component	Description

Documentation Services

¡     Identification and replication (or other delivery of the same functionality, such as imaging) of all custodial, document management, and document retention services with respect to the Credit and Charge Slips.

¡     Physical transportation of relevant Credit and Charge Slips

Cultural Assimilation

¡     Identification of Retailer’s employee training requirements

¡     Creation of Retailer’s employee training program

¡     Cooperation to communicate the unique aspects of Retailer’s strategy, competitive positioning, and Customer philosophies to Bank’s employees to ensure a seamless transition from the Current Provider to Bank

3

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.1.3

Transition Costs

[***] fund a Program Re-launch Fund in the amount of [***], of which [***] shall be jointly allocated by Retailer and Bank, and shall be used to support the launch of the Program and is intended, but not limited, to pay for the following:

[***]

Such funds shall not be directed toward developing new Forms.

The remaining [***] will be utilized to fund the following.

Up to [***] is intended to pay for:

[***]

The following shall be funded by Bank as part of its on-going support for the Program:

[***]

In addition to the amounts above, [***] the sum of [***].

The Parties agree to plan for and account for all transition costs. All expenses charged to the Program Re-launch Fund shall be at direct cost and not include any internal allocations for overhead, staffing costs, travel costs, or other indirect costs. If any of the re-launch expenditures exceed the funds allocated as set forth above, the Parties shall mutually agree to re-allocate the fund.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 2.3

Operating Procedures

Retailer has reviewed and agreed to comply with the Operating Procedures as of the Effective Date. The Bank shall have the right to determine those portions of the Operating Procedures and other Program procedures that are necessary to comply with Applicable Law. The Operating Procedures may be amended or modified by [***] from time to time in accordance with this Agreement.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 2.3.2

Quick Credit and Instant Credit

“Quick Credit” is an in-store application procedure designed to open Accounts as expeditiously as possible at the Point of Sale, whereby an application for an Account might be processed without a paper application being completed by an Applicant. An Applicant’s credit card (Visa, MasterCard, American Express, Discover or other Bank approved private label card) or other Bank approved identification (such as a Driver’s License) is electronically read by a terminal to identify certain information to facilitate a credit analysis. Other data shall be entered into that same terminal by the Retailer’s associate as specified in the Operating Procedures.

“Instant Credit” is an application procedure designed to open Accounts at POS in stores, via a VRU, or through Retailer-designated websites. An Applicant’s application information, as specified in the Operating Procedures, as well as an email address and approval or disapproval of a debt cancellation product, is manually entered into the POS, signature capture device, telephone or web application and is systemically communicated to Bank for disposition. For the avoidance of doubt, Retailer, in its sole discretion, may require a valid “Reference Credit Card,” as specified in Section 5.2 of the Operating Procedures.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 3.6.1

Marketing Fund

The Joint Marketing Plan shall be funded by Bank, or as otherwise may be set forth in the applicable Joint Marketing Plan, or as determined by the Management Committee. With respect to Bank’s contribution, beginning with the first anniversary of the Program Commencement Date, Bank shall allocate to the Marketing Fund annually an amount equal to [***] of the total amount of Net Credit Sales over the twelve (12) Retailer Fiscal Months immediately prior to such anniversary date, to be used in any month. All unused funds in the Marketing Fund [***]. Bank’s contribution to the Marketing Fund shall be utilized solely to promote Next Generation Marketing within the Program, including, but not limited to the following services, to be performed by Retailer or Bank, as appropriate.

[***]

Notwithstanding anything to the contrary herein, on the date that is thirty-six (36) months from the Program Commencement Date, [***] of the total number of Cardholders as of such date, then use of the Marketing Fund shall not be limited to Next Generation Marketing and may be used, at Retailer’s discretion, for any type of prospecting for additional Cardholders.

Consistent with current practices, Retailer shall continue to fund and perform the following:

[***]

The Marketing Fund shall not be used towards the following items, [***]:

•	Expenditures related to the Transition Plan as identified in Schedule 2.1.1

•	Plastic Credit Cards or documentation for Credit Cards

•	New Account terms and conditions documentation, envelopes, and mailing

•	Collateral materials for the Program such as take-one applications

•	Marketing of approved ancillary products and services

•	Billing Statements

•	Compensation of Bank staff

•	Bank overhead

•	Operations of the Program such as customer service, data processing, and other services

New Account discounts and rewards liabilities, including rewards bonus points, shall be funded by Retailer.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.1.3

Management Committee

1. Management Committee Generally.

(a) Functions. The Management Committee shall perform the functions with respect to the Program as set forth herein and any other actions that, pursuant to any express provision of this Agreement, requires the Management Committee’s action or as may be otherwise approved by the Management Committee.

(b) Composition of the Management Committee. The Management Committee shall consist of at least six (6) members, and in any case must be comprised of an equal number of members appointed by each Party, each with comparable seniority. Such members shall be referred to herein, respectively, as the “Retailer Designees” and the “Bank Designees.” The titles of the initial Retailer Designees and Bank Designees shall be as set forth below:

Titles of Retailer Designees	Titles of Bank Designees

[***]	[***]
[***]	[***]
[***]	[***]

The Program Managers shall serve as one of the designees for each respective Party. Bank and Retailer may each remove or replace its designees to the Management Committee from time to time so long as all designees continue to satisfy the requirements of this Paragraph (b); provided, however, that each Party shall provide the other Party with as much prior notice of any such removal or replacement as is reasonably practicable under the circumstances.

(c) Management Committee Action. Subject to Section 4.1.1(d)(ii) and as otherwise expressly set forth elsewhere in this Agreement, the Management Committee shall have authority to take action in the following areas (the “Management Committee Matters”):

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

(i) Subject to Section 3.1.1, design and content of [***] and other Cardholder communications and materials (excluding such communications and materials required by Applicable Law and Bank’s standard Account servicing communications with Cardholders);

(ii) Material changes to program [***] for the Program

(iii) Program marketing budget and Program marketing plans;

(iv) [***];

(v) Ancillary products and services, [***] for such products and services;

(vi) Program value proposition;

(vii) Program competitiveness, in accordance with Section 4.4.2; and

(viii) Such other tasks as are assigned to it by the Agreement or as mutually agreed by the Parties.

2. Proceedings of the Management Committee.

(a) Meetings. The Management Committee shall meet (telephonically unless all Management Committee members agree to meet in person) not less frequently than quarterly and not less than one meeting per twelve (12) months shall be in person. Such meetings shall alternate between each Party’s chosen corporate offices. In addition, any member of the Management Committee may call a special meeting by delivery of at least five (5) Business Days’ prior notice to all of the other members of the Management Committee, which notice shall specify the purpose for such meeting. If fewer than all committee members are present in person, by telephone or by proxy, the business transacted at such special meeting shall be limited to that stated in the notice. Except to the extent expressly provided otherwise in this Agreement, the Management Committee (and any subcommittee formed by it) shall determine the frequency, place (in the case of meetings in person) and agenda for its meetings, the manner in which meetings shall be called and all procedural matters relating to the conduct of meetings and the approval of matters thereafter. A meeting of at least two (2) of each Party’s designees shall constitute a quorum sufficient to take actions in the name of the Management Committee. If one Party has more members present than the other Party, such “extra” members may participate in the meeting.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

(b) Actions. Each Party shall be entitled to one (1) vote on each matter brought before the Management Committee. All decisions of the Management Committee must be unanimous decisions. The Management Committee may take any action authorized under this Agreement either at a meeting or by the written consent of the number of each Party’s designees as is required to constitute a quorum as set forth in Paragraph 2(a) of this Schedule 4.1.3.

(c) Management Committee Matters. Subject to Paragraph 2(b) of this Schedule 4.1.3, Management Committee approval shall be required for all Management Committee Matters, subject to the escalation procedures provided in Paragraph 3 of this Schedule 4.1.3.

3. Disputes. To the extent the Management Committee fails to agree on any matter of material significance to the Program within thirty (30) days after the relevant initial vote, such unapproved matter shall be resolved in accordance with the following:

(a) Informal Dispute Resolution. Any dispute, controversy or claim between the Parties arising out of or relating to this Agreement or any breach thereof (“Dispute”) shall be resolved as follows:

(b) Executive Review. Upon written request of either Retailer or Bank, one designated executive for each party (each an “Escalation Executive”) shall meet for the purpose of attempting to resolve such Dispute in accordance with this Paragraph (b). Such meeting shall be in person or by telephone. Should the Escalation Executives be unable to resolve the Dispute within the designated time period below, the Dispute shall be resolved as follows:

(c) Retailer Matters. Subject to Applicable Law, [***] (“Retailer Matters”):

(i) Subject to Bank systems specifications and capabilities and Section 3.1.1, the design and other marketing aspects of [***];

(ii) Program marketing plans (channels, promotions, etc.) and use of the Marketing Fund;

(iii) Retailer capital expenditures;

(iv) [***];

(v) New credit card products and/or marketing channels proposed by Bank, provided that the economic terms and compensation arrangements related to such products and/or channels are acceptable to both Parties;

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3

(vi) Changes to the Program value proposition;

(vii) [***];

(viii) Subject to Applicable Law, communications with Cardholders (excluding Bank’s standard Account servicing communications with Cardholders);

(ix) [***];

(d) Bank Matters. Subject to Applicable Law, [***] (“Bank Matters”):

(i) Subject to Section 4.3, changes to the Program [***];

(ii) Changes to [***] subject to Section 4.4.1 and 4.4.2;

(iii) Subject to Section 7.2.1(b) and (d), changes to the Program [***];

(iv) Bank capital expenditures (systems, tools, etc.);

(v) Compliance of the Operating Procedures with Applicable Law, [***]; and

(vi) Compliance of the Billing Statements, account documentation and marketing materials with Applicable Law, [***].

(e) Unresolved Disputes. [***] for other unresolved Disputes.

(f) Time Period. A Party’s obligations under this Paragraph 3 shall be deemed satisfied upon the expiration of the fifteen (15) day period immediately following the Escalation Executive meeting to negotiate the Dispute pursuant to this Paragraph 3.

4. Formal Proceedings Prior to Dispute Resolution Procedures. Notwithstanding Paragraph 3, a Party may institute formal proceedings without undertaking the Dispute resolution procedures to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors and to seek temporary or preliminary injunctive relief to protect its intellectual property or its Confidential Information. The commencement of a proceeding pursuant to this provision does not relieve a Party from the Escalation Executive requirement contained in Paragraph 3.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

4

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.3.1

Approval Rates and Credit Limits

1. Approval Rates [***]. Subject to Section 3 below, [***], Bank shall [***] for: (i) [***]; and (ii) [***]. Subject to Section 4 below, the [***] Approval Rate means, [***]

2. Average Credit Limit [***] for New Accounts. Subject to Section 3 below, [***], Bank shall [***].

3. Exclusions. The following Credit Card Applications shall be excluded from the computation of [***] approval rates and [***] average credit limits: (i) [***]; (ii) [***]; and (iii) [***].

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

4. Bank shall use the following [***] for Retailer Locations as indicated by month for purposes of Sections 1 and 2 above:

Month	[***]	[***]	Credit Limit

* [***]

5. Credit Reporting. Bank shall provide Retailer with a [***] report outlining its approval rates and credit limits [***]

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.3.5

Promotional Programs

At the discretion of Retailer, Bank shall provide the Promotional Programs below in order to stimulate Net Credit Sales. The usage and levels of Promotional Programs shall be determined [***]. As used below, “Promotional Financing Cap” means, for any Program Year, with respect to the dollar amount of the Net Promotional Program Credit Sales as a percentage of the [***].

Approved Promotional Programs

Approved Promotional Programs shall include the following:

	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Promotional Program Name	Plan Term	Plan APR	Retroactive Finance Charges Assessed	Effect of Account Holder Delinquency on Plan	Payments Under Plan	Discount Rate
12 month zip	12 months	0%	No	Reverts to reg plan	Equal	[***]
24 month zip	24 months	0%	No	Reverts to reg plan	Equal	[***]
Holiday Bonus	6 months	0%	Yes	Revert to reg plan	Min pay	[***]

The “Minimum Purchase Amount Requirements” for the Approved Promotional Programs are [***].

The Discount Rates are listed in the above table for each Approved Promotional Program. The Discount Rate shall be adjusted on the last Business Day of each Program Quarter following the Program Commencement Date by [***] to the Discount Rates in the above table.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

From time to time, Retailer may propose additional programs to be added to the list of Approved Promotional Programs. To the extent that such additional plans proposed by Retailer are [***], such additional programs proposed by Retailer shall be added to the list of Approved Promotional Programs.

The Net Promotional Program Credit Sales exceeding the Promotional Financing Cap (reflected as a dollar amount and calculated as [***]) during the prior twelve (12) month period, will be subject to a Discount Rate. Retailer payments to Bank each Program Year, if applicable, would be determined on an annual basis as follows: Net Promotional Program Credit Sales (reflected as a dollar amount) minus the product of [***] equals the Net Promotional Program Credit Sales in excess of the Promotional Financing Cap. If the resulting number is positive, multiply the excess amount by the Applicable Discount Rate. The Applicable Discount Rate shall mean [***] based on Net Promotional Program Credit Sales by program. [***].

Within ten (10) days following the end of the month during which the above calculation occurred, Bank shall provide to Retailer the above calculation, along with management reports and supporting data necessary for Retailer to audit the calculations in a timely manner: If the Promotional Financing Cap is exceeded, there shall be included on the year end settlement sheet for such Program Year (and Retailer shall pay to Bank within one month subsequent to such Program Year) an amount equal to the product of the dollar amount by which Net Promotional Program Credit Sales for such Program Year exceeded the Promotional Financing Cap multiplied by the Applicable Discount Rate.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.3.6

Specialty Credit Programs

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 4.4.1-A

Account Terms

The Bank Private Label Credit Card shall include the following customer terms and conditions:

Term/Condition	Store Accounts
Standard APR	Risk based pricing ranging of Prime + 21.74% (currently 24.99% )

Penalty/Default APR	Prime + 26.74% (currently 29.99%)

Penalty/Default APR Assessment	Not before 2 cycles past due

Penalty/Default APR Cure	6 consecutive on-time payments

Compounding	Assess finance charges on previously billed finance charges and fees

Annual/Application/Membership Fee	$0

Late Fees	$25.00 for first occurrence and $35 for each incremental within 6 billing cycles

Late Fee Assessment Date	No less than 23 days after the close of each billing cycle

Minimum Payment	Minimum payments will comply with Applicable Law and will not be less than $25 or the balance, if the balance is less than $25

Balance Computation	1 Cycle Average Daily Balance; Balance Includes New Purchases, Finance Charges, and Fees

Minimum Finance Charge	$2.00

Grace Period	No less than 23 days

Overlimit Fee	$0

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.4.1-B

Changes to Rates and Fees

Changes to Rates and Fees. With respect to any changes in terms affecting the Cardholder rates and fees set forth in Schedule 4.4.1-A, [***].

New Fees. Except as otherwise required by Applicable Law, Bank may charge a new fee (i.e., not charged as of the Program Commencement Date) to Cardholders or Applicants for Credit Cards [***]

Specified Limits. [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.4.1-C

Special Fee Policies

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.4.2

Competitor Card Programs

If any retailer listed below ceases to exist for any reason, including as a result of a merger, combination or closing, or ceases to offer a private label credit card program, Retailer may replace such retailer with another retailer in the same Peer Group category. Any other changes to the Peer Groups shall be agreed upon in the Management Committee and the Management Committee shall discuss the composition of the Peer Groups at least once per Program Year; provided, however, that changes resulting from a shift of a retailer from one (1) Peer Group to the other shall be a Retailer Matter. In no event, however, shall the number of retailers in the Bank Managed Peer Group be greater than three (3) and in no event shall the number of retailers in the Third Party Managed Peer Group be greater than seven (7).

Bank Managed Peer Group

[***]

Third Party Managed Peer Group

Boscov’s

Dillard’s

JC Penney

Target

Kohl’s

Sears

Macy’s

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.6.15

Internet Applications

Bank shall provide, at a minimum, the following internet services for the Program. The cost of such services shall be [***], and such services shall be integrated with the Retailer Websites and be transparent to Cardholders.

•	Real-time authorization and re-authorization for Retailer

•	Internet customer service site, including the following functionality:

•	Summary account information

•	Online bill pay

•	Access to on-line statements

•	Transaction-level detail

•	Payment history

•	Customer service e-mail

•	Account maintenance self-service including address and phone number change, replacement card request, and credit line increase request

•	To the extent available, notice of acceptance of payments via portals such as CheckFree and Spectrum

•	Where applicable, links back to Retailer Websites

Online statements will be formatted and presented to customers [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.6.16

Bank Program Team Specifications

Bank shall provide the following Program human resources to the Program at no cost to Retailer:

	September 30,	September 30,
Position	Number of Staff	Experience & Specifications
[***]	[***]	[***]

Bank will also provide a cross-functional team to support the Program Managers and partnership managers with industry-leading expertise to assist with specific program needs. Specific areas of support include:

•	Customer Service

•	IT

•	Finance

•	Risk

•	Operations

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.9.3

Service Level Standards

1.	Each Service Level Standard, as identified in the chart below, is [***] .

2.	A “Service Failure” shall be deemed to have occurred if [***].

3.	[***]

4.	[***]

Assumptions:

[***]

#	Service Level Standard	Critical SLA
[***]	[***]	[***]

#	Service Level Standard	Non-Critical SLA
[***]	[***]	[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 4.9.8

Authorized Service Providers

None.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.10

Cross-Marketing of Ancillary Products and Services

1. Protection Programs. Bank or an Affiliate may solicit Cardholders for and offer to Cardholders (or arrange for a third party to solicit or provide) protection programs with Retailer’s prior written approval with respect to the content and marketing of such protection program. Preapproved Protection Programs include those set forth below and may be implemented as follows:

Account Assure	CPP Identity Protector

With respect to [***] derived from a protection program, each Program month through the Termination Date (and on a pro rata basis for any non-full Program month period), [***] of the protection program [***] derived from any protection program. No later than fifteen (15) days following the end of each Program month, [***]

2. Enhancement Marketing Services. Bank or an Affiliate may solicit or provide Enhancement Marketing Services with the prior written approval of Retailer with respect to the specific service being offered and the content and marketing of such Enhancement Marketing Service.

Enhancement Marketing Services include those set forth below:

MyCard Extras	MyCard Extras Plus
Lifestyle Perks	Style Matches

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

With respect to [***] derived from an Enhancement Marketing Service, each Program month through the Termination Date (and on a pro rata basis for any non-full Program month period), [***] from the Enhancement Marketing Services. No later than fifteen (15) days following the end of each Program month, [***]. Bank shall not offer any other enhancement programs to Cardholders without the prior written consent from Retailer, and Retailer may approve or disapprove such enhancement programs at its sole discretion.

3. Fees. The fees and charges for protection programs and Enhancement Marketing Services shall be billed to the applicable Cardholder’s Account when appropriate.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 4.13.5

Management Committee Program Projections

The Bank shall prepare and deliver to the Management Committee annual written Program Projections containing the following elements:

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 5.1.1

Retailer Marks

	September 30,	September 30,	September 30,
BERGNER’S & Design	Illinois 095012	10/17/2005	Retail department store services in Class 35
BERGNER’S	Illinois 095011	10/17/2005	Retail department store services in Class 35
BOSTON STORE	Wisconsin 6,482	08/03/1988	Sale of clothing in Class 42

CARSON PIRIE SCOTT	1,143,734	12/16/1980	Retail department store services in Class 42

CARSONS	1,395,289	05/27/1986	Department store services in Class 42
ELDER-BEERMAN (STYLIZED)	1,332,638	04/23/1985	Retail department store services in Class 42
HERBERGER’S	2,278,878	09/21/1999	Retail department store services in Class 35

HERBERGER’S	2,278,879	09/21/1999	Credit card services in Class 36

THE BON-TON (design)	1,661,242	10/15/1991	Retail department store services in Class 42
THE BON-TON	1,680,687	03/24/1992	Retail department store services in Class 42

YOUNKERS (Stylized)	1,795,407	09/28/1993	Retail department store services in Class 42

1

Schedule 5.2.1

Bank Marks

World Financial Network Bank

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.6.6

Payments by Bank

Bank shall make the following payments to Retailer:

1.	Each Business Day, Bank shall wire Retailer an amount equal to [***].

2.	On the Closing Date, Bank shall pay to Retailer a signing bonus (“Signing Bonus”) in the amount of fifty million dollars ($50,000,000). In the event of any termination of this Agreement pursuant to Section 14.2.2 Retailer shall reimburse Bank for [***].

3.	By the fifteenth (15th) day of each month, Bank shall post into settlement an amount equal to [***].

4.	On or before fifteenth (15th) day following the end of each Program Year, Bank shall wire to Retailer an amount equal to [***]

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 6.8.1

Chargebacks and Retailer Presentment Warranties

A. Chargebacks.

Bank can Chargeback a transaction to Retailer and Retailer will assume liability for said transaction if:

(a) for brick and mortar Retailer Locations, a Cardholder disputes the purchase of Goods and/or Services and Retailer failed to obtain a signature on a Credit Slip or an electronic signature;

(b) a Cardholder disputes the delivery of Goods and/or Services and Retailer has not provided Bank with the documentation satisfactory for Bank to substantiate delivery;

(c) any presentment warranties set forth in this Schedule 6.8.1 and made by Retailer prove to be false or inaccurate in any respect, and as a result thereof, the amount of such charge is otherwise unbillable or uncollectible;

(d) the Cardholder asserts any claim or defense against Bank as a result of any act or omission of Retailer allegedly in violation of any Applicable Law provided any such claim or defense constitutes a bona fide claim or defense presented by the Cardholder in good faith;

(e) the amount by which any charge for the purchase of Goods and/or Services is reduced by Retailer as an accommodation to a Consumer alleging dissatisfaction with such Goods and/or Services; or

(f)	as otherwise provided in the Operating Procedures

B. Retailer Presentment Warranties

(a) The Credit Slip represents a bona fide sale by Retailer of Goods and/or Services described in such Credit Slip, the Credit Slip has not been included in any Transaction Record previously transmitted to Bank, and Retailer has delivered or shipped or performed, as applicable, all of the Goods and/or Services listed on such Credit Slip (except to the extent that any of following will be subsequently delivered or performed, including (i) Goods and/or Services purchased by telephone or Internet, and (ii) Merchandise retained by Retailer for repair or warranty services).

(b) Except for Credit Slips with respect to Customer deposits for in-store orders for home delivery and similar delayed delivery programs in the ordinary course of business, Retailer has shipped all the Merchandise listed on such Credit Slip, which were not received by the Cardholder at time of purchase.

(c) The Credit Slip is signed or similarly authenticated.

1

(d) The Credit Slip is not illegible, inaccurate or incomplete and has not been materially altered after being signed by the Cardholder.

(e) The transaction did not involve a cash advance or Goods and/or Services not listed on the Credit Slip and only Goods and/or Services sold by Retailer are the subject of the transaction.

(f)	The Account number of the Cardholder has been accurately printed or electronically captured on the Credit Slip.

(g) Retailer has not nor will it directly or indirectly, take or grant or purport to take or grant any right or security interest in such Credit Slip or any related Credit Slip to or from any third party (other than to Bank).

(h) The transactions giving rise to the Charge Transaction Data were conducted by Retailer in the ordinary course of business and in accordance with all applicable law that pertains to the sale of the Goods and/or Services.

(i) To the knowledge of Retailer, there is no fact, nor any claim or defense of a Cardholder, that would impair the validity, enforceability, or collectability of the obligation of the Cardholder evidenced by the Credit Slip.

(j) The Goods and/or Services were sold by Retailer in the ordinary course of business to Cardholders.

2

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.9.2

Additional Non-Competition Terms

1.	Subject to Section 6.14, [***]

(a) In the event that [***].

(b) Subject to [***].

(c) If [***].

2.	Subject to Paragraph 1 of this Schedule 6.9.2 above, [***].

(a) In the event that [***].

(b) Subject to [***].

(c) If [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 6.11.1

Reports

The Parties will work together to develop the appropriate reporting for Retailer as soon as possible following the Effective Date; it is intended that Retailer will require the following types of reports as listed in this Schedule, subject to reasonable revision by Retailer.

Frequency of Reports

	September 30,	September 30,
Report	Frequency Provided to Retailer	Report Type
Settlement	[***]	[***]
Credit Sales	[***]	[***]
Promotional Financing	[***]	[***]
Credit Card Applications, New Accounts [***]	[***]	[***]
[***]	[***]	[***]
Service Level Standards	[***]	[***]
[***]	[***]	[***]
Cardholder Loyalty Program	[***]	[***]

Bank shall provide the following reports to Retailer [***]. Such reports shall contain the relevant data for the day immediately preceding the report.

1.	Settlement

•	Settlement [***]

2.	Credit sales

•	Report on credit sales [***]

3.	Credit Card Applications

•	Report of all Credit Card Applications [***].

4.	Promotional Financing

•	[***]

5.	New Accounts

•	Report of all [***].

6.	[***]

•	Report of [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Bank shall provide the following non-financial reports to Retailer [***]:

1.	[***]

Report of all [***]

2.	Promotional Financing

[***]

3.	[***]

4.	[***]

5.	Promotional Financing Reports

[***]

6.	Portfolio Marketing Reports

Number of [***]

Itemized detail of [***]

7.	Service Level Standard Reports

Reports detailing [***]

8.	[***]

9.	[***]

10.	[***]

11.	[***]

12.	[***]

13.	Cardholder Loyalty Program

[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

2

Schedule 7.2.1(b)

Privacy Policy

FACTS	WHAT DOES COMENITY DO WITH YOUR PERSONAL INFORMATION?

Why?	Financial companies choose how they share your personal information. Federal law gives consumers the right to limit some but not all sharing. Federal law also requires us to tell you how we collect, share, and protect your personal information. Please read this notice carefully to understand what we do.

What?

The types of personal information we collect and share depend on the product or service you have with us. This information can include:

•        Social Security number and income

•        Account balances and payment history

•        Credit history and credit scores

How?	All financial companies need to share customers’ personal information to run their everyday business. In the section below, we list the reasons financial companies can share their customers’ personal information; the reasons Comenity chooses to share; and whether you can limit this sharing.

September 30,	September 30,	September 30,
Reasons we can share your personal information	Does Comenity share?	Can you limit this sharing?
For our everyday business purposes—such as to process your transactions, maintain your account(s), respond to court orders and legal investigations, or report to credit bureaus	Yes	No
For our marketing purposes—to offer our products and services to you	Yes	No
For joint marketing with other financial companies	Yes	No
For our affiliates’ everyday business purposes—information about your transactions and experiences	Yes	Yes
For our affiliates’ everyday business purposes—information about your creditworthiness	Yes	Yes
For our affiliates to market to you	Yes	Yes
For nonaffiliates to market to you	Yes	Yes

	September 30,	September 30,	September 30,
To limit our sharing

•      World Financial Network Bank customers: Call 1-800-220-1181 (TDD/TTY: 1-800-695-1788) – our menu will prompt you through your choices.

•      World Financial Capital Bank customers: Call 1-877-287-5012 (TDD/TTY: 1-888-819-1918) – our menu will prompt you through your choices.

Please note:

If you are a new customer, we can begin sharing your information 30 days from the date we sent this notice. When you are no longer our customer, we continue to share your information as described in this notice.

However, you can contact us at any time to limit our sharing.

Questions?	Go to comenity.net/privacy or call 1-866-423-1097

<FORM ID#>

1

Who we are

Who is providing this notice?	This privacy notice is provided by the Comenity family of companies, including World Financial Network Bank and World Financial Capital Bank.

What we do

How does Comenity protect my personal information?	To protect your personal information from unauthorized access and use, we use security measures that comply with federal law. These measures include computer safeguards and secured files and buildings.

How does Comenity collect my personal information?

We collect your personal information, for example, when you

•    open an account or provide account information

•    give us your income information

•    use your credit or show your driver’s license

We also collect your personal information from others, such as credit bureaus, affiliates, or other companies.

Why can’t I limit all sharing?

Federal law gives you the right to limit only

•    sharing for affiliates’ everyday business purposes—information about your creditworthiness

•    affiliates from using your information to market to you

•    sharing for nonaffiliates to market to you

State laws and individual companies may give you additional rights to limit sharing. See below for more on your rights under state law.

What happens when I limit sharing for an account I hold jointly with someone else?	Your choices will apply to everyone on your account.

Definitions

Affiliates

Companies related by common ownership or control. They can be financial and nonfinancial companies.

•    Our affiliates include companies with a Comenity name; financial companies such as World Financial Capital Bank and World Financial Network Bank, other World Financial entities; nonfinancial companies such as Epsilon, Alliance Data, and LoyaltyOne.

Nonaffiliates

Companies not related by common ownership or control. They can be financial and nonfinancial companies.

•    Nonaffiliates we share with can include financial service providers, retailers, direct marketers, publishers and nonprofit organizations.

Joint marketing	A formal agreement between nonaffiliated financial companies that together market financial products or services to you. • Our joint marketing partners include lenders and insurance companies.

Other important information

We also will comply with more restrictive state laws to the extent that they apply. For example, if your billing address is in Vermont or California, we will automatically opt you out of sharing your information with nonaffiliates for marketing purposes.

2

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 7.2.3

Notification Procedures

Notification to Retailer. Immediately, but in no event [***], after becoming aware of an actual or believed Breach, Bank agrees to notify Retailer’s Program Manager.

Notification to Bank. Immediately, but in no event [***], after becoming aware of an actual or believed Breach, Retailer agrees to notify Bank’s Program Manager.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

Schedule 14.1

Term

This Agreement shall become effective as of the Effective Date and shall continue in effect until the seventh anniversary of the Program Commencement Date (the “Initial Term”), plus successive two (2) year terms thereafter (each a “Renewal Term”), unless (a) the Agreement is otherwise terminated by a Party pursuant to the provisions of Section 14, or (b) a Party provides the other Party with a notice of termination at least one hundred eighty days (180) prior to the end of the Initial Term or the then current Renewal Term.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 14.2.3

Additional Bank Termination Events

1. [***]. Bank shall have the right to terminate the Agreement if [***]: (i) [***]; (ii) [***]; or (iii) [***] .

[***]

2. [***]. Bank may terminate this Agreement [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 14.3.7

Additional Retailer Termination Events

1.	[***] Retailer shall have the right to terminate this Agreement if [***].

2.	[***]. Retailer shall have the right to terminate this Agreement if [***].

(a)	(i) [***](ii) [***]; or (iii)[***]

(b)	[***].

(c)	[***].

For purposes of this Schedule 14.3.7:

(x)	[***]; and

(y)	[***] .

3.	[***]. Retailer may terminate this Agreement [***].

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 15.4.1

Program Data

A.	Program Data Logistics

•	Bank will provide Program Data including [***]), except for confidential Cardholder identifying information, [***].

•	Bank will provide the Program Data in a customary format [***].

•

Bank will provide documentation in a reasonable and customary manner, including a data dictionary in advance, to allow recipients to load and use the data files in an efficient manner and understand each field name on the data files and the accompanying data.

B.	General Data

•	At a minimum, Bank shall provide the following categories of data. [***]

C.	[***]:

D.	[***]:

E.	[***]:

F.	[***]

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

1

THIS SCHEDULE HAS BEEN REDACTED AND IS THE SUBJECT OF A

CONFIDENTIAL TREATMENT REQUEST PURSUANT TO RULE 24b-2.

REDACTED MATERIAL IS MARKED WITH [***] AND HAS BEEN FILED SEPARATELY WITH THE

SECURITIES AND EXCHANGE COMMISSION.

Schedule 15.4.2

Portfolio Purchase Option

1. Option to Purchase. Upon the delivery of any notice of termination by either Party, Retailer shall have the option to purchase, or designate a third party to purchase, the Portfolio at a purchase price equal to [***] (the “Purchase Option”). Within one hundred eighty (180) days after delivery by Bank of any information requested by Retailer pursuant to this Paragraph 1, Retailer shall notify Bank of whether it shall exercise its Purchase Option. If Retailer fails to timely deliver notice of exercise of the Purchase Option to Bank, Retailer shall be deemed to have elected not to exercise the Purchase Option. If, however, Retailer exercises the Purchase Option, Retailer shall use commercially reasonable efforts to close the purchase sale within one hundred and eighty (180) days of the date on which Retailer exercised the Purchase Option.

2. Bank Cooperation. Bank shall cooperate in the transfer of accounts to Retailer or to its designated third-party purchaser, including by:

(a) Subject to Section 11.7.2, timely removing the Portfolio assets from any securitization;

(b) At Retailer’s request, in order to facilitate a smooth transition process, (i) engaging in Conversion planning and execution prior to, and as necessary after, the termination of this Agreement and (ii) [***]. For avoidance of doubt, after the Repurchase Closing Date: (A) Bank shall have no [***] (B) Bank shall have no [***] and (C) in no instance shall Bank [***]; and

(c) Using good faith efforts to enter into a purchase and sale agreement pursuant to which Retailer or its designated third-party purchaser would purchase the Portfolio. Such agreement shall, at a minimum, include customary, commercially reasonable representations and warranties by Bank regarding the Portfolio assets.

3. [***]. If Retailer arranges for the purchase of the Portfolio and the Repurchase Closing Date is to occur after the Termination Date of this Agreement as a result of any action taken by a Governmental Authority, [***] without the mutual written agreement of the Parties.

4. Purchase of Portfolio. Upon purchase of the Portfolio by Retailer, Bank shall assign to Retailer or its designee, without recourse, all of its right, title and interest in and to the Accounts and Receivables related thereto being transferred.

[***]	REPRESENTS CONFIDENTIAL MATERIAL WHICH HAS BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT IN ACCORDANCE WITH RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. A COMPLETE VERSION OF THIS SCHEDULE HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Schedule 15.5.1(b)

Restricted Card Programs

Belk

Boscov’s

Dillard’s

JC Penney

Target

Kohl’s

Sears

Macy’s

Stage Stores

The Management Committee shall discuss the Restricted Card Programs regularly and agree upon any changes to this list.

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